Exhibit 10.1

Executed Version

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 23, 2021

by and among

NATIONAL RETAIL PROPERTIES, INC.,
as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 12.6.,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

BANK OF AMERICA, N.A.,
as Syndication Agent,

Each of
WELLS FARGO SECURITIES, LLC
and
BOFA SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

Each of
TRUIST SECURITIES, INC.
PNC CAPITAL MARKETS LLC
U.S. BANK NATIONAL ASSOCIATION
and
RBC CAPITAL MARKETS,
as Joint Lead Arrangers and Documentation Agents

SCHEDULE I    Commitments
SCHEDULE 1.1(A)    Existing Letters of Credit
SCHEDULE 1.1.(B)    List of Loan Parties
SCHEDULE 6.1.(b)    Ownership Structure
SCHEDULE 6.1.(f)    Properties
SCHEDULE 6.1.(g)    Indebtedness and Guaranties; Total Liabilities
SCHEDULE 6.1.(h)    Litigation
SCHEDULE 6.1(r)    Affiliate Transactions
SCHEDULE 6.1(x)    Unencumbered Assets

EXHIBIT A    Form of Assignment and Assumption Agreement
EXHIBIT B    Form of Guaranty
EXHIBIT C    Form of Notice of Borrowing
EXHIBIT D    Form of Notice of Continuation
EXHIBIT E    Form of Notice of Conversion
EXHIBIT F    Sustainability Metric Definitions
EXHIBIT G    Form of Disbursement Instruction Agreement
EXHIBIT H    Form of Revolving Note
EXHIBIT J    Form of Sustainability Grid Notice
EXHIBIT K        Form of Compliance Certificate
EXHIBIT N        Forms of U.S. Tax Compliance Certificates

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of June 23, 2021, by and among NATIONAL RETAIL PROPERTIES, INC., a corporation formed under the laws of the State of Maryland (the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.6. (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Administrative Agent”), WELLS FARGO SECURITIES, LLC and BOFA SECURITIES, INC., as Joint Lead Arrangers and Joint Bookrunners, BANK OF AMERICA, N.A., as the Syndication Agent (the “Syndication Agent”), each of TRUIST SECURITIES, INC., PNC CAPITAL MARKETS LLC, U.S. BANK NATIONAL ASSOCIATION AND RBC CAPITAL MARKETS, as Joint Lead Arrangers and Documentation Agents.

    WHEREAS, certain of the Lenders and other financial institutions (who were “Lenders” under the Existing Credit Agreement) have made available to Borrower a revolving credit facility in the amount of $900,000,000, including a $30,000,000 letter of credit subfacility and a $20,000,000 swingline subfacility, on the terms and conditions contained in that certain Credit Agreement dated as of May 25, 2011 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement”) by and among the Borrower, such Lenders, certain other financial institutions (who were “Lenders” under the Existing Credit Agreement), the Administrative Agent and the other parties thereto; and

    WHEREAS, the Administrative Agent and the Lenders desire to amend and restate the terms of the Existing Credit Agreement to make available to the Borrower a $1,100,000,000 revolving credit facility with a $60,000,000 letter of credit subfacility, on the terms and conditions contained herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

Article I. Definitions
Section 1.1 Definitions.
    In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

    “Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

    “Additional Costs” has the meaning given that term in Section 4.1.(b).

“Administrative Agent” means Wells Fargo Bank, National Association, as contractual representative for the Issuing Bank and the Lenders under the terms of this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

    “Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; provided, however, in no event shall the Administrative Agent, the Issuing Bank or any Lender or any of their respective Affiliates be an Affiliate of the Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement Date” means the date as of which this Agreement is dated.

“Announcements” has the meaning assigned thereto in Section 1.4.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower and its Subsidiaries related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the USA Patriot Act (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means the percentage per annum determined, at any time, based on the range into which the Borrower’s Credit Rating then falls, in accordance with the levels in the table set forth below (each a “Level”). As of the Effective Date, the Applicable Margin is determined based on Level 2. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by Section 8.4.(m) but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. The Borrower shall have not less than two Credit Ratings at all times, one of which shall be from S&P or Moody's. In the event that the Borrower receives only two Credit Ratings, and such Credit Ratings are not equivalent, the Applicable Margin shall be the higher of the two Credit Ratings. In the event that Borrower receives more than two Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Margin shall be (A) if the difference between the highest and the lowest such Credit Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between the highest and the lowest such Credit Ratings is two ratings categories (e.g. Baal by Moody's and BBB- by S&P or Fitch) or more, the Applicable Margin shall be the rate per annum that would be applicable if the average of the two highest Credit Ratings were used, provided that if such average is not a recognized rating category (i.e., the difference between the Credit Ratings is an even number of ratings categories), then the Applicable Margin shall be based on the lower of the two be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between the highest and the lowest such Credit Ratings is two ratings categories (e.g. Baal by Moody's and BBB- by S&P or Fitch) or more, the Applicable Margin shall be the rate per annum that would be applicable if the average of the two highest Credit Ratings were used, provided that if such average is not a recognized rating category (i.e., the difference between the Credit Ratings is an even number of ratings categories), then the Applicable Margin shall be based on the lower of the two highest Credit Ratings.  During any period in which the Borrower does not have at least two Credit Ratings or at least one Credit Rating is not from S&P or Moody’s, the Applicable Margin shall be determined based on Level 5.

Level	Borrower's Credit Rating (S&P/Moody's or equivalent)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 (or equivalent) or better	0.725%	0.00%
2	BBB+/Baa1 (or equivalent)	0.775%	0.00%
3	BBB/Baa2 (or equivalent)	0.850%	0.00%
4	BBB-/Baa3 (or equivalent)	1.05%	0.05%
5	Lower than BBB-/Baa3 (or equivalent)	1.40%	0.40%

Notwithstanding the foregoing, if as of any Measurement Date (as defined in Exhibit F) the Borrower is Sustainability Metric Compliant (as defined in Exhibit F) for the Test Period (as defined in Exhibit F) ending on such Measurement Date, then from and after the fifth (5th) Business Day (to be no earlier than January 1 immediately following such Measurement Date) following the date the Borrower provides to the Administrative Agent a notice in the form of Exhibit J (the “Sustainability Grid Notice”) that the Borrower is Sustainability Metric Compliant as of such Measurement Date, the Applicable Percentage shall decrease by 0.01% (but not to below zero percent per annum) from the Applicable Percentage that would otherwise be applicable; provided that (x) at no time shall the reduction in the Applicable Percentage resulting from the delivery of the Sustainability Grid Notice exceed 0.01% and (y) on each anniversary of such change to the Applicable Percentage, the Applicable Percentage shall automatically revert to the original grid set forth above unless and until the Borrower delivers a Sustainability Grid Notice to the Administrative Agent indicating that the Borrower is Sustainability Metric Compliant as of the preceding Measurement Date.

    “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

    “Assignee” has the meaning given that term in Section 12.6.(c).

    “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.2.(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

    “Bankruptcy Proceeding” means a case, proceeding or condition of any of the types described in Section 10.1.(f) or (g).

    “Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, (c) the LIBOR Market Index Rate plus 1.0% and (d) 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

    “Base Rate Loan” means a Revolving Loan bearing interest at a rate based on the Base Rate.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.2.(b)(i).
“Benchmark Replacement” means, for any Available Tenor,
(a)with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to such Benchmark Replacement Date that the Borrower has a Derivatives Contract in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a)(1) for such Benchmark Transition Event or Early Opt-in Election, as applicable;
(2)the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;
(3)the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

(b)with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; or
(c)with respect to any Other Benchmark Rate Election, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;
provided that, (i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3), clause (b) or clause (c) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)for purposes of clauses (a)(1) and (b) of the definition of “Benchmark Replacement,” an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;
(2)for purposes of clause (a)(2) of the definition of “Benchmark Replacement,” an amount equal to 0.11448% (11.448 basis points);
(3)for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and
(4)for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(c)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 4.2.(b)(i)(B); or
(d)in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

    “Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

    “Business Day” means (i) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions, and (ii) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried on in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

    “Capitalization Rate” means 7.00%.

    “Capitalized Lease Obligation” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

    “Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

    “Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than 7 days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000.00 and at least 85.0% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

    “Collateral Account” means a special deposit account maintained by the Administrative Agent and under its sole dominion and control.

    “Commitment” means, as to each Lender, such Lender’s obligation (a) to make Revolving Loans pursuant to Section 2.1. and (b) to issue (in the case of the Lender then acting as Issuing Bank) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.3.(a) and 2.3.(i), respectively (but in the case of the Lender acting as the Issuing Bank excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), collectively, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.13. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.6.

    “Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” has the meaning given that term in Section 8.3.

    “Construction Budget” means the fully budgeted costs associated with the acquisition and construction of real property (including, but not limited to, the cost of acquiring such real property) as reasonably determined by the Borrower in good faith.

    “Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.

    “Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance of a Letter of Credit.

    “Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term indebtedness of a Person.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

    “Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

    “Defaulting Lender” means, subject to Section 3.10.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.10.(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

    “Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

    “Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Administrative Agent or any Lender).

    “Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G to be executed and delivered by the Borrower, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

    “Dollars” or “$” means the lawful currency of the United States of America.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) (prior to Preferred Dividends and minority interests) of such Person for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization expense and other non-cash charges; (ii) Interest Expense (without giving effect to clause (c) of the definition thereof); (iii) income tax expense or benefit; (iv) asset impairment and restructuring charges; (v) gains and losses from the extinguishment of debt and interest rate hedges, and (vi) extraordinary or non-recurring gains and losses (but excluding lost revenues), including without limitation, gains and losses from the sale of Properties; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of the Financial Accounting Standards No. 141 and include any principal component of payments received under Finance Leases.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

    “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

    “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) approved by (i) the Administrative Agent and (ii) unless a Default or Event of Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender.

    “Eligible Mortgage Note Receivable” means a promissory note which satisfies all of the following requirements: (a) such promissory note is owned solely by the Borrower or a Wholly Owned Subsidiary; (b) such promissory note is secured by a first priority Mortgage; (c) neither such promissory note, nor any interest of the Borrower or such Subsidiary therein, is subject to (i) any Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof or (ii) any Negative Pledge; (d) the real property subject to such Mortgage is not subject to any other Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof; (e) the real property subject to such Mortgage is free of all structural defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such real property; (f) such real property is occupied and is in operation (or will be in operation after the completion of construction (which is otherwise permitted hereunder) with respect to such real property); (g) any required principal, interest or other payment due under such promissory note is not more than 60 days past due; and (h) there exists no default or event of default under such promissory note.

    “Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

    “Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

    “Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

    “ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

    “ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;

(c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

    “ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned thereto in Section 11.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 11.10(d).
“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 11.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 11.10(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

    “Excluded Asset” means either a lease by the Borrower or any Subsidiary, as lessor, of a real property asset, or a promissory note held by the Borrower or any Subsidiary which is secured by a Mortgage on real property, in either case where (a) any required base rental payment, or principal or interest payment, as the case may be, is more than 60 days past due or (b) in the case of a lease wherein the tenant is the subject of a Bankruptcy Proceeding, such lease has been rejected in bankruptcy; provided that assets with respect to real property subject to a lease rejected in bankruptcy shall cease to be considered Excluded Assets once such real property has been re-leased to a third-party which is not otherwise subject to clause (a) or (b) above.

    “Excluded Subsidiary” means any Subsidiary (a) either (i) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (x) any document, instrument or agreement evidencing such Secured Indebtedness or (y) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness or (ii) that is not a Wholly Owned Subsidiary and cannot become a party to the Guaranty without violating terms of its articles of incorporation, operating agreement, partnership agreement, declaration of trust, shareholders agreement, member agreement or other similar organizational document, which terms expressly prohibit such Subsidiary from providing Guarantees of Indebtedness of any other Person and (b) for which none of the Borrower, any Subsidiary (other than another Excluded Subsidiary) or any other Loan Party has Guaranteed any of the Indebtedness of such Subsidiary (except for guarantees of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to non-recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) or has any direct obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results. A Subsidiary shall remain an Excluded Subsidiary for so long as (A) the above requirements are satisfied and (B) such Subsidiary does not Guarantee any Indebtedness of any Person (other than another Excluded Subsidiary).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 31 of the Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.5.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10. (g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning given in the recitals hereto.

“Existing Letters of Credit” means each of the letters of credit issued by the Issuing Banks under the Existing Credit Agreement and described on Schedule 1.1(A).

    “Facility Fee” means the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.125%
2	0.150%
3	0.200%
4	0.250%
5	0.300%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Facility Fee.

    “Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FCA” has the meaning assigned thereto in Section 1.4.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

    “Fee Letter” means that certain fee letter dated as of May 12, 2021, by and among the Borrower, the Administrative Agent and the other parties thereto.

    “Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

    “Finance Lease” means a lease of a real property asset which would be categorized as a capital lease under GAAP.

    “Fitch” means Fitch, Inc. and its successors.

“Fixed Charges” means, for any period, the sum of (a) Interest Expense for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid during such period. The Borrower’s pro rata share of the Fixed Charges of Unconsolidated Affiliates of the Borrower shall be included in determinations of Fixed Charges.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof,.

    “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
    “GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

    “Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

    “Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

    “Gross Lease Revenues” means, for a given period, the aggregate gross revenue and tenant reimbursements of the Borrower and its Subsidiaries from leases of real property assets, (a) excluding with respect to such leases that are not Finance Leases, straight line rent adjustments (reported in the consolidated financial statements of the Borrower and its Subsidiaries for purposes of GAAP) in respect of such leases for such period, and (b) including the principal component of all payments actually received in respect of Finance Leases during such period. The Borrower’s pro rata share of the aggregate gross revenue from leases of real property assets of any Unconsolidated Affiliate of the Borrower shall be included.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation).

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor”.

    “Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Guaranty to which the Guarantors are parties substantially in the form of Exhibit B.

    “Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“IBA” has the meaning assigned thereto in Section 1.4.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to non-recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (j) such Person’s pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower.

    “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intellectual Property” has the meaning given that term in Section 6.1.(s).

    “Interest Expense” means, for any period, without duplication, (a) total interest expense of the Borrower and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period, plus (b) the Borrower’s pro rata share of Interest Expense of Unconsolidated Affiliates for such period less (c) non-cash interest expense from convertible debt pursuant to Financial Accounting Standards Board Staff Position No. APB 14-1.

    “Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the immediately preceding Interest Period for such Loan, and ending one week thereafter (if available from all of the Lenders) or on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period having a duration of one week) that commences on the last Business Day of a calendar month (or on a day of a month for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

    “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

    “Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Bank” means each of (a) Wells Fargo and Bank of America, N.A. and (b) any other Lender that becomes an Issuing Bank in accordance with Section 2.3.(l) following the Effective Date, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and, in the case of this clause (b), subject to such Lender’s acceptance of such appointment. Any reference to “Issuing Bank” herein shall be to the applicable Issuing Bank or all Issuing Banks, as the context may require.

    “Issuing Bank Commitment” means, with respect to an Issuing Bank, the aggregate Stated Amount of Letters of Credit that such Issuing Bank has agreed, in writing, to provide subject to the terms and conditions set forth in this Agreement. As of the Effective Date the amount of the Issuing Bank Commitment of each of Wells Fargo and Bank of America, N.A. is $30,000,000.

    “L/C Commitment Amount” equals $60,000,000.

    “Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns; provided, however, that the term “Lender” shall not include any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

    “Letter of Credit” has the meaning given that term in Section 2.3.(a).

    “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

    “Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in the related Letter of Credit, and the Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as the Issuing Bank) of their participation interests under such Section.

    “Level” has the meaning given that term in the definition of the term “Applicable Margin.”

    “LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 4.2.(b), the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the Eurodollar Reserve Percentage.  If, for any reason, the rate referred to in the preceding clause (i) is not so published, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.  Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.2.(b), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.

    “LIBOR Loan” means a Revolving Loan bearing interest at a rate based on LIBOR and, for the avoidance of doubt, except as otherwise expressly provided, shall include Same-Day Borrowings bearing interest at the LIBOR Market Index Rate.

    “LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.

    “Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

    “Loan” means a Revolving Loan.

    “Loan Document” means this Agreement, each Note, each Letter of Credit Document, the Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

    “Loan Party” means each of the Borrower, any Guarantor and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations. Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

    “Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

    “Material Acquisition” means any acquisition (whether by direct purchase, merger or otherwise and whether in one or more related transactions) by the Borrower or any Subsidiary in which the purchase price of the assets acquired exceeds 10.0% of Total Asset Value as of the last day of the most recently ending fiscal quarter of the Borrower for which financial statements are publicly available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders, the Issuing Bank and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.

    “Material Debt” has the meaning given that term in Section 10.1.(e)(i).

    “Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

    “Material Subsidiary” means any Subsidiary to which $25,000,000 or more of Real Property Value is attributable on an individual basis.

    “Mezzanine Investment” means (a) a promissory note secured by a second Mortgage of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder or (b) a promissory note of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder which promissory note is secured by a pledge of Equity Interests in a Person that owns a parcel (or group of related parcels) of real property subject to a Mortgage.

    “Moody’s” means Moody’s Investors Service, Inc. and its successors.

    “Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

    “Mortgage Receivable” means a promissory note secured by a first Mortgage of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder.

    “Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

    “Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge for purposes of this Agreement.

    “Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) Gross Lease Revenues and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of one percent (1.0%) of the gross revenues for such Property for such period.

    “Net Proceeds” means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

    “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

    “Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to nonrecourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

    “Note” means a Revolving Note.

    “Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit)

to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans.

    “Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.8. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

    “Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

    “Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of the other Loan Parties owing to the Administrative Agent, the Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

    “OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.
“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:
(a)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(b)the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.5.).

“Participant” has the meaning given that term in Section 12.6.(b).

    “Payment Recipient” has the meaning given that term in Section 11.10.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

    “Permitted Liens” means, as to any Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under the applicable provisions of Section 7.5.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens, if any, in favor of the Administrative Agent for its benefit and the benefit of the Lenders; (f) Liens in favor of the Borrower or a Wholly Owned Subsidiary securing obligations owing by a Subsidiary to the Borrower or a Wholly Owned Subsidiary; and (g) Liens in existence as of the Agreement Date and disclosed on Part II of Schedule 6.1.(f).

    “Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

    “Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

    “Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus four percent (4.0%).

    “Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Borrower or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred

Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

    “Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

    “Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender acting as Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 600 South 4th St., 8th Floor, Minneapolis, Minnesota 55415, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.

    “Property” means any parcel of real property (together with all improvements thereon) owned or leased (in whole or in part) or operated by the Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrower and which is located in a state of the United States of America, the District of Columbia, Puerto Rico or Canada.

    “Qualified Plan” shall mean a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

    “Rating Agency” means S&P, Moody’s or Fitch.

    “Real Property Value” means (i) with respect to Properties owned by the Borrower or any of its Subsidiaries for the entire four consecutive fiscal quarter period most recently ended, Net Operating Income for all such Properties for such period divided by the applicable Capitalization Rate and (ii) with respect to Properties (other than Properties that are developed but that are unleased and vacant, and undeveloped land) acquired during the four fiscal quarter period most recently ended, the purchase price paid by the Borrower or any Subsidiary (less any amounts paid to the Borrower or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements) for such Property.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning given that term in Section 12.6.(d).

    “Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

    “Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

    “REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
“Requisite Lenders” means, as of any date, Lenders having more than 50% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding more than 50% of the aggregate principal amount of the outstanding Revolving Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders unless only two Lenders are party to this Agreement and one of such Lenders is a Defaulting Lender. For purposes of this definition, a Lender shall be deemed to hold a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

    “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any Subsidiary now or hereafter outstanding.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Liabilities at such time.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

    “Revolving Note” has the meaning given that term in Section 2.10.(a).

“Same-Day Borrowing” means a borrowing of a Loan only for which the date of the Notice of Revolving Borrowing and the date of the funding of such borrowing occur on the same day.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria and Crimea).

    “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

    “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

    “Secured Indebtedness” means, with respect to any Person, as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is secured in any manner by any Lien on any property and in the case of the Borrower, shall include (without duplication) the Borrower’s pro rata share of the Secured Indebtedness of its Unconsolidated Affiliates.

    “Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

    “Securitization Investment” means an investment in residual interests in securitized pools of promissory notes, mortgage loans, chattel paper, leases or similar financial assets owned by the Borrower, its Subsidiaries, or any other Loan Party as of June 30, 2014.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the fact and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

    “Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and an Specified Derivatives Provider.

    “Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

    “Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

    “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and its successors.

    “Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

    “Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Sustainability Grid Notice” has the meaning given such term in the definition of “Applicable Margin”.

“Swap Obligation” means, with respect to the Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the joint determination by the Administrative Agent and the Borrower that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.(b) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.
“Termination Date” means June 23, 2025, or such later date to which the Termination Date may be extended pursuant to Section 2.11

    “Titled Agents” means each of the Joint Lead Arrangers, Joint Bookrunners, the Syndication Agent and each of the Documentation Agents and their respective successors and permitted assigns.

    “Total Asset Value” means (without duplication): (a) Real Property Value plus (b) 50.0% of the undepreciated cost of Properties that are developed but that are unleased and vacant plus (c) the book value of construction and undeveloped land plus (d) unrestricted cash and cash equivalents plus (e) book value of Mortgage Receivables plus (f) book value of notes and accounts receivables. Borrower’s pro rata share of assets held by Unconsolidated Affiliates will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets. Notwithstanding the foregoing, for purposes of determining Total Asset Value (i) to the extent that the amount of Total Asset Value attributable to Unconsolidated Affiliates would exceed 15.0% of the Total Asset Value, such excess shall be excluded, (ii) to the extent that the amount of Total Asset Value attributable to (A) Mezzanine Investments, Securitization Investments and Mortgage Receivables (including without limitation, Eligible Mortgage Notes Receivable) would exceed 10.0% of the Total Asset Value and/or (B) Mezzanine Investments and Securitization Investments would exceed 5.0% of the Total Asset Value, such excess shall be excluded, (iii) to the extent that the amount of Total Asset Value attributable to the book value of (A) Unimproved Land and the aggregate Construction Budget for all Real Property would exceed 10.0% of the Total Asset Value and/or (B) Unimproved Land would exceed 5.0% of the Total Asset Value, such excess shall be excluded, (iv) to the extent that the amount of Total Asset Value attributable to Investments in Equity Interest of any Person (other than their respective Subsidiaries and Unconsolidated Affiliates) exceeds 5.0% of the Total Asset Value, such excess shall be excluded and (v) to the extent that the amount of Total Asset Value attributable to Investments of the type described in clauses (ii), (iii) and (iv) would collectively exceed 20.0% of Total Asset Value, such excess will be excluded.

    “Total Liabilities” means, all GAAP liabilities including recourse and non-recourse mortgage Indebtedness, letters of credit, purchase obligations, repurchase obligations, forward commitments (including, but not limited to, forward equity commitments and commitments to purchase properties), unsecured Indebtedness, accounts payable, accrued expenses, Capitalized Lease Obligations (including ground leases to the extent required under GAAP to be reported as a liability), Guarantees of Indebtedness, subordinated debt, and unfunded obligations. Total Liabilities will include (without redundancy): (a) 100% of the recourse liability of the Borrower and its Subsidiaries under (i) Guarantees of Indebtedness or (ii) loans where the Borrower or a Subsidiary is liable for Indebtedness as a general partner or otherwise and (b) the pro rata share of the Borrower or any of its Subsidiaries of Nonrecourse Indebtedness in Unconsolidated Affiliates or Indebtedness that is not recourse to the Borrower and its other Subsidiaries. The calculation of Total Liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under Financial Accounting Standards Board ASC 825-10-25 (formerly known as Statement of Financial

Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other Financial Accounting Standards Board standards allowing entities to elect fair value option for financial liabilities.  Therefore, the amount of liabilities that is included in the calculation of Total Liabilities shall be the historical cost basis.

    “Type” with respect to any Revolving Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

    “Unencumbered Asset Value” means the sum (without duplication) of (a) the Real Property Value attributable to Unencumbered Assets which are not Excluded Assets; plus (b) aggregate book value of all Eligible Mortgage Notes Receivable; plus (c) all of the cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way) of the Borrower and its Wholly Owned Subsidiaries; provided, however, that if the aggregate value of such cash and cash equivalents would exceed 10.0% of Unencumbered Asset Value, the value of such cash and cash equivalents in excess of 10.0% of Unencumbered Asset Value shall be excluded in the determination of Unencumbered Asset Value hereunder; plus (d) 50.0% of the book value of all Unencumbered Assets which are vacant but which have not been vacant for more than 12 months; all as determined in accordance with GAAP. If the aggregate value of the items described in the preceding clauses (b), (c) and (d) above exceeds 10.0% of Unencumbered Asset Value, the value in excess of 10.0% of Unencumbered Asset Value shall be excluded in the determination of Unencumbered Asset Value.

    “Unencumbered Assets” means, collectively, each Property of the Borrower or any Wholly Owned Subsidiary that meets the following criteria: (a) such Property is fully developed as a retail property; (b) the Property is domestic and owned entirely by the Borrower and/or a Wholly Owned Subsidiary; (c) neither such Property, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (d) and clause (f) of the definition thereof) or a Negative Pledge; (d) if such Property is owned by a Wholly Owned Subsidiary (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens described in clauses (a) through (c) of the definition thereof) or to a Negative Pledge; and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable; and (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.

    “Unencumbered NOI” means the NOI attributable to Unencumbered Assets.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unimproved Land” means raw land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following 12 months.

“Unsecured Indebtedness” means Indebtedness that is not Secured Indebtedness; provided, however, that any Indebtedness that is secured by a pledge of only Equity Interests shall be deemed to be Unsecured Indebtedness.

    “Unsecured Interest Expense” means, for a given period, all Interest Expense of the Borrower and its Subsidiaries attributable to Unsecured Indebtedness of the Borrower and its Subsidiaries for such period.

“USD LIBOR” means the London interbank offered rate for Dollars.
“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

    “Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

    “Withdrawal Liability” shall mean any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

    “Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 General; References to Pacific Time.
    Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Agreement Date and consistently applied; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the preceding sentence, (i) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities and (ii) all accounting terms, ratios and calculations shall be determined without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification 842, provided that the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents reasonably requested by the Administrative Agent and the Lenders setting forth a reconciliation between calculations of such ratio or requirement made in accordance with GAAP and made without giving effect to Account Standards Codification 842. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Pacific time. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.3 Divisions.
    For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.4 Rates.
    The interest rate on LIBOR Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) may be determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Loans or Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 4.2.(b), such Section 4.2.(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 4.2.(b), of any change to the reference rate upon which the interest rate on LIBOR Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.2.(b), will be similar to, or produce the same value or economic equivalence of, LIBOR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II. Credit Facility
Section 2.1 Revolving Loans.
    (a)    Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15. below, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in U.S. Dollars, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

    (b)    Requests for Revolving Loans. Not later than (i) 9:00 a.m. at least 1 Business Day prior to a borrowing of Base Rate Loans (other than any Same-Day Borrowing) (ii) 9:00 a.m. at least 3 Business Days prior to a borrowing of LIBOR Loans (other than any Same-Day Borrowing) and (iii) 9:00 a.m. on the date of any borrowing of Revolving Loans that are to be Same-Day Borrowings, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, whether such Revolving Loans are to be Same-Day Borrowings, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

    (c)    Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than (i) in the case of a Same-Day Borrowing, 1:00 p.m. on the date of such proposed Revolving Loans; and (ii) in the case of a non-Same-Day Borrowing, 9:00 a.m. on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower at the Principal Office, not later than (i) in the case of a Same-Day Borrowing, 3:00 p.m. on the date of the requested borrowing of Revolving Loans and (ii) in the case of a non-Same-Day Borrowing, 12:00 noon on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

    (d)    Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender prior to the specified date of the borrowing that such Lender does not intend to make available to the Administrative Agent the Revolving Loan to be made by such Lender on such date, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Revolving Loan under Section 2.4.(a). If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.
    (e)     Reallocation on the Effective Date. Simultaneously with the effectiveness of this Agreement, the Revolving Commitments of each of the Revolving Lenders as existing immediately prior to the Effective Date, shall be reallocated among the Revolving Lenders so that the Revolving Commitments are held by the Revolving Lenders as set forth on Schedule I attached hereto. To effect such reallocations each Revolving Lender who either had no Revolving Commitment prior to the effectiveness of this Agreement or whose Revolving Commitment upon the effectiveness of this Agreement exceeds its Revolving Commitment immediately prior to the effectiveness of this Agreement (each an “Assignee Revolving Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Revolving Commitments from the Revolving Lenders whose Revolving Commitments upon the effectiveness of this Agreement are less than their respective Revolving Commitment immediately prior to the effectiveness of this Agreement (each an “Assignor Revolving Lender”), so that the Revolving Commitments of the Revolving Lenders will be held by the Revolving Lenders as set forth on Schedule I. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amount of their respective Revolving Commitments, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Lenders, the Assignee Lenders and the other Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to the making of any Loans to be made on the Effective Date and any netting transactions effected by the Administrative Agent) with respect to such reallocations and assignments so that the aggregate outstanding principal amount of Revolving Loans shall be held by the Revolving Lenders pro rata in accordance with the amount of the Revolving Commitments as set forth on Schedule I.

Section 2.2. [Reserved].

Section 2.3. Letters of Credit.
    (a)    Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Banks, on behalf of the Lenders, agree to issue for the account of the Borrower (or the Borrower and any other Loan Party) during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount; provided, however, that no Issuing Bank shall be obligated to issue any Letter of Credit if, after giving effect to such issuance, the aggregate face amount of Letters of Credit issued by such Issuing Bank would exceed (i) 50.0% of the L/C Commitment Amount or (ii) such Issuing Bank’s Issuing Bank Commitment. The parties hereto agree that the Existing Letters of Credit shall be deemed to be Letters of Credit hereunder. Notwithstanding anything herein to the contrary, an Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which, to the knowledge of such Issuing Bank, would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

    (b)    Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of a Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the relevant Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 5 days prior to the Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the relevant Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is 5 days prior to the Termination Date; provided, further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Termination Date so long as the Borrower delivers to the Administrative Agent for the benefit of the relevant Issuing Bank and the Lenders no later than 30 days prior to the Termination Date cash collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit.

    (c)    Requests for Issuance of Letters of Credit. The Borrower shall give an Issuing Bank and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the relevant Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such application and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V., the relevant Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which such Issuing Bank has received all of the items required to be delivered to it under this subsection. Upon the written request of the Borrower, the relevant Issuing Bank shall deliver to the Borrower a copy of (i) any Letter of Credit proposed to be issued by it hereunder prior to the issuance thereof and (ii) each issued Letter of Credit issued by it within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

    (d)    Reimbursement Obligations. Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that an Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse each Issuing

Bank for the amount of each demand for payment under each Letter of Credit issued by such Issuing Bank on or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by an Issuing Bank of any payment in respect of any Reimbursement Obligation, such Issuing Bank shall promptly pay to the Administrative Agent for the account of each Lender that has acquired a participation therein under the second sentence of Section 2.3.(i) such Lender’s Commitment Percentage of such payment.

    (e)    Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the relevant Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse such Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Administrative Agent and the relevant Issuing Bank, or if the Borrower has failed to reimburse the relevant Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, after which the relevant Issuing Bank has notified the Administrative Agent, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 1:00 p.m., and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The minimum amount limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

    (f)    Effect of Letters of Credit on Commitments. Upon the issuance by an Issuing Bank of a Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

    (g)    Issuing Banks’ Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit issued by an Issuing Bank against such documents, such Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Banks, the Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of the Letters of Credit shall not be affected in any manner by (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, the Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Banks’, Administrative Agent’s or any Lender’s rights or powers hereunder. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender. In this connection, the obligation of the Borrower to reimburse an Issuing Bank for any drawing made under any Letter of Credit issued by such Issuing Bank shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against such Issuing Bank, any other Issuing Bank, the Administrative Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, such Issuing Bank, any other Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by such Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the applicable Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.

    (h)    Amendments, Etc. The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by such Issuing Bank shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the relevant Issuing Bank and the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the Lenders, if any, required by Section 12.7. shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under the last sentence of Section 3.6.(c).

    (i)    Lenders’ Participation in Letters of Credit. Immediately upon the issuance by an Issuing Bank of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit, whether before the Termination Date or after. In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit issued by it pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of such Issuing Bank, the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the second and the last sentences of Section 3.6.(c)).

    (j)    Payment Obligation of Lenders. Each Lender severally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit issued by it to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing except as otherwise provided in Section 3.10(d). Each Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the relevant Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(f) or (g) or (iv) the termination of the Commitments. Each such payment to the Administrative Agent for the account of the relevant Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

    (k)    Information to Lenders. Promptly following any change in Letters of Credit outstanding, the relevant Issuing Bank shall deliver to the Administrative Agent who shall provide the same to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank outstanding at such time. Upon the request of the Administrative Agent from time to time, an Issuing Bank shall deliver any other information reasonably requested by the Administrative Agent with respect to such Letter of Credit that is the subject of the request. Other than as set forth in this subsection, the Issuing Banks and the Administrative Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of any Issuing Bank or the Administrative Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.3.(j).

    (l)    Addition of an Issuing Bank. A Lender may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Lender and such agreement shall specify such additional Issuing Bank’s Issuing Bank Commitment. The Administrative Agent shall notify the Lenders of any such additional Issuing Bank.

Section 2.4. Rates and Payment of Interest on Loans.
    (a)    Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

    (i)    during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and

    (ii)    during such periods as such Loan is (x) a LIBOR Loan (other than a Same-Day Borrowing), at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans and (y) a LIBOR Loan that is a Same-Day Borrowing, at the LIBOR Market Index Rate plus the Applicable Margin for LIBOR Loans.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

    (b)    Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each calendar month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)    Borrower Information Used to Determine Applicable Interest Rates.

(i)The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within 5 Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, any Issuing Bank’s, or any Lender’s other rights under this Agreement.

(ii)Each party hereto hereby agrees that the Administrative Agent shall not have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of whether the Borrower is Sustainability Metric Compliant (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Grid Notice. The Administrative Agent may rely conclusively on any Sustainability Grid Notice delivered by the Borrower without any responsibility to verify the accuracy thereof.

Section 2.5. Number of Interest Periods.
    There may be no more than 6 different Interest Periods for LIBOR Loans outstanding at the same time.

Section 2.6. Repayment of Loans.
    The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

Section 2.7. Prepayments.
    (a)    Optional. Subject to Section 4.4., the Borrower may prepay any Loan in whole or in part at any time without premium or penalty. The Borrower shall give the Administrative Agent at least 3 Business Days’ prior written notice of the prepayment of any LIBOR Loan and 1 Business Day’s prior written notice of prepayment of any Base Rate Loan.

    (b)    Mandatory. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Letter of Credit Liabilities, exceeds the aggregate amount of the Commitments in effect at such time, the Borrower shall immediately pay to the Administrative Agent for the accounts of the Lenders then holding Commitments (or if the Commitments have been terminated, then holding outstanding Revolving Loans and/or Letter of Credit Liabilities), the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations in accordance with the last sentence of Section 3.2., and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period, the Borrower shall pay all amounts due under Section 4.4.

Section 2.8. Continuation.
    So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 9:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.9. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.9. Conversion.
    So long as no Default or Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted in accordance with Section 2.4. Each such Notice of Conversion shall be given not later than 9:00 a.m. one Business Day prior to the date of any proposed Conversion into Base Rate Loans and 3 Business Days prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.10. Notes.
    (a)    Notes. Except in the case of a Lender that has requested not to receive a Revolving Note, the Revolving Loans made by each Lender shall be evidenced by this Agreement and, if requested by a Lender, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit H (each a “Revolving Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

    (b)    Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.9., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.9. shall be controlling.

    (c)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11. Extension of Termination Date.
    Subject to the terms of this Section, the Borrower shall have the right, exercisable up to two times, to request that the Administrative Agent and the Lenders extend the Termination Date by six-months in the case of each such extension. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the current Termination Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall forward to each Lender a copy of the Extension Request delivered to the Administrative Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for six-months effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (c): (a) immediately prior to such extension and immediately after giving effect thereto, no Default or Event of Default shall exist, (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party would be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty will be true and correct in all respects) immediately after giving effect to the requested extension of the Termination Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and accurate in all respects) on and as of such earlier date) and (c) the Borrower shall have paid the Fees payable under Section 3.6. (d). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from a Responsible Officer of the Borrower certifying the matters referred to in the immediately preceding clauses (a) and (b).

Section 2.12. Expiration or Maturity Date of Letters of Credit Past Termination Date.
    If on the date the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the Issuing Bank, an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Administrative Agent to use the monies deposited in the Collateral Account to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Administrative Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 days after the expiration date of such Letter of Credit.

Section 2.13. Voluntary Reductions of the Commitment.
    The Borrower may terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, that if the Borrower seeks to reduce the aggregate amount of the Commitments below $100,000,000, then the Commitments shall be reduced to zero and except as otherwise provided herein, the provisions of this Agreement shall terminate. Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction. The Commitments, once terminated or reduced pursuant to this Section, may not be increased or reinstated. The Borrower shall pay all interest and fees on the Loans accrued to the date of such reduction or termination of the Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.4. of this Agreement.

Section 2.14. Increase of Commitments.
    The Borrower shall have the right at any time and from time to time during the period beginning on the Effective Date through and including the date 180 days prior to the Termination Date to request increases in the aggregate amount of the Commitments (provided that after giving effect to any increases in the Commitments pursuant to this Section, the aggregate amount of the Commitments shall not exceed $2,000,000,000) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given. Each such increase in the Commitments must be an aggregate minimum amount of

$50,000,000 and integral multiples of $15,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (determined with respect to the Lenders’ relative Commitments and after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.3.(j) which have not been repaid plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans. Effecting the increase of the Commitments under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true or correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z)  the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate, partnership, member or other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, member or other necessary action taken by each existing Guarantor authorizing the guaranty of such increase; and (ii) an opinion of counsel to the Borrower and such Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent, and (iii) new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments, in the amount of such Lender’s Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Commitments. In connection with any increase in the aggregate amount of the Commitments pursuant to this Section 2.14. any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

Section 2.15. Amount Limitations.
    Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, and the Issuing Bank shall not be required to issue a Letter of Credit, if immediately after the making of such Loan or the issuance of such Letter of Credit the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Commitments at such time.

Section 2.16. Funds Transfer Disbursements.
    The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

Article III. Payments, Fees and Other General Provisions
Section 3.1. Payments.
    (a)    Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Principal Office, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of the Issuing Bank under this Agreement shall be paid to the Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Issuing Bank to the Administrative Agent from time to time, for the account of the Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or the Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

    (b)    Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2. Pro Rata Treatment.
    Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Sections 2.1.(a) and 2.3.(e) shall be made from the Lenders, each payment of the Fees under Sections 3.6.(b), the first sentence of Sections 3.6.(c) and Section 3.6.(d) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.13. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.10., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous; and (e)  the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be in accordance with their respective Commitment Percentage. Any payment or prepayment of principal or interest made (i) during the existence of a Default or Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.5. and (ii) pursuant to Section 2.7.(b), shall be made for the account of the Lenders holding Commitments (or, if the Commitments have been terminated, holding Revolving Loans and Letter of Credit Liabilities) in accordance with the order set forth in Section 10.5.

Section 3.3. Sharing of Payments, Etc.
    If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.
    No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Minimum Amounts.
    (a)    Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof. Each borrowing and each Conversion of LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

    (b)    Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof (or, if less, the aggregate principal amount of Revolving Loans then outstanding).

    (c)    Reductions of Commitments. Each reduction of the Commitments under Section 2.13. shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof.

    (d)    Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $50,000.

Section 3.6. Fees.
    (a)    Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.

    (b)    Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee equal to the average daily amount of the Commitment of such Lender (whether or not utilized) times the Facility Fee for the period from and including the Agreement Date to but excluding the date such Commitment is terminated or reduced to zero or the Termination Date, such fee to be paid quarterly in arrears on (i) the last day of each March, June, September and December in each year, (ii) the date of each reduction in the Commitments (but only on the amount of the reduction) and (iii) on the Termination Date. The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

    (c)    Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears (i) quarterly on the last day of March, June, September and December in each year, (ii) on the Termination Date, (iii) on the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent. In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account and not the account of any Lender, a fronting fee in respect of each Letter of Credit at the rate equal to one-eighth of one percent (0.125%) per annum on the daily average Stated Amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (A) through and including the date such Letter of Credit expires or is terminated or (B) to but excluding the date such Letter of Credit is drawn in full. The fee provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance of the applicable Letter of Credit. The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments, extensions, renewals and other transactions relating thereto.

    (d)    Extension Fee. If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.11., the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to 0.0625% of the amount of such Lender’s Commitment (whether or not utilized) payable in connection with each such extension. Such fee shall be due and payable in full on or before the date that is 30 days prior to the current Termination Date.

    (e)    Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing by the Borrower and the Administrative Agent from time to time.

Section 3.7. Computations.
    Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8. Usury.
    In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) and (a)(ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, extension fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.9. Statements of Account.
    The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.10. Defaulting Lenders.
    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

    (a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

    (b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.3.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities are held by the Lenders pro rata in accordance with their respective Commitment Percentages (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

    (c)    Certain Fees.

    (i)    Each Defaulting Lender shall be entitled to receive the Fee payable under Section 3.6.(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Commitment Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

    (ii)    Each Defaulting Lender shall be entitled to receive the fees payable under Section 3.6.(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

    (iii)    With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

    (d)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Article V. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

    (e)    Cash Collateral.

    (i)    If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

    (ii)    At any time that there shall exist a Defaulting Lender, within 1 Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

    (iii)    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the

Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

    (iv)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

    (v)    Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral.

    (f)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their respective Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

    (g)    New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 3.11. Taxes.
    (a)    Issuing Banks. For purposes of this Section, the term “Lender” includes the Issuing Banks and the Administrative Agent, the term “Applicable Law” includes FATCA and the term “IRS Form W-8BEN” includes both IRS Form W-8BEN and IRS Form W-8BEN-E, as applicable.

    (b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

    (c)    Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

    (d)    Indemnification by the Borrower. Without duplication of any obligation under the preceding subsections (b) or (c), the Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

    (e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation as Administrative Agent.

    (f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

    (g)    Status of Lenders.

    (i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

    (ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

    (A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

    (B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

    (I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

    (II)    an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

    (III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W-8BEN; or

    (IV)    to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;

    (C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

    (D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)     If an Administrative Agent is a United States person (as defined in Section 7701(a)(30) of the Code), upon the request of the Borrower, it shall deliver to the Borrower on or prior to the date on which it becomes an Administrative Agent under this Agreement with two duly completed copies of Form W-9. If the Administrative Agent is not a United States person (as defined in Section 7701(a)(30) of the Code), upon the request of the Borrower, it shall provide to the Borrower on or prior to the date on which it becomes an Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower): (A) two executed copies of Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account, and (B) two executed copies of Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative

Agent as a United States person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

    (h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

    (i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article IV. Yield Protection, Etc.
Section 4.1. Additional Costs; Capital Adequacy.
    (a)    Capital Adequacy. If any Lender in the Loans determines that compliance with any law or regulation or Regulatory Change or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s Commitments or its making or maintaining Loans below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital), then the Borrower shall, from time to time, within 30 calendar days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

    (b)    Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR

Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

    (c)    Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply).

    (d)    Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by the Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.

    (e)    Notification and Determination of Additional Costs. Each of the Administrative Agent, Issuing Bank, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, the Issuing Bank, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, the Issuing Bank, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower (and in the case of the Issuing Bank, a Lender or a Participant to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Absent manifest error, determinations by the Administrative Agent, the Issuing Bank, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2. Suspension of LIBOR Loans.
    (a)    Circumstances Affecting LIBOR Rate Availability. Subject to clause (b) below, in connection with any request for a LIBOR Loan or a conversion to or continuation of a LIBOR Loan or otherwise, if for any reason (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) reasonable and adequate means do not exist for the ascertaining LIBOR for such Interest Period with respect to a proposed LIBOR Loan or (iii) the Requisite Lenders shall determine that LIBOR does not adequately and fairly reflect the cost to such Lenders of maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Loan shall be suspended until the Administrative Agent revokes any such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a LIBOR Loan or the conversion to or continuation of LIBOR Loans and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Loan together with accrued interest thereon (subject to Section 3.8.), on the last day of the then current Interest Period applicable to such LIBOR Loan; or (B) convert the then outstanding principal amount of each such LIBOR Loan to a Base Rate Loan (with Base Rate determined other than by reference to LIBOR) as of the last day of such Interest Period.

(b)    Benchmark Replacement Setting.
(i)(A)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Derivatives Contract shall be deemed not to be a “Loan Document” for purposes of this Section 4.2.(b)) if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If an Unadjusted Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
        (B)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.2.(b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.2.(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.2.(b).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for Dollars for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 4.2.(b) shall be deemed satisfied.

Section 4.3. Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6. shall be applicable).

Section 4.4. Compensation.
    The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its reasonable discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

    (a)    any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

    (b)    any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a LIBOR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (ii) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5. Affected Lenders.
    If (a) a Lender requests compensation pursuant to Section 3.11. or 4.1., and the Requisite Lenders are not requesting compensation under such Sections, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Sections 4.1.(c) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(c) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.11. or 4.1.

Section 4.6. Treatment of Affected Loans.
If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c) or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c) or Section 4.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1.(c) or Section 4.3. that gave rise to such Conversion no longer exist:

(i)    to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii)    all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.7. Change of Lending Office.
    Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.11., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8. Assumptions Concerning Funding of LIBOR Loans.
    Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.
Article V. Conditions Precedent
Section 5.1. Initial Conditions Precedent.
    The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction of the following conditions precedent:

    (a)    The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

    (i)    Counterparts of this Agreement executed by each of the parties hereto;

    (ii)    Revolving Notes executed by the Borrower, payable to each Lender and complying with the terms of Section 2.10.(a) executed by the Borrower;

    (iii)    The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

    (iv)    A certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

    (v)    A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party;

    (vi)    Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

    (vii)    An opinion of counsel to the Loan Parties addressed to the Administrative Agent and the Lenders;

    (viii)    The Fees then due and payable under Section 3.6., and any other Fees payable to the Administrative Agent, the Titled Agents and the Lenders on or prior to the Effective Date, including without limitation, the fees and expenses of counsel to the Administrative Agent;

    (ix)    A Compliance Certificate calculated as of March 30, 2021 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date);

    (x)    A completed Disbursement Instruction Agreement effective as of the Agreement Date;

    (xi)    Evidence that all indebtedness, liabilities or obligations (other than obligations in respect of Existing Letters of Credit) owing by the Loan Parties under the Existing Credit Agreement shall have been paid in full and all Liens, if any, securing such indebtedness, liabilities or other obligations have been released;

(xii)    At least five (5) Business Days prior to the Agreement Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and any applicable “know your customer” rules and regulations;

(xiii)    A Beneficial Ownership Certification in relation to the Borrower (or a certification that the Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Agreement Date; and

    (xiv)    such other documents and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request; and

    (b)    In the good faith judgment of the Administrative Agent:

    (i)    There shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

    (ii)    No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

    (iii)    The Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

    (iv)    There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2. Conditions Precedent to All Loans and Letters of Credit.
    The obligations of the Lenders to make any Loans and of the Issuing Banks to issue Letters of Credit, are all subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit. Each Credit Event shall constitute a certification by the Borrower to the effect set forth clauses (a) and (b) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made or such Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article V. have been satisfied.

Section 5.3. Conditions as Covenants.
    If the Lenders permit the making of any Loans, or the Issuing Bank issues a Letter of Credit, prior to the satisfaction of all conditions precedent set forth in Sections 5.1. and 5.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the date of the making of such Loans or the issuance of such Letter of Credit. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a confirmation by such Lender to the Administrative Agent and the other Lenders that insofar as such Lender is concerned the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2.

Article VI. Representations and Warranties
Section 6.1. Representations and Warranties.
    In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Bank, to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

    (a)    Organization; Power; Qualification. Each of the Borrower, each other Loan Party and each other Subsidiary is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

    (b)    Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) the type of legal entity of such Subsidiary, (iii) each Person holding any Equity Interests in such Subsidiary, (iv) the nature of the Equity Interests held by each such Person, (v) the percentage of ownership of such Subsidiary represented by such Equity Interests, and (vi) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (A), each of the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

    (c)    Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

    (d)    Compliance of Loan Documents and Fee Letter with Laws, Etc. The execution, delivery and performance of this Agreement, Notes and the other Loan Documents to which the Borrower or any other Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

    (e)    Compliance with Law; Governmental Approvals. The Borrower, each Subsidiary and each other Loan Party is in compliance with each Governmental Approval applicable to it and all other Applicable Laws (including without limitation, all Environmental Laws) relating to the Borrower, each Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

    (f)    Title to Properties; Liens. As of the Agreement Date, Part I of Schedule 6.1.(f) sets forth all of the real property owned or leased by the Borrower, each other Loan Party and each other Subsidiary. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. As of the Agreement Date, there are no Liens against any of the assets of the Borrower, any Subsidiary or any other Loan party except for the Liens existing as of the Agreement Date set forth on Part II of Schedule 6.1.(f) and the other Permitted Liens.

    (g)    Existing Indebtedness; Total Liabilities. Part I of Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including without limitation all Guarantees) of the Borrower and its Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Loan Parties and the other Subsidiaries have performed and are in material compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness. Part II of Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Total Liabilities of the Loan Parties and the other Subsidiaries (excluding any Indebtedness set forth on Part I of such Schedule).

    (h)    Litigation. Except as set forth on Schedule 6.1.(h), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor to the knowledge of the Borrower is there any basis therefor) against or in any other way relating adversely to or affecting, the Borrower, any Subsidiary or any other Loan Party or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Documents or the Fee Letter. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan party which could reasonably be expected to have a Material Adverse Effect.

    (i)    Taxes. All federal, state and other tax returns of the Borrower, any Subsidiary or any other Loan Party required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Subsidiary and each other Loan Party and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.5. As of the Agreement Date, none of the United States income tax returns of the Borrower, its Subsidiaries or any other Loan Party is under audit. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries and each other Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.

    (j)    Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal years ended December 31, 2019 and December 31, 2020, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of Ernst & Young LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 30, 2021, and the related unaudited consolidated statements of operations, shareholders’ equity and cash flow of the Borrower and its consolidated Subsidiaries for the period of two fiscal quarters ended on such date. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

    (k)    No Material Adverse Change; Solvency. Since December 31, 2020, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect. The Borrower is Solvent and the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(l)    ERISA.

    (i)    Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

    (ii)    With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

    (iii)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

    (m)    Not Plan Assets; No Prohibited Transactions. None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

    (n)    Absence of Default. Neither the Borrower, any Subsidiary nor any other Loan Party is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary or other Loan Party is a party or by which the Borrower or any Subsidiary or other Loan Party or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, have a Material Adverse Effect.

    (o)    Environmental Laws. In the ordinary course of business and from time to time each of the Borrower, its Subsidiaries and the other Loan Parties conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, their respective Properties, in the course of which the Borrower, each Subsidiary and each other Loan Party identifies and evaluates associated actual and potential liabilities and costs (including, without limitation, determining whether any capital or operating expenditures are required for clean-up or closure of properties presently or previously owned, determining whether any capital or operating expenditures are required to achieve or maintain compliance in all material respects with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, determining whether any costs or liabilities exist in connection with on-site or off-site treatment, storage, handling and disposal of wastes or Hazardous Materials, and determining whether any actual or potential liabilities to third parties, including employees, and any related costs and expenses exist). Each of the Borrower, its Subsidiaries and the other Loan Parties: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, the Borrower has no knowledge of, nor has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to the Borrower, its Subsidiaries and each other Loan Party, their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common-law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against the Borrower, its Subsidiaries or any other Loan Party relating in any way to Environmental Laws which could reasonably be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

    (p)    Investment Company. None of the Borrower, any Subsidiary or any other Loan Party is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

    (q)    Margin Stock. None of the Borrower, any Subsidiary or any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

    (r)    Affiliate Transactions. Except as permitted by Section 9.10. or as otherwise set forth on Schedule 6.1.(r), neither the Borrower, any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or any other Loan Party is a party.

    (s)    Intellectual Property. Each of the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. The Borrower, each other Loan Party and each other Subsidiary have taken all such steps as they reasonably deem necessary to protect their respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any Intellectual Property. The use of such Intellectual Property by the Borrower, its Subsidiaries and the other Loan Parties, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

    (t)    Business. As of the Agreement Date, the Borrower and its Subsidiaries are engaged in the business of acquiring, owning, financing, leasing, managing, developing and selling retail, office and industrial real property generally leased to credit-worthy tenants under net leases, together with other business activities incidental thereto.

    (u)    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

    (v)    Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any Subsidiary or any other Loan Party or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any Subsidiary or any other Loan Party that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. As of the Effective Date, no fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.

    (w)    REIT Status. The Borrower qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain its status as a REIT.

    (x)    Unencumbered Assets. As of the Agreement Date, Schedule 6.1.(x) is a correct and complete list of all Unencumbered Assets. Each of the assets included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Asset”.

    (y)    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a)    None of (i) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the facilities set forth in this Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b)    Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(c)    Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(d)    No proceeds of any Credit Event have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 7.7.

(z)    Affected Financial Institution. None of the Borrower, any other Loan Party or any other Subsidiary is an Affected Financial Institution.

(aa)    Beneficial Ownership Certification. As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

Section 6.2. Survival of Representations and Warranties, Etc.
    All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower in favor of the Administrative Agent or any of the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date is effectuated pursuant to Section 2.11. and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

Article VII. Affirmative Covenants
    For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.7., the Borrower shall comply with the following covenants:

Section 7.1. Preservation of Existence and Similar Matters.
    Except as otherwise permitted under Section 9.7., the Borrower shall, and shall cause each Subsidiary and each other Loan Party to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Compliance with Applicable Law.
    The Borrower shall, and shall cause each Subsidiary and each other Loan Party to, comply with all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.3. Maintenance of Property.
    In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to (a) protect and preserve all of its material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b)  make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4. Insurance.
    In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to, maintain insurance (on a full replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and from time to time deliver to the Administrative Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect if requested, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Subject to the requirements of any applicable lease, the Borrower shall, and shall cause its Subsidiaries to, apply any proceeds from such insurance coverage with respect to any Unencumbered Asset to either (i) repair or rebuild the property for which such proceeds are being received, (ii) acquire a substantially equivalent property or (iii) repay Obligations.

Section 7.5. Payment of Taxes and Claims.
    The Borrower shall, and shall cause each Subsidiary and other Loan Party to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP.

Section 7.6. Inspections.
    The Borrower shall, and shall cause each Subsidiary and other Loan Party to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the Borrower’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice, and at all times subject to the rights of tenants under their respective leases. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.

Section 7.7. Use of Proceeds; Letters of Credit.
    The Borrower shall use the proceeds of Loans and the Letters of Credit only (a) to refinance all of the Indebtedness outstanding under the Existing Credit Agreement and (b) for general corporate purposes of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, use any part of such proceeds (i) to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, the Borrower may use proceeds of the Loans and Letters of Credit to purchase the Borrower’s common stock so long as such use will not result in any of the Loans, Letters of Credit or other Obligations being considered to be “purpose credit” directly or indirectly secured by margin stock within the meaning of Regulation U or Regulation X of the Board of Governors

of the Federal Reserve System, (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.8. Environmental Matters.
    The Borrower shall, and shall cause all of its Subsidiaries and the other Loan Parties to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws in all material respects. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws. The Borrower shall, and shall cause the Loan Parties and the other Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.9. Books and Records.
    The Borrower shall, and shall cause each of its Subsidiaries and the other Loan Parties to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

Section 7.10. Further Assurances.
    At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11. New Subsidiaries /Guarantors.
    (a)    Requirement to Become Guarantor. A Subsidiary shall be required to become a Guarantor within 15 calendar days of the satisfaction of all of the following: (i) either (x) such Subsidiary owns an Unencumbered Asset or other asset the value of which is included in the determination of Unencumbered Asset Value or (y) such Subsidiary directly or indirectly owns any Equity Interest in a Subsidiary described in the preceding clause (x), and (ii) such Subsidiary incurs or suffers to exist any Indebtedness that is not Nonrecourse Indebtedness; provided that the preceding clause (ii) shall not apply to (A) a Guarantee by National Retail Properties, LP (“NRPLP”) of customary exceptions to Nonrecourse Indebtedness of a Subsidiary of NRPLP for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to nonrecourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events) so long as the obligations of NRPLP in respect of such Guarantee are contingent and (B) Guarantees by NRPLP of Indebtedness of its Subsidiaries so long as the aggregate outstanding principal amount of such Indebtedness does not exceed $30,000,000 at any time. Within 15 calendar days thereof, the Borrower shall deliver to the Administrative Agent each of the following items, each in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement (or if the Guaranty is not in effect, a Guaranty) executed by the Subsidiary described in clause (i) and, (ii) the items that would have been delivered under Sections 5.1.(a)(iii) through (vii), and (xii) through (xiv) as if such Subsidiary had been a Guarantor on the Effective Date.

    (b)    [Reserved.]

    (c)    Release of a Guarantor. The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iii) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release; and (iv) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects on and as of the date of such request with the same force and effect as if made on and as the date of such request except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 7.12. REIT Status.
    The Borrower shall at all times maintain its status as a REIT.

Section 7.13. Exchange Listing.
    The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

Section 7.14. Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.
    The Borrower shall, and shall cause each Subsidiary and each other Loan Party to, (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership

Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Article VIII. Information
    For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1. Quarterly Financial Statements.
    As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Borrower commencing with the fiscal quarter ending June 30, 2021), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of earnings, and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 8.2. Year-End Statements.
    As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of earnings, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period and (b) independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.

Section 8.3. Compliance Certificate; Additional Information.
    At the time financial statements are furnished pursuant to Sections 8.1. and 8.2., a certificate substantially in the form of Exhibit K (a “Compliance Certificate”) executed by the chief financial officer of the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 9.1., 9.2. and 9.4. and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. Together with any Compliance Certificate delivered with financial statements furnished pursuant to Sections 8.1. and 8.2., the Borrower shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth (a) a description of all Properties acquired during such fiscal quarter, including the net operating income of each such Property, acquisition costs and related mortgage debt and such other information as the Administrative Agent may request; and (b) all Unencumbered Assets at the end of such fiscal quarter.

Section 8.4. Other Information.
    (a)    Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants;

    (b)    Securities Filings. Promptly upon, and in any event within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any Subsidiary or any other Loan Party shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

    (c)    Shareholder Information; Press Releases. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

    (d)    Projections. No later than December 31 of each fiscal year of the Borrower ending prior to the Termination Date (or by the end of each fiscal quarter of the Borrower ending prior to the Termination Date upon the Administrative Agent’s request), projected balance sheets, operating statements, profit and loss projections and cash flow budgets (including sources and uses of cash in form and content reasonably satisfactory to the Administrative Agent) of the Borrower and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters immediately following such fiscal year end or fiscal quarter end, as applicable, prepared on a quarterly basis and all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, is projected to be in compliance with the covenants contained in Sections 9.1. at the end of each fiscal quarter of the next succeeding fiscal year. Such projected consolidated financial statements shall represent the reasonable best estimate by the Borrower of the future financial performance of the Borrower and its Subsidiaries for the periods set forth therein and shall be prepared on the basis of assumptions set forth therein, which the Borrower believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements).

    (e)    ERISA. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

    (f)    Litigation. To the extent the Borrower, any other Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any other

Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

    (g)    Modification of Organizational Documents. A copy of any material amendment to the certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party promptly upon, and in any event within 15 Business Days after, the effectiveness thereof;

    (h)    Change of Management or Financial Condition. Prompt notice of any material change in the executive management of the Borrower, any Subsidiary or any other Loan Party and any change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower, any Subsidiary or any other Loan Party which has had or could reasonably be expected to have a Material Adverse Effect;

    (i)    Default. Notice of the occurrence of any Default or Event of Default promptly upon a Responsible Officer of the Borrower, any other Loan Party or any other Subsidiary obtaining knowledge thereof;

    (j)    Judgments. Prompt notice of any order, judgment or decree in excess of $25,000,000 having been entered against the Borrower, any Subsidiary or any other Loan Party or any of their respective properties or assets;

    (k)    Notice of Violations of Law. Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law, or any inquiry with respect to any matters, in either case which could reasonably be expected to have a Material Adverse Effect;

    (l)    Material Asset Sales. Prompt notice of the sale, transfer or other disposition of any assets having a book value or fair market value in excess of $100,000,000 in the aggregate of the Borrower, any Subsidiary or any other Loan Party to any Person other than the Borrower, any Subsidiary or any other Loan Party;

    (m)    Ratings Change. Promptly, and in any event within 2 Business Days of any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and providing the new Credit Rating that is in effect;

    (n)    USA Patriot Act, Anti-Money Laundering Laws, and Anti-Corruption Laws Information. Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the USA Patriot Act (Title III of Pub. L. 107-56) or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender;

    (o)    Notice of Violation of Environmental Laws. Promptly, and in any event within 3 Business Days after the Borrower receives any of the following notices, the Borrower shall provide the Administrative Agent with a copy of such notice if the matters referenced in such notice either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect: (i) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Borrower, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim;

    (p)    Derivatives Termination Value. Promptly upon the request of the Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding; and

    (q)    Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

Section 8.5. Electronic Delivery of Certain Information.
    (a)    Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (A) notices to any Lender (or the Issuing Bank) pursuant to Article II. and (B) any Lender that has notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered 24 hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.3. to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 8.3., the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

    (b)    Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6. Public/Private Information.
    The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. Notwithstanding anything to the contrary in this Section, any Information Materials provided without any designation shall be deemed to be “Private Information” for all purposes hereunder.

Section 8.7. USA Patriot Act; Anti-Money Laundering Laws.
The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the USA Patriot Act (Title III of Pub. L. 107-56) or such Anti-Money Laundering Laws.

Article IX. Negative Covenants
    For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall comply with the following covenants:

Section 9.1. Financial Covenants.
    The Borrower shall not permit:

    (a)    Maximum Leverage Ratio. The ratio of (i) Total Liabilities to (ii) Total Asset Value, to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (a) so long as (i) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 during the fiscal quarter in which such ratio first exceeded 0.60 to 1.00, (ii) such ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (iii) the Borrower has not maintained compliance with this subsection (a) in reliance on this proviso more than two times during the term of this Agreement and (iv) such ratio is not greater than 0.65 to 1.00 at any time. For purposes of calculating the ratio contained in this subsection (a) only, as of any date of determination “Total Liabilities” shall be adjusted by deducting therefrom the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Total Liabilities that matures within 24 months of such date of determination (such lesser amount is referred to as the “Total Liabilities Adjustment”). If, as of any date of determination, Total Liabilities is adjusted as set forth in the preceding sentence, then, as of such date of determination, “Total Asset Value” shall be reduced by an amount equal to the Total Liabilities Adjustment.

    (b)    Minimum Fixed Charge Ratio. The ratio of (i) EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters of the Borrower most recently ended to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00 at any time.

    (c)    Unencumbered Asset Ratio. The ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness of the Borrower and its Subsidiaries, to be less than 1.67 to 1.00 at any time; provided, however, that if such ratio is less than 1.67 to 1.00 but is not less than 1.54 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (c) so long as (i) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) being less than 1.67 to 1.00 during the fiscal quarter in which such ratio first was less than 1.67 to 1.00, (ii) such ratio is not less than 1.67 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (iii) the Borrower has not maintained compliance with this subsection (c) in reliance on this proviso more than two times during the term of this Agreement and (iv) such ratio is not less than 1.54 to 1.00 at any time. For purposes of this subsection (c), during any period that the ratio of Total Liabilities to Total Asset Value is greater than 0.50 to 1.00, the amount of Secured Indebtedness of the Borrower and its Subsidiaries that is not Nonrecourse Indebtedness in excess of 5.00% of Total Asset Value shall be deemed to be Unsecured Indebtedness.

    (d)    Unencumbered Interest Ratio. The ratio of (i) Unencumbered NOI for the period of four consecutive fiscal quarters of the Borrower most recently ended to (ii) Interest Expense in respect of Unsecured Indebtedness of the Borrower and its Subsidiaries for such period, to be less than 1.75 to 1.00 at any time.

    (e)    [Reserved].

    (f)    Maximum Secured Indebtedness Ratio. The ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value, to exceed 0.40 to 1.00 at any time. For purposes of calculating the ratio contained in this subsection (f) only, as of any date of determination, “Secured Indebtedness” shall be adjusted by deducting therefrom the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Secured Indebtedness that matures within 24 months of such date of determination (such lesser amount is referred to as the “Secured Indebtedness Adjustment”). If, as of any date of determination, Secured Indebtedness is adjusted as set forth in the preceding sentence, then, as of such date of determination, Total Asset Value shall be reduced by an amount equal to the Secured Indebtedness Adjustment.

    (g)    Revenues from Ground Leases. The ratio (expressed as a percentage) of (i) the aggregate income of the Borrower and its Subsidiaries from properties leased by the Borrower and its Subsidiaries (as lessees) under ground leases for any fiscal quarter ending during the term of this Agreement to (ii) Gross Lease Revenues for such fiscal quarter, to exceed 7.50%.

Section 9.2. Restricted Payments.
    If any Event of Default exists, the Borrower shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment other than cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.12. If an Event of Default specified in Section 10.1.(a), Section 10.1.(b), Section 10.1.(f) or Section 10.1.(g) exists or, if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Wholly Owned Subsidiary.

Section 9.3. Indebtedness.
    The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.4. [Reserved].

Section 9.5. Conduct of Business.
    The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, engage in any type of business except as described in Section 6.1.(t).

Section 9.6. Liens; Negative Pledges; Other Matters.
    (a)    The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

    (b)    The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3., (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; or (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale.

    (c)    The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

Section 9.7. Merger, Consolidation, Sales of Assets and Other Arrangements.
    The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; provided, however, that:

    (a)    any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

    (b)    the Borrower, each Subsidiary and each other Loan Party may sell, transfer or dispose of assets among themselves;

    (c)    the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business; and

    (d)    a Person may merge with and into the Borrower, any Subsidiary or any Loan Party so long as (i) the Borrower, such Subsidiary or such Loan Party, as applicable, is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (iii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower).

If, as a result of the consummation of any transaction described in the immediately preceding clause (a) or (b), a Person would become a Subsidiary that has assets having a book value or fair market value in excess of $75,000,000 in the aggregate and that is not an Excluded Subsidiary, the Borrower shall not permit the consummation of such transaction unless the items described in Section 7.11. (a) are delivered to the Administrative Agent at the time of the consummation of such transaction.

Section 9.8. Fiscal Year.
    The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.9. Modifications of Organizational Documents.
    The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document without the prior written consent of the Administrative Agent and the Requisite Lenders if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 9.10. Transactions with Affiliates.
    The Borrower shall not permit to exist or enter into, and shall not permit any of its Subsidiaries or any other Loan Party to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, such Subsidiary or such Loan Party, except (a) as set forth on Schedule 6.1.(r), (b) transactions between and among the Borrower and its Wholly Owned Subsidiaries or (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, such Subsidiary, or such Loan Party and upon fair and reasonable terms which are no less favorable to the Borrower, such Subsidiary, or such Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the forgoing, no payments may be made with respect to any items set forth on such Schedule 6.1.(r) if a Default or Event of Default exists or would result therefrom.

Section 9.11. ERISA Exemptions.
    The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.12. Environmental Matters.
    The Borrower shall not, and shall not permit its Subsidiaries or any other Loan Party or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law the violation of which could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.13. Derivatives Contracts.
    The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party, to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, Loan Party or such Subsidiary in the ordinary course of business and which establish a hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, a Loan Party or other Subsidiary.

Article X. Default
Section 10.1. Events of Default.
    Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)    Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

(b)    Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.

(c)    Default in Performance.

(i)    The Borrower shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.4.(i) or in Article IX.; or

(ii)    The Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and, in the case of this clause (ii) only, such failure shall continue for a period of 30 calendar days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or any other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

    (d)    Material Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

    (e)    Indebtedness Cross- Default.

        (i)    The Borrower, any Subsidiary or any other Loan Party shall fail to pay when due and payable, after the expiration of any applicable notice and cure period, the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value) of $100,000,000 or more (“Material Debt”); or

        (ii)    (x) The maturity of any Material Debt shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Debt or (y) any Material Debt shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

        (iii)    Any other event exists, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Debt, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Debt or require any such Material Debt to be prepaid or repurchased prior to its stated maturity; or

        (iv)    As a result of any Loan Party’s failure to perform or observe any term, covenant, condition or agreement contained in any Derivatives Contract, such Derivatives Contract is terminated and the Derivatives Termination Value owed by such Loan Party as a result thereof is $50,000,000 or more.

    (f)    Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any Subsidiary to which more than five percent (5%) of Total Asset Value is attributable in the aggregate shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

    (g)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any Subsidiary to which more than five percent (5%) of Total Asset Value is attributable in the aggregate in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party(including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

    (h)    Litigation; Enforceability. The Borrower or any other Loan Party shall (or shall attempt to) disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or the Fee Letter or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

    (i)    Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any Subsidiary or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Borrower, such Subsidiaries and such other Loan Parties, $50,000,000 or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

    (j)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any Subsidiary or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $100,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

    (k)    ERISA.

    (i)    Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or

    (ii)    The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.
    (l)    Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(m)    Change of Control.

(i)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35.0% of the total voting power of the then outstanding voting stock of the Borrower; or

(ii)    During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

Section 10.2. Remedies Upon Event of Default.
    Upon the occurrence of an Event of Default the following provisions shall apply:

    (a)    Acceleration; Termination of Facilities.

        (i)    Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(f) or 10.1.(g), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 10.5. and (C) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and (2) all of the Commitments, the obligation of the Lenders to make Revolving Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

        (ii)    Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default for deposit into the Collateral Account pursuant to Section 10.5. and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (2) terminate the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder.

    (b)    Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

    (c)    Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

    (d)    Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

    (e)    Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with the prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex including in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3. Remedies Upon Default.
    Upon the occurrence of a Default specified in Section 10.1.(g), the Commitments shall immediately and automatically terminate.

Section 10.4. Marshaling; Payments Set Aside.
    None of the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent and/or the Issuing Bank and/or any Lender and/or any Specified Derivatives Provider, or the Administrative Agent and/or the Issuing Bank and/or any Lender and/or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5. Allocation of Proceeds.
    If an Event of Default exists and maturity of any of the Obligations has been accelerated or the Termination Date has occurred, all payments received by the Administrative Agent under any of the Loan Documents, in respect of the Guaranteed Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)    to payment of that portion of the Guaranteed Obligations due to the Administrative Agent, the Issuing Bank and the Lenders in respect of expenses due under Section 12.2. until paid in full, and then Fees;

(b)    to payment of that portion of the Guaranteed Obligations constituting interest on all Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders and Issuing Banks in proportion to the respective amounts described in this clause (b) payable to them;

(c)    payments of that portion of the Guaranteed Obligations constituting unpaid principal of all Loans, Reimbursement Obligations and Letter of Credit Liabilities, and payment obligations then owing under Specified Derivatives Contracts, to be applied for the ratable benefit of the Lenders, the Issuing Banks and Specified Derivatives Providers, as the case may be, in proportion to the respective amounts described in this clause (c) payable to them;

(d)    amounts to be deposited into the Collateral Account in respect of Letters of Credit;

(e)    amounts due to the Administrative Agent, the Lenders, the Issuing Banks and any Specified Derivatives Provider pursuant to Sections 10.7. and 12.10.;

(h)    payments of all other Guaranteed Obligations and all other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers; and

(i)    any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider. Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI. for itself and its Affiliates as if a “Lender” party hereto. Excluded Swap Obligations with respect to the Guarantor shall not be paid with amounts received from the Guarantor or the Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocations otherwise set forth above in this Section.

Section 10.6. Collateral Account.
    (a)    As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account established pursuant to the requirements of Section 2.12. and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.12.

    (b)    Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent, provided, that all earnings on such investments will be credited to and retained in the Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

    (c)    If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

    (d)    So long as no Default or Event of Default exists, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

    (e)    The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.

Section 10.7. Performance by Administrative Agent.
    If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8. Rights Cumulative.
    The rights and remedies of the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, the Issuing Bank, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

Article XI. The Administrative Agent
Section 11.1. Appointment and Authorization.
    Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2. Administrative Agent’s Reliance.
    Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender, the Issuing Bank or any other Person and shall be responsible to any Lender, the Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders, the Issuing Bank and the Specified Derivatives Providers in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 11.3. Notice of Events of Default.
    The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.4. Wells Fargo as Lender.
    Wells Fargo, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Bank, other Lenders, or any other Specified Derivatives Providers. Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or any Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Bank, the other Lenders or any other Specified Derivatives Providers. The Issuing Bank and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.5. Approvals of Lenders.
    All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6. Lender Credit Decision, Etc.
    Each of the Lenders and the Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to the Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to the Issuing Bank or any Lender. Each of the Lenders and the Issuing Bank acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and any other Affiliates thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each of the Lenders and the Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or the Issuing Bank.

Section 11.7. Indemnification of Administrative Agent.
    Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8. Successor Administrative Agent.
    The Administrative Agent may (i) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (ii) be removed as Administrative Agent under the Loan Documents, if the Administrative Agent is a Defaulting Lender, by all of the Lenders (other than the Lender then acting as the Administrative Agent), provided that no Default or Event of Default exists, with the written consent of the Borrower (not to be unreasonably withheld or delayed), in each case, upon not less than 30 days’ prior written notice to the Administrative Agent. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Such successor Administrative Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Administrative Agent, in either case, to assume effectively the obligations of the current Administrative Agent with respect to such Letters of Credit. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9. Titled Agents.
    Each of the “Joint Lead Arrangers”, the “Joint Bookrunners”, and the “Syndication Agent” (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 11.10. Erroneous Payments.
(a)Each Lender, each Issuing Bank and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Issuing Bank (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative

Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.6. and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.10. or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 11.10. shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)Nothing in this Section 11.10. will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
Section 11.11. Specified Derivatives Contracts.
    No Specified Derivatives Provider that obtains the benefits of Section 10.5. by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Contracts unless the Administrative Agent has received written notice of such Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider.

Article XII. Miscellaneous
Section 12.1. Notices.
    Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

    If to the Borrower:

National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: Chief Financial Officer
Telecopy Number:    (407) 650-1044
Telephone Number:    (407) 650-1230

With a copy to:

National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: General Counsel
Telecopy Number:    (321) 206-2138
Telephone Number:    (407) 650-1115

    If to the Administrative Agent:

Wells Fargo Bank, National Association
550 South Tryon Street, 6th Floor
Charlotte, NC 28202
Attn: Matthew Kuhn
Telephone: 704-410-2459
Email: Matthew.Kuhn@wellsfargo.com

    If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association
600 South 4th St., 8th Floor
Minneapolis, Minnesota 55415
Attention: Megan Thompson
Telephone: 612-478-3771
Email: megan.thompson2@wellsfargo.com

    If to Wells Fargo, as an Issuing Bank:

Wells Fargo Bank, National Association
600 South 4th St., 8th Floor

Minneapolis, Minnesota 55415
Attention: Megan Thompson
Telephone: 612-478-3771
Email: megan.thompson2@wellsfargo.com

    If to Bank of America, as an Issuing Bank:

Bank of America, N.A.
One Fleet Way
PA6-580-02-30
Scranton, PA 18507-1999
Attention: Standby Letter Of Credit Unit
Telephone: 800-370-7519
Email:     Scranton_standby_lc@bankofamerica.com

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the Administrative Questionnaire.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or the Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Bank and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, the Issuing Bank or any Lender under Articles II. shall be effective only when actually received. None of the Administrative Agent, the Issuing Bank or any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

Section 12.2. Expenses.
    The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Issuing Bank all out-of-pocket costs and expenses incurred by the Issuing Bank in connection with any demand for payment thereunder, (c) to pay or reimburse the Administrative Agent, the Issuing Bank and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (e) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(f) or 10.1.(g), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 12.3. Stamp, Intangible and Recording Taxes.
    The Borrower shall pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 12.4. Setoff.
    Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender, the Issuing Bank and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, such Participant or any affiliate of the Administrative Agent, the Issuing Bank or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured.

Section 12.5. Litigation; Jurisdiction; Other Matters; Waivers.
    (a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT,

THE ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

    (b)    EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER, THE ISSUING BANK AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

    (c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.6. Successors and Assigns.
    (a)    Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of is rights or obligations under this Agreement without the prior written consent of all Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be null and void).

    (b)    Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks, financial institutions or other Persons (other than the Borrower or any of the Borrower’s Affiliates, a Defaulting Lender, or a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) (each a “Participant”) participating interests in its Commitment or the Obligations owing to such Lender. Except as otherwise provided in Section 12.4. or as otherwise expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (iii) reduce the rate at which interest is payable thereon, or (iv) release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.11.(c). An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.11., 4.1. and 4.4 (subject to the requirements and limitations therein, including the requirements under Section 3.11.(g) (it being understood that the documentation required under Section 3.11.(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 3.11., 4.1. and 4.4., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.4. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

    (c)    Assignments. Any Lender may with the prior written consent of the Administrative Agent and, so long as no Default or Event of Default exists, the Borrower (which consent, in each case, shall not be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, that (i) no such consent of the Borrower or the Administrative Agent shall be required in the case of any assignment to another Lender or to any affiliate of a Lender, (ii) any partial assignment shall be in an amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof, (iii) if the assigning Lender (or its Affiliate) is a Specified Derivatives Provider and if after giving effect to such assignment such Lender will hold no further Loans or Commitments under this Agreement, such Lender shall undertake such assignment only contemporaneously with an assignment by such Lender (or its Affiliate, as the case may be) of all of its Specified Derivatives Contracts to the Assignee or another Lender (or Affiliate thereof) and (iv) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment and/or Loans, as the case may be, as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee and such transferor Lender, as appropriate, and shall update Schedule I attached hereto. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500.00. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective affiliates or Subsidiaries.

    (d)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

    (e)    Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligations thereunder. No such pledge or assignment shall release the assigning Lender from its obligations hereunder.

    (f)    Information to Assignee, Etc. A Lender may furnish any information concerning the Borrower, any Subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

Section 12.7. Amendments and Waivers.
    (a)    Generally. Except as otherwise expressly provided in this Agreement (including Section 4.2.(b)), (i) any consent or approval required or permitted by this Agreement or in any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the existence of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative

Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

    (b)    Certain Requisite Lender Consents. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by the Requisite Lenders (which must include Wells Fargo at all times during which Wells Fargo is acting as Administrative Agent and the Commitment Percentage of Wells Fargo is not less than ten percent (10.0%)) amend the financial covenants set forth in Section 9.1. or any of the definitions related thereto or waive any Default or Event of Default resulting from a breach of any of the financial covenants set forth in Section 9.1.

    (c)    Consent of Affected Lenders. Notwithstanding the foregoing but subject to Section 3.10.(a), no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders directly affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

    (i)    increase or extend the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.6.) or subject the Lenders to any additional obligations except for any increases contemplated under Section 2.14.

    (ii)    reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

    (iii)    reduce the amount of any Fees payable to the Lenders hereunder;

    (iv)    postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date except in accordance with Section 2.11.;

    (v)    amend or otherwise modify the provisions of Section 3.2., Section 3.3. or Section 10.5.;

    (vi)    change the definitions of Commitment Percentage;

    (vii)    amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

    (viii)    modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

    (vix)    release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.11.(c);

    (x)    waive a Default or Event of Default under Section 10.1.(a) or (b);

    (xi)    amend, or waive the Borrower’s compliance with, Section 2.15.; or

    (xii)    amend, or waive a Default or Event of Default under Section 10.1.(m).

(d)    Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 12.8. Nonliability of Administrative Agent and Lenders.
    The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 12.9. Confidentiality.
    Except as otherwise provided by Applicable Law, the Administrative Agent, the Issuing Bank and each Lender shall utilize all information obtained pursuant to the requirements of this Agreement that has been designated, or deemed to be, “Private Information” in accordance with Section 8.6. in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their employees, any of their respective affiliates, and any of their affiliates’ respective employees (provided any such Person shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section or on substantially similar terms); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Administrative Agent’s, Issuing Bank’s or such Lender’s respective independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information and are either subject to customary confidentiality obligations of professional practice or who agree to keep such information confidential in accordance with the terms of this Section or on substantially similar terms); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent, the Issuing Bank or the Lenders of rights hereunder or under any of the other Loan Documents (or any Specified Derivatives Contract); (f) upon the Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counterparties to any swap or similar hedging agreement or any rating agency; (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. Further, notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated by the Loan Documents as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated by the Loan Documents; provided, further, however, to the extent not inconsistent with the immediately preceding clause (ii), the parties hereto do not intend anything contained in this sentence to be a waiver of the privilege each has to maintain, in its sole discretion, the confidentiality of a communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code relating to the transactions contemplated by the Loan Documents.

Section 12.10. Indemnification.
    (a)    The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, each of the Lenders and the Issuing Bank, any affiliate of the Administrative Agent, each of the Lenders and the Issuing Bank, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.11. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent’s, the Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Bank and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Issuing Bank and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent, the Issuing Bank and the

Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Bank or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) that constitute gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (ix) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) inclurred in connection with the defense thereof by, the Administrative Agent, the Issuing Bank or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violate a sanction enforced by OFAC; (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Bank as successors to the Borrower) to be in compliance with such Environmental Laws.

    (b)    The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.10.

    (c)    This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

    (d)    All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

    (e)    An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

    (f)    If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

    (g)    The Borrower’s obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 12.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.11. Termination; Survival.
    At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Administrative Agent, the Issuing Bank and the Lenders are entitled under the provisions of Sections 3.11., 4.1., 4.4., 11.7., 12.2. and 12.10. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.5., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12. Severability of Provisions.
    If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13. GOVERNING LAW.
    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.14. Counterparts.
    To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of , each of the parties hereto.

Section 12.15. Obligations with Respect to Loan Parties.
    The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

Section 12.16. Independence of Covenants.
    All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.17. Limitation of Liability.
    None of the Administrative Agent, the Issuing Bank or any Lender, or any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, the Issuing Bank or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, the Issuing Bank or any Lender or any of the Administrative Agent’s, the Issuing Bank’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.18. Entire Agreement.
    This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 12.19. Construction.
    The Administrative Agent, the Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Issuing Bank, the Borrower and each Lender.

Section 12.20. Headings.
    The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.21. No Novation; Effect of Amendment and Restatement.
    THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT). The amendment and restatement of the Existing Credit Agreement effected by this Agreement shall be effective as of the Effective Date and shall have prospective effect only.

Section 12.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.23. Acknowledgement Regarding Any Supported QFCs.
    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
As used in this Section 12.23., the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signatures on Following Pages]

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

NATIONAL RETAIL PROPERTIES, INC.

By:_/s/ Kevin B. Habicht
Name: Kevin B. Habicht
Title: Executive Vice President and Chief
Financial Officer

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and as a Lender

By: /s/ Matthew Kuhn
Name: Matthew Kuhn
Title: Director

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

BANK OF AMERICA, N.A., as a Lender

By: /s/ Helen W. Chan
Name: Helen W. Chan
Title: Vice President

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

TRUIST BANK, as a Lender

By: /s/ Ryan Almond
Name: Ryan Almond
Title: Director

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Andrew T. White
Name: Andrew T. White
Title: Senior Vice President

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Lori Y. Jensen
Name: Lori Y. Jensen
Title: Senior Vice President

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

ROYAL BANK OF CANADA, as a Lender

By: /s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

CITIBANK, N.A., as a Lender

By: /s/ Tina Lin
Name: Tina Lin
Title: Vice President

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

TD BANK, N.A., as a Lender

By: /s/ Jessica Trombly
Name: Jessica Trombly
Title: Vice President

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jessica W. Phillips
Name: Jessica W. Phillips
Title: Authorized Signatory

[Signatures Continued on Next Page]

Signature Page to Second Amended and Restated Credit Agreement dated as of
June 23, 2021 with National Retail Properties

RAYMOND JAMES BANK, as a Lender

By: /s/ Matt Stein
Name: Matt Stein
Title: Senior Vice President

SCHEDULE I

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$135,000,000
Bank of America, N.A.	$135,000,000
Truist Bank	$115,000,000
PNC Bank, National Association	$115,000,000
U.S. Bank National Association	$115,000,000
Royal Bank of Canada	$115,000,000
Citibank, N.A.	$90,000,000
Morgan Stanley Bank, N.A.	$90,000,000
TD Bank, N.A.	$90,000,000
Capital One, National Association	$50,000,000
Raymond James Bank	$50,000,000

Total:	$1,100,000,000

SCHEDULE 1.1.(A)

Existing Letters of Credit

None.

SCHEDULE 1.1.(B)

List of Loan Parties

1.NATIONAL RETAIL PROPERTIES, INC., a corporation formed under the laws of the State of Maryland

SCHEDULE 6.1.(b)

Ownership Structure

[See attached.]

National Retail Properties, Inc.
Schedule 6.1.(b) - Ownership Structure / Entity Listing

Entity Name	Jurisdiction	Entity Type
National Retail Properties, Inc.	Maryland	Corp

Subsidiaries
CCMH V, LLC	Delaware	LLC
CNL Commercial Mortgage Funding, Inc.	Delaware	Corp
Gator Pearson, LLC	Delaware	LLC
National Retail Properties Trust	Maryland	Corp
National Retail Properties, LP	Delaware	LP
Net Lease Funding, Inc.	Maryland	Corp
Net Lease Realty I, Inc.	Maryland	Corp
NNN - NatGro LLC	Delaware	LLC
NNN Athletic I LLC	Delaware	LLC
NNN Brokerage Services, Inc.	Maryland	Corp
NNN CA Auto Svc LLC	Delaware	LLC
NNN GP Corp.	Delaware	Corp
NNN PBY LLC	Delaware	LLC
NNN TRS, Inc.	Maryland	Corp
Orange Avenue Mortgage Investments, Inc.	Delaware	Corp

SCHEDULE 6.1.(f)

Properties

[See attached.]

National Retail Properties, Inc.
Schedule 6.1.(f) and 6.1.(x) Property List
March 31, 2021
**Encumbered Properties. Properties are unencumbered unless noted.

	Multi-Tenant	**	Property	City	State
1			Golden Corral	Lake Placid	FL
2			BankUnited	Orlando	FL
3			Rallys	Toledo	OH
4			KFC	Fenton	MO
5			Wawa	Clearwater	FL
6			Motor Trend	Orlando	FL
7			Dollar General	San Antonio	TX
8			OfficeMax	Cincinnati	OH
9			Barnes & Noble	Brandon	FL
10			Barnes & Noble	Glendale	CO
11	Multi		Books-A-Million	Newark	DE
	Multi		Robbins Diamonds	Newark	DE
12			University of Phoenix	Glen Allen	VA
13			Vacant Property	Evanston	IL
14	Multi		HomeGoods	Fairfax	VA
	Multi		Michaels	Fairfax	VA
	Multi		Premium Spas & Billiards	Fairfax	VA
15			Barnes & Noble	Freehold	NJ
16			Chapel Hill Package Store	Douglasville	GA
17			CVS	Lafayette	LA
18	Multi		PDQ	Altamonte Springs	FL
	Multi		Walgreens	Altamonte Springs	FL
19			Vacant Property	Anchorage	AK
20			Vacant Property	Midwest City	OK
21			American Freight	Glen Allen	VA
22			Books-A-Million	Bangor	ME
23			Aldi	Cutler Bay	FL
24			Havertys Furniture	Pensacola	FL
25			Dick's Sporting Goods	Taylor	MI
26			Dick's Sporting Goods	White Marsh	MD

	Multi-Tenant	**	Property	City	State
27			Vacant Property	Memphis	TN
28			OfficeMax	Salinas	CA
29			Dollar Tree	Homestead	PA
30			Riser Foods	Maple Heights	OH
31			Burlington Coat Factory	Lacey	WA
32			Barnes & Noble	Dayton	OH
33			CVS	Warr Acres	OK
34			CVS	Oklahoma City	OK
35			Vacant Property	Conyers	GA
36			Walgreens	Conyers	GA
37			Barnes & Noble	Redding	CA
38			Vacant Property	Redding	CA
39			Best Buy	Cuyahoga Falls	OH
40			Vacant Property	Sanford	FL
41			Best Buy	Rockville	MD
42			Best Buy	Fairfax	VA
43			Barnes & Noble	Memphis	TN
44			The Tile Shop	Scarsdale	NY
45			Ollie's Bargain Outlet	Sarasota	FL
46	Multi		Bealls	Sarasota	FL
	Multi		Tile Outlets of America	Sarasota	FL
47			Michaels	Altamonte Springs	FL
48			Ashley Furniture	Altamonte Springs	FL
49			Vacant Land	Kelso	WA
50			CVS	Leavenworth	KS
51			Family Dollar	Riverdale	GA
52			Havertys Furniture	Bowie	MD
53			Petco	Grand Forks	ND
54			KARM Home Store	Knoxville	TN
55			Wendy's	Sacramento	CA
56			Vacant Property	Lynchburg	VA
57			CSL Plasma	Warner Robins	GA
58			Best Buy	North Fayette	PA
59			Harbor Freight Tools	Federal Way	WA
60	Multi		AT&T	Cincinnati	OH
	Multi		Vitamin Shoppe, The	Cincinnati	OH
61			Publix Super Markets	Tampa	FL
62			LA Fitness	Little Rock	AR
63			7-Eleven	Tampa	FL

	Multi-Tenant	**	Property	City	State
64			Michaels	Plymouth Meeting	PA
65			Barnes & Noble	Marlton	NJ
66			Big Lots	Dover	NJ
67			The Shedd Rent It All	Tigard	OR
68			Ace Hardware and Lighting	Bourbonnais	IL
69			OfficeMax	Griffin	GA
70			Cardenas Markets	Palo Alto	CA
71			Southern Cove Outfitters	Valdosta	GA
72			Rite Aid	West Mifflin	PA
73			Winn-Dixie	Seffner	FL
74			Fresh Market	Gainesville	FL
75			LA Fitness	Sarasota	FL
76			Ross Dress for Less	Lodi	CA
77			CVS	Gladstone	MO
78			Value City Furniture	White Marsh	MD
79			Rite Aid	Thorndale	PA
80			Rite Aid	Kennett Square	PA
81			Int'l House of Pancakes	Midwest City	OK
82			Lowe's	Memphis	TN
83			Rite Aid	Norfolk	VA
84			Best Buy	Denver	CO
85			Applebee's	Ballwin	MO
86			Arby's	Colorado Springs	CO
87			Arby's	Thomson	GA
88			Arby's	Whitmore Lake	MI
89			Arby's	Washington Courthouse	OH
90			C&C Gymnastics	Augusta	GA
91			Season's 52	Schaumburg	IL
92			TitleMax	Mobile	AL
93			American Family Care	Mobile	AL
94			BMW	Duluth	GA
95	Multi		Currito Burritos Without Borders	Geneva	IL
	Multi		TitleMax	Geneva	IL
96			Wendy's	Orland Park	IL
97			Boston Market	Novi	MI
98			Dickey's Barbeque Pit	Medina	OH
99			Boston Market	North Olmsted	OH
100			WellNow Urgent Care	Warren	OH
101			Vacant Property	Alpharetta	GA

	Multi-Tenant	**	Property	City	State
102			Krispy Kreme	Tempe	AZ
103			Claim Jumper	Roseville	CA
104			China Garden	Tucson	AZ
105			Golden Corral	Brandon	FL
106			Vacant Property	Temple Terrace	FL
107			The Snooty Fox	Cincinnati	OH
108			Hooters	Tampa	FL
109			Keg Steakhouse	Lynnwood	WA
110			KFC	Marysville	WA
111			Carvers	Centerville	OH
112			Pizza Hut	Monroeville	AL
113			Popeye's	Snellville	GA
114			Dollar General	Mobile	AL
115			Walgreens	Orange Beach	AL
116			Schlotzsky's Deli	Phoenix	AZ
117			Taco Bell	Phoenix	AZ
118			Schlotzsky's Deli	Scottsdale	AZ
119			Muchas Gracias Mexican Restaurant	Salem	OR
120			Carl's Jr.	Spokane	WA
121			Mid-South Bells (Taco Bell)	Ocala	FL
122			Texas Roadhouse	Grand Junction	CO
123			LoanMax	Bridgeview	IL
124	Multi		Great Clips	Swansea	IL
	Multi		H&R Block	Swansea	IL
	Multi		Vogue Nails & Spa	Swansea	IL
	Multi		Ruby's Place	Swansea	IL
125			Buffalo Wild Wings	Michigan City	IN
126			Whataburger	Albuquerque	NM
127			Jared Jewelers	Lithonia	GA
128			Jared Jewelers	Brandon	FL
129			Hy-Vee	St. Joseph	MO
130			Crest Furniture	Iselin	NJ
131	Multi		Ashley Furniture	Florissant	MO
	Multi		Chipotle	Florissant	MO
	Multi		Five Below	Florissant	MO
	Multi		Michaels	Florissant	MO
	Multi		Panda Express	Florissant	MO
	Multi		Petco	Florissant	MO
	Multi		ULTA Salon, Cosmetics and Fragrance	Florissant	MO

	Multi-Tenant	**	Property	City	State
132			Amoco	Miami	FL
133			Auto Solution	Albuquerque	NM
134			Old Navy	Midland	MI
135			Humana	Sunrise	FL
136			Batteries Plus Bulbs	Sunrise	FL
137			Kohl's	Florence	AL
138	Multi		Mattress Firm	Buford	GA
	Multi		Vitality Veterinary	Buford	GA
	Multi		Salons by JC	Buford	GA
139			The Tile Shop	Buford	GA
140			Stone Mountain Chevrolet	Lilburn	GA
141			Dollar General	Albany	NY
142			Family Dollar	Hudson Falls	NY
143			Walgreens	Saratoga Springs	NY
144			Fort Ticonderoga	Ticonderoga	NY
145			Furniture Bank	Columbus	OH
146	Multi		Harbor Freight Tools	Gastonia	NC
	Multi		Office Depot	Gastonia	NC
147			United Rentals	Littleton	CO
148			United Rentals	Clearwater	FL
149			United Rentals	Fort Collins	CO
150			United Rentals	Oklahoma City	OK
151			United Rentals	Perrysburg	OH
152			Advance Auto Parts	Miami	FL
153			Academy	Franklin	TN
154			Big Lots	Florence	AL
155			Pull-A-Part	Nashville	TN
156			Pull-A-Part	Knoxville	TN
157			Logan's Roadhouse	Jackson	TN
158			Logan's Roadhouse	Cookeville	TN
159			Logan's Roadhouse	Smyrna	TN
160			Miller's Ale House	Franklin	TN
161			Circle K (Kangaroo Express)	Clarksville	TN
162			Circle K (Kangaroo Express)	Clarksville	TN
163			Circle K (Kangaroo Express)	Gallatin	TN
164			Goodyear Truck & Tire	Dandridge	TN
165			Pull-A-Part	Memphis	TN
166			Pep Boys	Houston	TX
167			TitleMax	Memphis	TN

	Multi-Tenant	**	Property	City	State
168			TitleMax	Pulaski	TN
169			TitleMax	Nashville	TN
170			TitleMax	Lewisburg	TN
171			TitleMax	Memphis	TN
172			TitleMax	Nashville	TN
173			Goodyear Truck & Tire	Lebanon	TN
174			Express Oil Change	Cordova	TN
175			Express Oil Change	Lakeland	TN
176			Express Oil Change	Memphis	TN
177			Advance Auto Parts	Madison	TN
178			CarQuest	Memphis	TN
179			Advance Auto Parts	Bartlett	TN
180			Logan's Roadhouse	Nashville	TN
181			ISD Renal	Kendallville	IN
182			ISD Renal	Memphis	TN
183			ISD Renal	Memphis	TN
184			ISD Renal	Corpus Christi	TX
185			Camping World	La Mirada	CA
186			Camping World	Valencia	CA
187			Camping World	Kissimmee	FL
188			Camping World	Nashville	TN
189			Camping World	Calera	AL
190			Logan's Roadhouse	Lebanon	TN
191			Camping World	Cocoa	FL
192			Vacant Property	Knoxville	TN
193			Express Oil Change	Chattanooga	TN
194			Express Oil Change	Chattanooga	TN
195			Express Oil Change	Chattanooga	TN
196			Express Oil Change	Cleveland	TN
197			American Family Care	Alcoa	TN
198			American Family Care	Nashville	TN
199			SunTrust	Chattanooga	TN
200			SunTrust	Chattanooga	TN
201			SunTrust	Lake City	TN
202			SunTrust	Murfreesboro	TN
203			SunTrust	Nashville	TN
204			SunTrust	Nashville	TN
205			American Family Care	Mt. Juliet	TN
206			American Family Care	Chattanooga	TN

	Multi-Tenant	**	Property	City	State
207			American Family Care	Hendersonville	TN
208			Staples	Memphis	TN
209			American Family Care	Spring Hill	TN
210			Chuck E. Cheese's	Antioch	TN
211			American Family Care	Knoxville	TN
212			Hardee's	Savannah	TN
213			Vacant Property	Greeneville	TN
214			Wendy's	Alcoa	TN
215			Speedy Cash	Knoxville	TN
216			Express Oil Change	Fayetteville	TN
217			Floor & Decor	Knoxville	TN
218			Arby's	Gordonsville	TN
219			Main Event	Memphis	TN
220			Captain D's	Hermitage	TN
221			CSL Plasma	Homestead	PA
222			AutoZone	Homestead	PA
223			LA Fitness	Cordova	TN
224			Main Event	Knoxville	TN
225			Roadrunner Markets	Bristol	TN
226			Roadrunner Markets	Jonesborough	TN
227			Roadrunner Markets	Johnson City	TN
228			Roadrunner Markets	Johnson City	TN
229			Roadrunner Markets	Kingsport	TN
230			Roadrunner Markets	Johnson City	TN
231			Roadrunner Markets	Kingsport	TN
232			Roadrunner Markets	Johnson City	TN
233			Roadrunner Markets	Bristol	TN
234			Roadrunner Markets	Gray	TN
235			Roadrunner Markets	Blountville	TN
236			Roadrunner Markets	Hampton	TN
237			Roadrunner Markets	Jonesborough	TN
238			Roadrunner Markets	Jonesborough	TN
239			Roadrunner Markets	Kingsport	TN
240			Roadrunner Markets	Greeneville	TN
241			Roadrunner Markets	Johnson City	TN
242			Roadrunner Markets	Johnson City	TN
243			Roadrunner Markets	Johnson City	TN
244			Roadrunner Markets	Kingsport	TN
245			Roadrunner Markets	Johnson City	TN

	Multi-Tenant	**	Property	City	State
246			Roadrunner Markets	Erwin	TN
247			Roadrunner Markets	Elizabethton	TN
248			Roadrunner Markets	Johnson City	TN
249			Roadrunner Markets	Johnson City	TN
250			Roadrunner Markets	Kingsport	TN
251			Roadrunner Markets	Kingsport	TN
252			Roadrunner Markets	Bluff City	TN
253			Roadrunner Markets	Erwin	TN
254			Roadrunner Markets	Kingsport	TN
255			Roadrunner Markets	Kingsport	TN
256			Roadrunner Markets	Johnson City	TN
257			Roadrunner Markets	Piney Flats	TN
258			Roadrunner Markets	Elizabethton	TN
259			Roadrunner Markets	Kingsport	TN
260			Roadrunner Markets	Kingsport	TN
261			Roadrunner Markets	Kingsport	TN
262			Roadrunner Markets	Kingsport	TN
263			Roadrunner Markets	Kingsport	TN
264			Roadrunner Markets	Morristown	TN
265			Roadrunner Markets	Morristown	TN
266			Roadrunner Markets	Morristown	TN
267			Roadrunner Markets	Blountville	TN
268			Cheddar's Cafe	Knoxville	TN
269			Cheddar's Cafe	Cordova	TN
270			Sonic	Newport	TN
271			Sonic	Greeneville	TN
272			Sonic	Johnson City	TN
273			Sonic	Knoxville	TN
274			Sonic	Sevierville	TN
275			Sonic	Bristol	TN
276			Sonic	Morristown	TN
277			Sonic	Rogersville	TN
278			Sonic	Kingsport	TN
279			Sonic	Dandridge	TN
280			Sonic	Morristown	TN
281			Cheddar's Cafe	Alcoa	TN
282			Mister Car Wash	Madison	TN
283			Harbor Freight Tools	Morristown	TN
284			Express Oil Change	Murfreesboro	TN

	Multi-Tenant	**	Property	City	State
285			Express Oil Change	Murfreesboro	TN
286			Express Oil Change	Murfreesboro	TN
287			Express Oil Change	Nashville	TN
288			Express Oil Change	Spring Hill	TN
289			Express Oil Change	Hendersonville	TN
290			Sonic	Chattanooga	TN
291			Sonic	Chattanooga	TN
292			Sonic	Chattanooga	TN
293			Sonic	Chattanooga	TN
294			Ollie's Bargain Outlet	Memphis	TN
295			Express Oil Change	Gallatin	TN
296			Caliber Collision	Arlington	TN
297			Caliber Collision	Jackson	TN
298			Best Buy	Brandon	FL
299			CVS	Oklahoma City	OK
300			PetSmart	Chicago	IL
301			Walgreens	Arlington	VA
302			Amoco	Sunrise	FL
303			Cinemark	Cincinnati	OH
304			Cinemark	Marina	CA
305			Captain D's	Easley	SC
306			Global	Bridgeport	CT
307			Global	Manchester	CT
308			Global	Middleton	MA
309			Global	Augusta	ME
310			Global	Waterville	ME
311			Global	North Easton	MA
312			Global	Gardner	MA
313			Global	Saugus	MA
314			Global	Townsend	MA
315			Global	Westford	MA
316			Global	Portland	ME
317			Global	Scarborough	ME
318			Global	York	ME
319			Global	Dover	NH
320			Global	Epping	NH
321			Global	Exeter	NH
322			Global	Fitzwilliam	NH
323			Global	Warwick	RI

	Multi-Tenant	**	Property	City	State
324			Global	Westerly	RI
325			Global	Hanover	MA
326			Global	Milford	MA
327			Global	Tewksbury	MA
328			Global	Waltham	MA
329			Global	Weymouth	MA
330			Global	Bedford	NH
331			Global	Derry	NH
332			Global	Nashua	NH
333			Global	Johnston	RI
334			Global	Westerly	RI
335			Global	Wyoming	RI
336			Ross Dress for Less	Coral Gables	FL
337			Home Depot	Sunrise	FL
338			Walgreens	Sunrise	FL
339	Multi		Best Buy	Big Flats	NY
	Multi		Dollar Plus	Big Flats	NY
	Multi		Five Guys Burgers and Fries	Big Flats	NY
	Multi		Mi Nails	Big Flats	NY
	Multi		Panera Bread	Big Flats	NY
	Multi		Papa John's	Big Flats	NY
	Multi		Vitamin Shoppe, The	Big Flats	NY
	Multi		Wild Birds Unlimited	Big Flats	NY
	Multi		Schweiger Dermatology Group	Big Flats	NY
	Multi		Maurices	Big Flats	NY
340			Circle K (Lil' Champ)	Jacksonville	FL
341	Multi		Firehouse Subs	Midland	MI
	Multi		InLine Vape	Midland	MI
	Multi		Starbucks	Midland	MI
	Multi		Sprint PCS	Midland	MI
	Multi		SVS Vision Optical Centers	Midland	MI
	Multi		SuperCuts	Midland	MI
342			Kwik Pik	Bradford	PA
343			Superior Petroleum	Midway	PA
344			Clairton Mini Mart	Clairton	PA
345			Fuel-On	Houtzdale	PA
346			Kwik Pik	Port Royal	PA
347			Circle K (Kangaroo Express)	Naples	FL
348			Circle K (Kangaroo Express)	Naples	FL

	Multi-Tenant	**	Property	City	State
349			Pep Boys	Reading	PA
350			Tutor Time	Elk Grove	CA
351			Mattress Firm	Lancaster	OH
352			Raising Cane's	Lancaster	OH
353			Dollar General	Suffolk	VA
354			Chuy's	Cincinnati	OH
355			Gerber Collision	Woodstock	GA
356			Gerber Collision	Roswell	GA
357			Hobby Lobby	Beavercreek	OH
358			Sparkling Image	Bakersfield	CA
359			Sparkling Image	Bakersfield	CA
360			Vacant Land	Bakersfield	CA
361			Sparkling Image	Ventura	CA
362			Sparkling Image	Ventura	CA
363			Sparkling Image	San Fernando	CA
364			Sparkling Image	Bakersfield	CA
365			Sparkling Image	Bakersfield	CA
366			Sparkling Image	Bakersfield	CA
367			Sparkling Image	Bakersfield	CA
368			Pep Boys	Guayama	PR
369			Vacant Land	Hadley	MA
370			Life Time Fitness	Mt. Laurel	NJ
371			Jo-Ann etc	Corpus Christi	TX
372	Multi		FX Video Game Exchange	Corpus Christi	TX
	Multi		Spec's Liquor and Fine Foods	Corpus Christi	TX
373			Dollar Tree	Garland	TX
374			Barnes & Noble	Plantation	FL
375			CVS	Pantego	TX
376			Best Buy	St Petersburg	FL
377			Murphy Oil	Arlington	TX
378			CVS	Lewisville	TX
379			CVS	Forest Hill	TX
380			Bed Bath & Beyond	Glen Allen	VA
381			CVS	Garland	TX
382			Chair King	Grapevine	TX
383			Food 4 Less	National City	CA
384			Dirt Cheap	Nacogdoches	TX
385			Famsa	Harlingen	TX
386			Bed Bath & Beyond	Glendale	AZ

	Multi-Tenant	**	Property	City	State
387			Spencer’s Air Conditioning & Appliance	Glendale	AZ
388	Multi		Northern Tool	Beaumont	TX
	Multi		Urban Air	Beaumont	TX
389			Warehouse Shoe Sale	Houston	TX
390			Driscoll Children's Hospital	Corpus Christi	TX
391	Multi		Goodwill	Sealy	TX
	Multi		Jin's Asian Cafe	Sealy	TX
	Multi		Vacant Property	Sealy	TX
	Multi		Vacant Property	Sealy	TX
392			CVS	Dallas	TX
393			First Cash Pawn	Alice	TX
394			PetSense	Kingsville	TX
395			Twin Peaks	Beaumont	TX
396			T-Mobile	Lewisville	TX
397			Vacant Property	Lubbock	TX
398			Brasao Brazilian Steak House	Irving	TX
399			Bombones Sports Bar	Dallas	TX
400			Denny's (Franchisee)	Clifton	CO
401			Jared Jewelers	Oviedo	FL
402			Jared Jewelers	Lewisville	TX
403			Jared Jewelers	Richmond	VA
404			Stop N Go	Grand Prairie	TX
405			TGI Friday's	Corpus Christi	TX
406			Jared Jewelers	Houston	TX
407	Multi		Beautiful America Dry Cleaners	Orlando	FL
	Multi		BJ's Wholesale Club	Orlando	FL
	Multi		CORA Rehabilitation Clinics	Orlando	FL
	Multi		Just 4 Dogs Pet Salon	Orlando	FL
	Multi		Magic China Café	Orlando	FL
	Multi		Waterford Nails & Spa	Orlando	FL
408			Gander Outdoors	Amarillo	TX
409			United Rentals	La Porte	TX
410			United Rentals	Plano	TX
411			United Rentals	Irving	TX
412			United Rentals	Cedar Park	TX
413			Action Gypsum Supply	Carrollton	TX
414			United Rentals	Fort Worth	TX
415			United Rentals	Fort Worth	TX
416			Goodwill	Fort Worth	TX

	Multi-Tenant	**	Property	City	State
417			Murphy Oil	Fort Worth	TX
418			Spec's Liquor and Fine Foods	Coffee City	TX
419			Ziebart	Maplewood	MN
420			Ziebart	Middleburg Heights	OH
421			NTB Tire and Service Centers	Washington	DC
422			NTB Tire and Service Centers	Newport News	VA
423			NTB Tire and Service Centers	Hampton	VA
424			NTB Tire and Service Centers	Norfolk	VA
425			NTB Tire and Service Centers	Rockville	MD
426			Ashley Furniture	Louisville	KY
427			Carl's Jr.	Tucson	AZ
428			Gate Petroleum	Concord	NC
429			Gate Petroleum	Rocky Mount	NC
430			Nebraskaland Tire	Park City	KS
431			Int'l House of Pancakes	Ankeny	IA
432			Jack in the Box	Plano	TX
433			Kum & Go	Omaha	NE
434			Perkins Restaurant	Des Moines	IA
435			Perkins Restaurant	Des Moines	IA
436			Perkins Restaurant	Des Moines	IA
437			Perkins Restaurant	Newton	IA
438			Perkins Restaurant	Urbandale	IA
439			QuikTrip	Johnston	IA
440			QuikTrip	Clive	IA
441			Blue Beacon Truck Wash	Tulsa	OK
442			Qwest Corporation Service Center	Cedar Rapids	IA
443			Walgreens	Tulsa	OK
444			Ajuua Mexican Restaurant	Aurora	CO
445			United Rentals	Melbourne	FL
446			TitleMax	Dallas	TX
447			Rite Care Pharmacy	Dallas	TX
448			Jo-Ann etc	St. Peters	MO
449			Circle K (Lil' Champ)	Gainesville	FL
450			Chili's	Milledgeville	GA
451			Chili's	Camden	SC
452			Savers Thrift Superstore	Fairview Heights	IL
453			Amscot	Tampa	FL
454	Multi		Famous Footwear	Lapeer	MI
	Multi		Sally Beauty Supply	Lapeer	MI

	Multi-Tenant	**	Property	City	State
	Multi		Vacant Property	Lapeer	MI
	Multi		ULTA Salon, Cosmetics and Fragrance	Lapeer	MI
455	Multi		Continental Rental	Lapeer	MI
	Multi		Great Clips	Lapeer	MI
	Multi		Hear USA	Lapeer	MI
	Multi		JC Nails Salon	Lapeer	MI
	Multi		Doctors of Physical Therapy	Lapeer	MI
456			Guitar Center	Roseville	MN
457			Wherehouse Music	Independence	MO
458	Multi		Fresenius Medical Care	Houston	TX
	Multi		Vacant Property	Houston	TX
459	Multi		Vacant Property	Ridgeland	MS
	Multi		Vacant Property	Ridgeland	MS
460			Tony's Tires	Montgomery	AL
461			Amoco	Deerfield Beach	FL
462			7-Eleven (Susser/Stripes)	Brownsville	TX
463			7-Eleven (Susser/Stripes)	Brownsville	TX
464			7-Eleven (Susser/Stripes)	Brownsville	TX
465			7-Eleven (Susser/Stripes)	Brownsville	TX
466			7-Eleven (Susser/Stripes)	Brownsville	TX
467			7-Eleven (Susser/Stripes)	Brownsville	TX
468			7-Eleven (Susser/Stripes)	Brownsville	TX
469			7-Eleven (Susser/Stripes)	Brownsville	TX
470			7-Eleven (Susser/Stripes)	Brownsville	TX
471			7-Eleven (Susser/Stripes)	Corpus Christi	TX
472			7-Eleven (Susser/Stripes)	Corpus Christi	TX
473			7-Eleven (Susser/Stripes)	Corpus Christi	TX
474			7-Eleven (Susser/Stripes)	Corpus Christi	TX
475			7-Eleven (Susser/Stripes)	Donna	TX
476			7-Eleven (Susser/Stripes)	Edinburg	TX
477			7-Eleven (Susser/Stripes)	Falfurias	TX
478			7-Eleven (Susser/Stripes)	Freer	TX
479			7-Eleven (Susser/Stripes)	George West	TX
480			7-Eleven (Susser/Stripes)	Harlingen	TX
481			7-Eleven (Susser/Stripes)	Harlingen	TX
482			7-Eleven (Susser/Stripes)	Harlingen	TX
483			7-Eleven (Susser/Stripes)	La Feria	TX
484			7-Eleven (Susser/Stripes)	Laredo	TX
485			Stripes (Sunoco)	Laredo	TX

	Multi-Tenant	**	Property	City	State
486			7-Eleven (Susser/Stripes)	Laredo	TX
487			7-Eleven (Susser/Stripes)	Laredo	TX
488			7-Eleven (Susser/Stripes)	Laredo	TX
489			7-Eleven (Susser/Stripes)	Laredo	TX
490			Stripes (Sunoco)	Lawton	OK
491			7-Eleven (Susser/Stripes)	McAllen	TX
492			7-Eleven (Susser/Stripes)	Mission	TX
493			7-Eleven (Susser/Stripes)	Mission	TX
494			7-Eleven (Susser/Stripes)	Olmito	TX
495			7-Eleven (Susser/Stripes)	Pharr	TX
496			7-Eleven (Susser/Stripes)	Pharr	TX
497			7-Eleven (Susser/Stripes)	Pharr	TX
498			7-Eleven (Susser/Stripes)	Port Isabel	TX
499			7-Eleven (Susser/Stripes)	Portland	TX
500			7-Eleven (Susser/Stripes)	Progreso	TX
501			7-Eleven (Susser/Stripes)	Riviera	TX
502			7-Eleven (Susser/Stripes)	South Padre Island	TX
503			7-Eleven (Susser/Stripes)	San Benito	TX
504			7-Eleven (Susser/Stripes)	San Juan	TX
505			Stripes (Sunoco)	Wichita Falls	TX
506			Stripes (Sunoco)	Wichita Falls	TX
507			Stripes (Sunoco)	Wichita Falls	TX
508			7-Eleven (Susser/Stripes)	Brownsville	TX
509			7-Eleven (Susser/Stripes)	Brownsville	TX
510			7-Eleven (Susser/Stripes)	Corpus Christi	TX
511			7-Eleven (Susser/Stripes)	Edinburg	TX
512			7-Eleven (Susser/Stripes)	Los Indios	TX
513			7-Eleven (Susser/Stripes)	McAllen	TX
514			7-Eleven (Susser/Stripes)	San Benito	TX
515			7-Eleven (Susser/Stripes)	San Juan	TX
516			Amscot	Orlando	FL
517			Amscot	Orlando	FL
518			Kwik Pik	Newstead	NY
519			Kwik Pik	Canisteo	NY
520			Empire Buffet	Las Cruces	NM
521			Amscot	Orlando	FL
522			Circle K (Lil' Champ)	Ocala	FL
523			Amscot	Orlando	FL
524			Bell Indiana (Taco Bell)	Columbus	IN

	Multi-Tenant	**	Property	City	State
525			Bell Indiana (Taco Bell)	Terre Haute	IN
526			Bell Indiana (Taco Bell)	Indianapolis	IN
527			Bell Indiana (Taco Bell)	Speedway	IN
528			Bell Indiana (Taco Bell)	Terre Haute	IN
529			Bell Indiana (Taco Bell)	Vincennes	IN
530			Bell Indiana (Taco Bell)	Owensboro	KY
531			Bell Indiana (Taco Bell)	Columbus	IN
532			Bell Indiana (Taco Bell)	Evansville	IN
533			Bell Indiana (Taco Bell)	Shelbyville	IN
534			Bell Indiana (Taco Bell)	Greensburg	IN
535			Bell Indiana (Taco Bell)	Bedford	IN
536			Bell Indiana (Taco Bell)	Madisonville	KY
537			Bell Indiana (Taco Bell)	Fishers	IN
538			Bell Indiana (Taco Bell)	Evansville	IN
539			Bell Indiana (Taco Bell)	Evansville	IN
540			Bell Indiana (Taco Bell)	Indianapolis	IN
541			Circle K (Shop-a-Snak)	Bessemer	AL
542			Circle K (Shop-a-Snak)	Chelsea	AL
543			Circle K (Shop-a-Snak)	Jasper	AL
544			Circle K (Shop-a-Snak)	Hoover	AL
545			Circle K (Shop-a-Snak)	Birmingham	AL
546			Circle K (Shop-a-Snak)	Birmingham	AL
547			Circle K (Shop-a-Snak)	Birmingham	AL
548			Circle K (Shop-a-Snak)	Homewood	AL
549			Circle K (Shop-a-Snak)	Hoover	AL
550			Circle K (Shop-a-Snak)	Tuscaloosa	AL
551			Circle K (Shop-a-Snak)	Tuscaloosa	AL
552			Circle K (Shop-a-Snak)	Tuscaloosa	AL
553			Circle K (Shop-a-Snak)	Trussville	AL
554			Circle K (Shop-a-Snak)	Hoover	AL
555			Road Ranger	Rockford	IL
556			Road Ranger	Springfield	IL
557			Road Ranger	Dekalb	IL
558			Road Ranger	Cherry Valley	IL
559			Road Ranger	Decatur	IL
560			Road Ranger	Belvidere	IL
561			Road Ranger	Elk Run Heights	IA
562			Road Ranger	Springfield	IL
563			Road Ranger	Oakdale	WI

	Multi-Tenant	**	Property	City	State
564			Road Ranger	Lake Station	IN
565			Road Ranger	Cottage Grove	WI
566			Road Ranger	Brazil	IN
567			Road Ranger	Mendota	IL
568			Road Ranger	Rockford	IL
569			Pull-A-Part	Augusta	GA
570			Pull-A-Part	Norcross	GA
571			Pull-A-Part	Conley	GA
572			Pull-A-Part	Birmingham	AL
573			Pull-A-Part	Charlotte	NC
574			Pull-A-Part	Louisville	KY
575			Pull-A-Part	Harvey	LA
576			Pull-A-Part	Lafayette	LA
577			Pull-A-Part	Cleveland	OH
578			Circle K (Kangaroo Express)	Carthage	NC
579			Circle K (Kangaroo Express)	West End	NC
580			Circle K (Kangaroo Express)	Siler City	NC
581			Circle K (Kangaroo Express)	Sanford	NC
582			Circle K (Kangaroo Express)	Sanford	NC
583			Circle K (Kangaroo Express)	Belleview	FL
584			Circle K (Kangaroo Express)	Jacksonville Beach	FL
585			Circle K (Kangaroo Express)	Jacksonville	FL
586			Denny's (Franchisee)	Little Rock	AR
587			Denny's (Franchisee)	Tucson	AZ
588			Denny's (Franchisee)	Campbell	CA
589			Denny's (Franchisee)	Carson	CA
590			Denny's (Franchisee)	Stockton	CA
591			Quick Quack Car Wash	Colorado Springs	CO
592			Urban Tandoor, Indian Wine & Dine	Colorado Springs	CO
593			Denny's (Franchisee)	Enfield	CT
594			Denny's (Franchisee)	Wethersfield	CT
595	Multi		Pollo Tropical	Hialeah	FL
	Multi		Taco Bell	Hialeah	FL
596			Denny's (Franchisee)	Virginia Gardens	FL
597			Denny's (Franchisee)	Miami	FL
598			Denny's (Franchisee)	Boise	ID
599			Denny's (Franchisee)	Chubbuck	ID
600			Denny's (Franchisee)	Nampa	ID
601			Denny's (Franchisee)	Arlington Heights	IL

	Multi-Tenant	**	Property	City	State
602			Denny's (Franchisee)	Collinsville	IL
603			Denny's (Franchisee)	Indianapolis	IN
604			El Jalapeno	Indianapolis	IN
605			Denny's (Franchisee)	Indianapolis	IN
606			Denny's (Franchisee)	Indianapolis	IN
607			Denny's (Franchisee)	Indianapolis	IN
608			Denny's (Franchisee)	Lafayette	IN
609			Denny's (Co. Owned)	Worcester	MA
610			Denny's (Franchisee)	Laurel	MD
611			Denny's (Franchisee)	Maplewood	MN
612			Vacant Property	Florissant	MO
613			Denny's (Franchisee)	Sunset Hills	MO
614			Denny's (Franchisee)	Kernersville	NC
615			Denny's (Franchisee)	Raleigh	NC
616			Denny's (Franchisee)	Omaha	NE
617			Vacant Property	Austintown	OH
618			Vacant Property	Boardman Township	OH
619			Five Guys Burgers and Fries	Middleburg Heights	OH
620			Third Federal Savings	Parma	OH
621			Vacant Property	Clackamas	OR
622			Denny's (Franchisee)	Amarillo	TX
623			Denny's (Franchisee)	Corpus Christi	TX
624			Denny's (Franchisee)	Dallas	TX
625			Little Germany Restaurant	Fort Worth	TX
626			Denny's (Franchisee)	Houston	TX
627			Vacant Property	North Richland Hills	TX
628			Sweet Berries Cafe	Sherman	TX
629			Denny's (Franchisee)	Sugarland	TX
630			Denny's (Franchisee)	Provo	UT
631			Denny's (Franchisee)	Alexandria	VA
632			Denny's (Franchisee)	Fairfax	VA
633			Denny's (Franchisee)	Chehalis	WA
634			Denny's (Franchisee)	Federal Way	WA
635			Antojo Mexican Grill	Lakewood	WA
636			Amscot	Clearwater	FL
637			Circle K (Kangaroo Express)	Destin	FL
638			Circle K (Kangaroo Express)	Niceville	FL
639			7-Eleven (Susser/Stripes)	Palmview	TX
640			Circle K (Kangaroo Express)	Kill Devil Hills	NC

	Multi-Tenant	**	Property	City	State
641			Circle K (Kangaroo Express)	Kill Devil Hills	NC
642			Circle K (Kangaroo Express)	Interlachen	FL
643			Logan's Roadhouse	Alexandria	LA
644			Logan's Roadhouse	Lake Charles	LA
645			Logan's Roadhouse	Roanoke	VA
646			Saltgrass Steakhouse	San Marcos	TX
647			Vacant Property	Greenwood	IN
648			Logan's Roadhouse	Beckley	WV
649			Dave & Buster's	Hilliard	OH
650			Logan's Roadhouse	Hurst	TX
651			Yakiniku Korean and Japanese BBQ	Southaven	MS
652			Logan's Roadhouse	McAllen	TX
653			Pull-A-Part	Montgomery	AL
654			Circle K (Kangaroo Express)	Midland City	AL
655			Pull-A-Part	Jackson	MS
656			7-Eleven (Susser/Stripes)	Rio Grande City	TX
657			7-Eleven (Susser/Stripes)	Zapata	TX
658			7-Eleven (Susser/Stripes)	San Juan	TX
659			7-Eleven (Susser/Stripes)	Harlingen	TX
660			Circle K (Kangaroo Express)	Naples	FL
661			Healthy Pet	Suwanee	GA
662			Tamarind Restaurant	Tucson	AZ
663			Road Ranger	Princeton	IL
664			Road Ranger	South Beloit	IL
665			Road Ranger	DeKalb	IL
666			Road Ranger	Hampshire	IL
667			Road Ranger	Champaign	IL
668			Road Ranger	Fenton	MO
669			Mister Car Wash	Spokane	WA
670			Mister Car Wash	Spokane	WA
671			Mister Car Wash	Edina	MN
672			Mister Car Wash	Roseville	MN
673			Mister Car Wash	West St Paul	MN
674			Mister Car Wash	Anoka	MN
675			Mister Car Wash	Eden Prairie	MN
676			Mister Car Wash	Brooklyn Park	MN
677			Mister Car Wash	Cottage Grove	MN
678			Mister Car Wash	St. Cloud	MN
679			Mister Car Wash	Plymouth	MN

	Multi-Tenant	**	Property	City	State
680			Mister Car Wash	Des Moines	IA
681			Mister Car Wash	Clive	IA
682			Mister Car Wash	Cedar Rapids	IA
683			Mister Car Wash	Des Moines	IA
684			Mister Car Wash	Houston	TX
685			Mister Car Wash	Houston	TX
686			Mister Car Wash	Houston	TX
687			Mister Car Wash	Houston	TX
688			Mister Car Wash	Houston	TX
689			Mister Car Wash	Houston	TX
690			Mister Car Wash	Houston	TX
691			Mister Car Wash	Humble	TX
692			Mister Car Wash	Houston	TX
693			Mister Car Wash	Sugarland	TX
694			Pull-A-Part	Baton Rouge	LA
695			Circle K (Kangaroo Express)	Columbiana	AL
696			Healthy Pet	Colonial Heights	VA
697			Circle K (Kangaroo Express)	Longs	SC
698			Road Ranger	Cedar Rapids	IA
699			Road Ranger	Marion	IA
700			Circle K (Kangaroo Express)	Kentwood	LA
701			Ferguson	Destin	FL
702			Furr's Family Dining	Moore	OK
703			Circle K (Kangaroo Express)	Dothan	AL
704			Circle K (Petro Express)	Charlotte	NC
705			Circle K (Petro Express)	Charlotte	NC
706			Circle K (Petro Express)	Charlotte	NC
707			Circle K (Petro Express)	Charlotte	NC
708			Circle K (Petro Express)	Charlotte	NC
709			Circle K (Petro Express)	Rock Hill	SC
710			Circle K (Petro Express)	Lincolnton	NC
711			Circle K (Petro Express)	Gastonia	NC
712			Circle K (Petro Express)	Charlotte	NC
713			Circle K (Petro Express)	Charlotte	NC
714			Circle K (Petro Express)	Charlotte	NC
715			Circle K (Petro Express)	Charlotte	NC
716			Circle K (Petro Express)	Fort Mill	SC
717			Circle K (Petro Express)	Charlotte	NC
718			Circle K (Petro Express)	Charlotte	NC

	Multi-Tenant	**	Property	City	State
719			Circle K (Petro Express)	Denver	NC
720			Circle K (Petro Express)	Statesville	NC
721			Circle K (Petro Express)	York	SC
722			Circle K (Petro Express)	Concord	NC
723			Circle K (Petro Express)	Rock Hill	SC
724			Circle K (Petro Express)	Belmont	NC
725			Circle K (Petro Express)	Hickory	NC
726			Circle K (Petro Express)	Concord	NC
727			Circle K (Petro Express)	Lake Wylie	SC
728			Circle K (Petro Express)	Charlotte	NC
729			Circle K (Petro Express)	Gastonia	NC
730			Circle K (Petro Express)	Lake Wylie	SC
731			Circle K (Petro Express)	Kings Mountain	NC
732			Circle K (Petro Express)	Gastonia	NC
733			Circle K (Petro Express)	Gastonia	NC
734			Circle K (Petro Express)	Charlotte	NC
735			Circle K (Petro Express)	Rock Hill	SC
736			Circle K (Petro Express)	Charlotte	NC
737			Circle K (Petro Express)	Mineral Springs	NC
738			Circle K (Petro Express)	Monroe	NC
739			Circle K (Petro Express)	Monroe	NC
740			Circle K (Petro Express)	Waxhaw	NC
741			Circle K (Petro Express)	Monroe	NC
742			Circle K (Petro Express)	Charlotte	NC
743			Circle K (Petro Express)	Rock Hill	SC
744			Circle K (Petro Express)	Charlotte	NC
745			Goodyear Truck & Tire	Anthony	TX
746			7-Eleven (Susser/Stripes)	Orange Grove	TX
747			Cool Crest	Independence	MO
748			All Star Sports	Wichita	KS
749			All Star Sports	Wichita	KS
750			Goodyear Truck & Tire	Valdosta	GA
751			Goodyear Truck & Tire	Dalton	GA
752			Goodyear Truck & Tire	Beaverdam	OH
753			Goodyear Truck & Tire	Whiteland	IN
754			Goodyear Truck & Tire	Gary	IN
755			Goodyear Truck & Tire	Franklin	OH
756			Vacant Property	Mebane	NC
757			Goodyear Truck & Tire	Bowman	SC

	Multi-Tenant	**	Property	City	State
758			Goodyear Truck & Tire	Port Wentworth	GA
759			Vacant Property	Piedmont	SC
760			Goodyear Truck & Tire	Georgetown	KY
761			Goodyear Truck & Tire	Benton	AR
762			Sonic Automotive	Charlotte	NC
763			Last Stop West	Azle	TX
764			Magic Mountain	Columbus	OH
765			Magic Mountain	Columbus	OH
766			Food Fast	Forney	TX
767			Food Fast	Gun Barrel City	TX
768			Food Fast	Tyler	TX
769			Food Fast	Bossier City	LA
770			Food Fast	Tyler	TX
771			Food Fast	Longview	TX
772			Food Fast	Gun Barrel City	TX
773			Food Fast	Longview	TX
774			Food Fast	Mabank	TX
775			Food Fast	Mt. Vernon	TX
776			Food Fast	Tyler	TX
777			Food Fast	Longview	TX
778			Food Fast	Jacksonville	TX
779			Food Fast	Kemp	TX
780			Food Fast	Longview	TX
781			Food Fast	Longview	TX
782			Food Fast	Tyler	TX
783			Food Fast	Tyler	TX
784			Food Fast	Tyler	TX
785			Food Fast	Brownsboro	TX
786			Food Fast	Tyler	TX
787			Food Fast	Flint	TX
788			Chili's	Albany	GA
789			Vacant Property	Rochester	NY
790			Don Tello's Tex-Mex Grill	Lithonia	GA
791			Chili's	Statesboro	GA
792			Chili's	Florence	SC
793			Goodyear Truck & Tire	Temple	GA
794			Pull-A-Part	Mobile	AL
795			Goodyear Truck & Tire	Urbandale	IA
796			Chili's	Valdosta	GA

	Multi-Tenant	**	Property	City	State
797			Goodyear Truck & Tire	Robinson	TX
798			Goodyear Truck & Tire	Kearney	MO
799			Pull-A-Part	Winston-Salem	NC
800			Ultra Car Wash	Mobile	AL
801			Pull-A-Part	Lithonia	GA
802			Road Ranger	Okawville	IL
803			Circle K (Kangaroo Express)	Cary	NC
804			Goodyear Truck & Tire	Oklahoma City	OK
805			Road Ranger	Dubuque	IA
806			Pull-A-Part	Columbia	SC
807			AMC Theatre	Bloomington	IN
808			Regal Theatre	Bolingbrook	IL
809			AMC Theatre	Brighton	CO
810			AMC Theatre	Castle Rock	CO
811			AMC Theatre	Evansville	IN
812			AMC Theatre	Galesburg	IL
813			AMC Theatre	Michigan City	IN
814			AMC Theatre	Muncie	IN
815			AMC Theatre	Naperville	IL
816			AMC Theatre	New Lenox	IL
817			AMC Theatre	Machesney Park	IL
818			Road Ranger	Belvidere	IL
819			Road Ranger	South Beloit	IL
820			Mister Car Wash	Rochester	MN
821			7-Eleven (Susser/Stripes)	Laredo	TX
822			7-Eleven (Susser/Stripes)	Laredo	TX
823			7-Eleven (Susser/Stripes)	Laredo	TX
824			7-Eleven (Susser/Stripes)	Laredo	TX
825			7-Eleven (Susser/Stripes)	Laredo	TX
826			7-Eleven (Susser/Stripes)	Harlingen	TX
827			7-Eleven (Susser/Stripes)	San Benito	TX
828			Stripes (Sunoco)	Monahans	TX
829			Stripes (Sunoco)	Odessa	TX
830			7-Eleven (Susser/Stripes)	Del Rio	TX
831			7-Eleven (Susser/Stripes)	Kerrville	TX
832			Stripes (Sunoco)	San Angelo	TX
833			Pep Boys	Marlton	NJ
834			Pep Boys	Turnersville	NJ
835			Pep Boys	Cicero	IL

	Multi-Tenant	**	Property	City	State
836			Pep Boys	Chicago	IL
837			Pep Boys	Joliet	IL
838			Pep Boys	Lansing	IL
839			Pep Boys	Marietta	GA
840			Pep Boys	Roswell	GA
841			Pep Boys	Jacksonville	FL
842			Pep Boys	East Brunswick	NJ
843			Mister Car Wash	Vestavia Hills	AL
844			Mister Car Wash	Birmingham	AL
845			Mister Car Wash	Clearwater	FL
846			Mister Car Wash	Seminole	FL
847			Mister Car Wash	Tampa	FL
848			Mister Car Wash	Mesquite	TX
849			Buck's	St. Louis	MO
850			7-Eleven (Susser/Stripes)	Pharr	TX
851			Mister Car Wash	El Paso	TX
852			Mister Car Wash	El Paso	TX
853			Mister Car Wash	El Paso	TX
854			Mister Car Wash	El Paso	TX
855			Mister Car Wash	El Paso	TX
856			Fuji Japanese Steakhouse	Farmington	NM
857			7-Eleven (Susser/Stripes)	McAllen	TX
858			Stripes (Sunoco)	Harlingen	TX
859			7-Eleven (Susser/Stripes)	Laredo	TX
860			7-Eleven (Susser/Stripes)	Harlingen	TX
861			7-Eleven (Susser/Stripes)	Port Isabel	TX
862			AMC Theatre	Schererville	IN
863			AMC Theatre	Quincy	IL
864			AMC Theatre	Chicago	IL
865			AMC Theatre	Johnson Creek	WI
866			AMC Theatre	Lake Delton	WI
867			Express Oil Change	Birmingham	AL
868			Express Oil Change	Florence	AL
869			Express Oil Change	Helena	AL
870			Express Oil Change	Muscle Shoals	AL
871			Express Oil Change	Opelika	AL
872			Goodyear Truck & Tire	Amarillo	TX
873			Goodyear Truck & Tire	Jackson	MS
874			Pet Paradise	Houston	TX

	Multi-Tenant	**	Property	City	State
875			Pet Paradise	Bunnell	FL
876			Dave & Buster's	Tulsa	OK
877			7-Eleven (Susser/Stripes)	Brownsville	TX
878			7-Eleven (Susser/Stripes)	La Villa	TX
879			7-Eleven (Susser/Stripes)	Laredo	TX
880			7-Eleven (Susser/Stripes)	Edinburg	TX
881			7-Eleven (Susser/Stripes)	McAllen	TX
882			7-Eleven (Susser/Stripes)	Laredo	TX
883			Ultra Car Wash	Lilburn	GA
884			ARCO ampm	Mesa	AZ
885			ARCO ampm	Globe	AZ
886			ARCO ampm	Tucson	AZ
887			ARCO ampm	Tucson	AZ
888			ARCO ampm	Mesa	AZ
889			ARCO ampm	Gilbert	AZ
890			ARCO ampm	Scottsdale	AZ
891			Shell	Glendale	AZ
892			ARCO ampm	Tucson	AZ
893			ARCO ampm	Sedona	AZ
894			ARCO ampm	Prescott	AZ
895			ARCO ampm	Casa Grande	AZ
896			ARCO ampm	Tucson	AZ
897			Shell	Peoria	AZ
898			LA Fitness	Centerville	OH
899			Chili's	Tifton	GA
900			Goodyear Truck & Tire	Glendale	KY
901			LA Fitness	Warren	MI
902			TitleMax	Fairfield	AL
903			TitleMax	Darlington	SC
904			TitleMax	Hueytown	AL
905			TitleMax	Sylacauga	AL
906			TitleMax	Marietta	GA
907			TitleMax	Gadsden	AL
908			TitleMax	Anniston	AL
909			TitleMax	Macon	GA
910			TitleMax	Montgomery	AL
911			TitleMax	Jonesboro	GA
912			TitleMax	Lawrenceville	GA
913			TitleMax	Riverdale	GA

	Multi-Tenant	**	Property	City	State
914			TitleMax	St. Louis	MO
915			TitleMax	Springfield	MO
916			TitleMax	Norcross	GA
917			TitleMax	Taylors	SC
918			TitleMax	Cheraw	SC
919			TitleMax	Columbia	SC
920			TitleMax	Dalton	GA
921			TitleMax	Aiken	SC
922			TitleMax	Berkeley	MO
923			TitleMax	St. Louis	MO
924			TitleMax	Springfield	MO
925			LA Fitness	Cincinnati	OH
926			Pull-A-Part	Akron	OH
927			Chili's	Evans	GA
928			Goodyear Truck & Tire	Laredo	TX
929			Pet Paradise	Charlotte	NC
930			Pet Paradise	Davie	FL
931			Dave & Buster's	Wauwatosa	WI
932			Express Oil Change	Horn Lake	MS
933			Stripes (Sunoco)	Lubbock	TX
934			Stripes (Sunoco)	Houston	TX
935			Sunshine Energy	Kansas City	MO
936			Patriot Fuels	Vinita	OK
937			Sunshine Energy	Altamont	KS
938			Chili's	Jefferson City	MO
939			Chili's	Merriam	KS
940			Chili's	Wichita	KS
941			LA Fitness	Indianapolis	IN
942			LA Fitness	Laveen	AZ
943			Walgreens	Boise	ID
944			Walgreens	Nampa	ID
945			Mister Car Wash	Tampa	FL
946			Furr's Family Dining	Arlington	TX
947			Goodyear Truck & Tire	Midland	TX
948			RBC Bank	Altamonte Springs	FL
949			Dave & Buster's	Orlando	FL
950			Dollar General	High Springs	FL
951			Camping World	Vacaville	CA
952			LA Fitness	Kennesaw	GA

	Multi-Tenant	**	Property	City	State
953			Cinemark	Draper	UT
954			Dollar General	Inverness	FL
955			Dollar General	Cocoa	FL
956			Applebee's	Danville	KY
957			Applebee's	Florence	KY
958			Applebee's	Frankfort	KY
959			Applebee's	Nicholasville	KY
960			Applebee's	Crestview Hills	KY
961			Applebee's	Maysville	KY
962			Applebee's	Georgetown	KY
963			Applebee's	Hilliard	OH
964			Raising Cane's	Cincinnati	OH
965			Applebee's	Troy	OH
966			Goodyear Truck & Tire	Tuscaloosa	AL
967			Dollar General	Palm Bay	FL
968			Saltgrass Steakhouse	Beaumont	TX
969			Twin Peaks	Olathe	KS
970			Camping World	Strafford	MO
971			Camping World	North Little Rock	AR
972			Gander Outdoors	DeForest	WI
973			Gander Outdoors	Springfield	IL
974			Gander Outdoors	Onalaska	WI
975			CarQuest	Fairbanks	AK
976			Advance Auto Parts	Ocala	FL
977			Advance Auto Parts	Carol Stream	IL
978			Advance Auto Parts	Sycamore	IL
979			CarQuest	Wasilla	AK
980			Advance Auto Parts	Mobile	AL
981			CarQuest	Enterprise	AL
982			Advance Auto Parts	Troy	AL
983			Advance Auto Parts	West Memphis	AR
984			Advance Auto Parts	Thornton	CO
985			CarQuest	Metamora	IL
986			Advance Auto Parts	Alsip	IL
987			Vacant Property	Bay City	MI
988			Vacant Property	Benton Harbor	MI
989			Vacant Property	Essexville	MI
990			Advance Auto Parts	Aurora	IL
991			Advance Auto Parts	Dodge City	KS

	Multi-Tenant	**	Property	City	State
992			Advance Auto Parts	Lexington	KY
993			CarQuest	Nicholasville	KY
994			Advance Auto Parts	Abbeville	LA
995			CarQuest	Lafayette	LA
996			Advance Auto Parts	Kennedale	TX
997			CarQuest	Sulphur	LA
998			Advance Auto Parts	Brunswick	ME
999			Advance Auto Parts	Bucksport	ME
1000			Advance Auto Parts	Houlton	ME
1001			American Welding & Gas	Appleton	WI
1002			Advance Auto Parts	Bangor	ME
1003			Vacant Property	Oshkosh	WI
1004			Advance Auto Parts	Escanaba	MI
1005			Advance Auto Parts	Schofield	WI
1006			Advance Auto Parts	St. Peter	MN
1007			Advance Auto Parts	Windom	MN
1008			Advance Auto Parts	Fairmont	MN
1009			Advance Auto Parts	Addison	IL
1010			Advance Auto Parts	Chicago	IL
1011			Advance Auto Parts	Elgin	IL
1012			CarQuest	Sauk Centre	MN
1013			Advance Auto Parts	Rockford	IL
1014			CarQuest	Overland	MO
1015			Advance Auto Parts	Laurel	MS
1016			CarQuest	Pearl	MS
1017			CarQuest	Helena	MT
1018			CarQuest	Kalispell	MT
1019			CarQuest	Bay City	MI
1020			CarQuest	Anaconda	MT
1021			CarQuest	Owosso	MI
1022			CarQuest	Baker	MT
1023			CarQuest	Billings	MT
1024			CarQuest	Billings	MT
1025			CarQuest	Colstrip	MT
1026			CarQuest	Cut Bank	MT
1027			Advance Auto Parts	Irving	TX
1028			CarQuest	Dillon	MT
1029			CarQuest	Glasgow	MT
1030			CarQuest	Great Falls	MT

	Multi-Tenant	**	Property	City	State
1031			CarQuest	Hamilton	MT
1032			CarQuest	Harlem	MT
1033			CarQuest	Lewistown	MT
1034			Advance Auto Parts	Marshfield	WI
1035			Advance Auto Parts	Stevens Point	WI
1036			Advance Auto Parts	Wautoma	WI
1037			Advance Auto Parts	Wisconsin Rapids	WI
1038			CarQuest	Livingston	MT
1039			CarQuest	Malta	MT
1040			CarQuest	Missoula	MT
1041			CarQuest	Bakersfield	CA
1042			CarQuest	Roundup	MT
1043			CarQuest	Shelby	MT
1044			CarQuest	Sidney	MT
1045			CarQuest	Whitefish	MT
1046			Advance Auto Parts	Arden	NC
1047			CarQuest	Burlington	NC
1048			Advance Auto Parts	Devils Lake	ND
1049			CarQuest	Williston	ND
1050			Advance Auto Parts	Greenville	OH
1051			Vacant Property	Bend	OR
1052			Advance Auto Parts	Stayton	OR
1053			CarQuest	Spartanburg	SC
1054			Advance Auto Parts	West Columbia	SC
1055			Advance Auto Parts	Midland	TX
1056			CarQuest	Lufkin	TX
1057			Tire Zone	Warrenton	VA
1058			Advance Auto Parts	Spokane	WA
1059			Advance Auto Parts	Yakima	WA
1060			CarQuest	Spokane	WA
1061			Advance Auto Parts	Spokane	WA
1062			Advance Auto Parts	Chippewa Falls	WI
1063			Advance Auto Parts	Eau Claire	WI
1064			Advance Auto Parts	Medford	WI
1065			Advance Auto Parts	Phillips	WI
1066			Advance Auto Parts	Rhinelander	WI
1067			Advance Auto Parts	Wausau	WI
1068			Advance Auto Parts	Abbotsford	WI
1069			Advance Auto Parts	Eagle River	WI

	Multi-Tenant	**	Property	City	State
1070			Advance Auto Parts	Hayward	WI
1071			Advance Auto Parts	Montello	WI
1072			Advance Auto Parts	Antigo	WI
1073			Advance Auto Parts	Madison	WI
1074			Advance Auto Parts	Neillsville	WI
1075			Advance Auto Parts	River Falls	WI
1076			CarQuest	Sheboygan	WI
1077			CarQuest	Cody	WY
1078			CarQuest	Powell	WY
1079			CarQuest	Riverton	WY
1080			CarQuest	Sheridan	WY
1081			CarQuest	Worland	WY
1082			Applebee's	Mt. Sterling	KY
1083			Applebee's	Kettering	OH
1084			Applebee's	Grove City	OH
1085			Applebee's	Mesa	AZ
1086			Applebee's	Phoenix	AZ
1087			Applebee's	Phoenix	AZ
1088			Gander Outdoors	Ocala	FL
1089			Dollar General	Deland	FL
1090			Goodyear Truck & Tire	Kenly	NC
1091			Vacant Property	Columbus	MS
1092			Mid-South Bells (Taco Bell)	Madison	AL
1093			Mid-South Bells (Taco Bell)	Hendersonville	NC
1094			Mid-South Bells (Taco Bell)	Fort Payne	AL
1095			Mid-South Bells (Taco Bell)	Anderson	SC
1096			Mid-South Bells (Taco Bell)	Cedartown	GA
1097			Mid-South Bells (Taco Bell)	Simpsonville	SC
1098			Mid-South Bells (Taco Bell)	Easley	SC
1099			Mid-South Bells (Taco Bell)	Franklin	NC
1100			Mid-South Bells (Taco Bell)	Spartanburg	SC
1101			Mid-South Bells (Taco Bell)	Oneonta	AL
1102			Mid-South Bells (Taco Bell)	Blue Ridge	GA
1103			Mid-South Bells (Taco Bell)	Black Mountain	NC
1104			Mid-South Bells (Taco Bell)	Asheville	NC
1105			Mid-South Bells (Taco Bell)	Greenville	SC
1106			Mid-South Bells (Taco Bell)	Toccoa	GA
1107			Mid-South Bells (Taco Bell)	Asheville	NC
1108			Mid-South Bells (Taco Bell)	Seneca	SC

	Multi-Tenant	**	Property	City	State
1109			Mid-South Bells (Taco Bell)	Spartanburg	SC
1110			Mid-South Bells (Taco Bell)	Sylva	NC
1111			Mid-South Bells (Taco Bell)	Greenville	SC
1112			Mid-South Bells (Taco Bell)	Rainsville	AL
1113			Mid-South Bells (Taco Bell)	Pisgah Forest	NC
1114			Mid-South Bells (Taco Bell)	Gaffney	SC
1115			Mid-South Bells (Taco Bell)	Lavonia	GA
1116			Mid-South Bells (Taco Bell)	Inman	SC
1117			Mid-South Bells (Taco Bell)	Piedmont	SC
1118			Mid-South Bells (Taco Bell)	Duncan	SC
1119			Mid-South Bells (Taco Bell)	Anderson	SC
1120			Dollar General	Seffner	FL
1121			Cheddar's Cafe	Baytown	TX
1122			TitleMax	Bay Minette	AL
1123			Goodyear Truck & Tire	Matthews	MO
1124			Dollar General	Hernando	FL
1125			TitleMax	N. Richland Hills	TX
1126			Del Frisco's	Greenwood Village	CO
1127			Del Frisco's	Fort Worth	TX
1128			LA Fitness	Arlington	TX
1129			Cheddar's Cafe	West Monroe	LA
1130			Caliber Collision	Houston	TX
1131			Caliber Collision	Galveston	TX
1132			Caliber Collision	Alvin	TX
1133			TitleMax	Petersburg	VA
1134			Oregano's Pizza Bistro	Fort Collins	CO
1135			Dave & Buster's	Oklahoma City	OK
1136			TitleMax	Savannah	GA
1137			TitleMax	Fort Worth	TX
1138			TitleMax	Hoover	AL
1139			Cheddar's Cafe	Selma	TX
1140			The Shack	Overland Park	KS
1141			Dollar General	Titusville	FL
1142			Adventure Landing	St. Augustine	FL
1143			Adventure Landing	Jacksonville	FL
1144			Adventure Landing	Raleigh	NC
1145			Adventure Landing	Tonawanda	NY
1146			Miller's Ale House	Pensacola	FL
1147			Raising Cane's	Sulphur	LA

	Multi-Tenant	**	Property	City	State
1148			Raising Cane's	Hurst	TX
1149			Goodyear Truck & Tire	Baytown	TX
1150			Patient First	Richmond	VA
1151			Camping World	Avondale	AZ
1152			Camping World	Mesa	AZ
1153			Ferguson	Union City	GA
1154			Cheddar's Cafe	Jonesboro	AR
1155			Goodyear Truck & Tire	Sunbury	OH
1156			Raising Cane's	Plano	TX
1157			Raising Cane's	Fort Worth	TX
1158			Goodyear Truck & Tire	Greenwood	LA
1159			Goodyear Truck & Tire	Joplin	MO
1160			Texas Roadhouse	Palm Bay	FL
1161			Raising Cane's	Pearland	TX
1162			Wehrenberg Theater	Cedar Rapids	IA
1163			LA Fitness	Hurst	TX
1164			Mister Car Wash	Springfield	MO
1165			Mister Car Wash	Springfield	MO
1166			Mister Car Wash	Springfield	MO
1167			Camping World	Bowling Green	KY
1168			Camping World	Council Bluffs	IA
1169			Camping World	Roanoke	VA
1170			Gander Outdoors	Bowling Green	KY
1171			Gander Outdoors	Roanoke	VA
1172			Saltgrass Steakhouse	San Antonio	TX
1173			Fikes Wholesale	Killeen	TX
1174			Fikes Wholesale	Godley	TX
1175			Fikes Wholesale	McGregor	TX
1176			Fikes Wholesale	Belton	TX
1177			Fikes Wholesale	Valley Mills	TX
1178			Fikes Wholesale	Killeen	TX
1179			Fikes Wholesale	Thorndale	TX
1180			Fikes Wholesale	West	TX
1181			TitleMax	Eufaula	AL
1182			TitleMax	Kansas City	MO
1183			Cinemark	Fort Worth	TX
1184			Best Buy	Nashua	NH
1185			Best Buy	Houston	TX
1186			Best Buy	Fort Collins	CO

	Multi-Tenant	**	Property	City	State
1187			Best Buy	Virginia Beach	VA
1188			Best Buy	Albuquerque	NM
1189			Vacant Property	Fort Worth	TX
1190			Best Buy	North Attleborough	MA
1191			Best Buy	Schaumburg	IL
1192			Best Buy	Arlington	TX
1193			BEL Furniture	Beaumont	TX
1194			Dollar General	Disputanta	VA
1195			Goodyear Truck & Tire	Winslow	AZ
1196			BJ's Wholesale Club	W. Hartford	CT
1197			BJ's Wholesale Club	Roxbury	NJ
1198			BJ's Wholesale Club	Fairfax	VA
1199			BJ's Wholesale Club	Hialeah	FL
1200			BJ's Wholesale Club	Hamilton	NJ
1201			Dollar General	Lumberton	NC
1202			Raising Cane's	Addison	TX
1203			Dollar General	Newport News	VA
1204			Camping World	Golden	CO
1205			TitleMax	Arnold	MO
1206			TitleMax	Greenville	SC
1207			TitleMax	Bristol	VA
1208			TitleMax	Fairview Heights	IL
1209			TitleMax	Florissant	MO
1210			TitleMax	Olive Branch	MS
1211			TitleMax	Sugar Creek	MO
1212			TitleMax	Jonesboro	GA
1213			Raising Cane's	Houston	TX
1214			Miller's Ale House	Oviedo	FL
1215			Mister Car Wash	Missouri City	TX
1216			Cheddar's Cafe	Hattiesburg	MS
1217			Chuck E. Cheese's	Mobile	AL
1218			7-Eleven	Cedar Park	TX
1219			7-Eleven	Austin	TX
1220			7-Eleven	Austin	TX
1221			7-Eleven	Austin	TX
1222			7-Eleven	Austin	TX
1223			7-Eleven	Austin	TX
1224			7-Eleven	Austin	TX
1225			7-Eleven	Austin	TX

	Multi-Tenant	**	Property	City	State
1226			7-Eleven	Austin	TX
1227			7-Eleven	Austin	TX
1228			7-Eleven	Austin	TX
1229			7-Eleven	Austin	TX
1230			7-Eleven	San Antonio	TX
1231			7-Eleven	San Antonio	TX
1232			7-Eleven	San Antonio	TX
1233			7-Eleven	Universal City	TX
1234			7-Eleven	San Antonio	TX
1235			7-Eleven	San Antonio	TX
1236			7-Eleven	San Antonio	TX
1237			7-Eleven	San Antonio	TX
1238			7-Eleven	San Antonio	TX
1239			7-Eleven	San Antonio	TX
1240			7-Eleven	San Antonio	TX
1241			7-Eleven	San Antonio	TX
1242			7-Eleven	San Antonio	TX
1243			7-Eleven	San Antonio	TX
1244			7-Eleven	San Antonio	TX
1245			7-Eleven	San Antonio	TX
1246			7-Eleven	Bloomington	TX
1247			7-Eleven	Palacios	TX
1248			7-Eleven	Winnie	TX
1249			7-Eleven	Edna	TX
1250			7-Eleven	Beaumont	TX
1251			7-Eleven	Beaumont	TX
1252			7-Eleven	Canyon Lake	TX
1253			7-Eleven	West Orange	TX
1254			7-Eleven	Kingsland	TX
1255			Stripes (Sunoco)	Laredo	TX
1256			Stripes (Sunoco)	Laredo	TX
1257			7-Eleven	Victoria	TX
1258			7-Eleven	Beaumont	TX
1259			7-Eleven	Kingsville	TX
1260			7-Eleven	Corpus Christi	TX
1261			Stripes (Sunoco)	Portland	TX
1262			Stripes (Sunoco)	Rockport	TX
1263			Stripes (Sunoco)	Harlingen	TX
1264			7-Eleven	College Station	TX

	Multi-Tenant	**	Property	City	State
1265			7-Eleven	Bryan	TX
1266			Stripes (Sunoco)	Laredo	TX
1267			Stripes (Sunoco)	Laredo	TX
1268			7-Eleven	Laredo	TX
1269			7-Eleven	Rio Bravo	TX
1270			7-Eleven	Victoria	TX
1271			Stripes (Sunoco)	Corpus Christi	TX
1272			Stripes (Sunoco)	Corpus Christi	TX
1273			Stripes (Sunoco)	Corpus Christi	TX
1274			Stripes (Sunoco)	Mercedes	TX
1275			Stripes (Sunoco)	San Juan	TX
1276			7-Eleven	Edinburg	TX
1277			7-Eleven	San Antonio	TX
1278			7-Eleven	Round Rock	TX
1279			7-Eleven	Austin	TX
1280			7-Eleven	Pflugerville	TX
1281			7-Eleven	Cedar Park	TX
1282			7-Eleven	Austin	TX
1283			7-Eleven	Austin	TX
1284			Goodyear Truck & Tire	Gulfport	MS
1285			CarQuest	Watford City	ND
1286			Dollar General	Cumberland	VA
1287			Dick's Sporting Goods	Avon	IN
1288			Goodyear Truck & Tire	Sulphur Springs	TX
1289			Orchard Supply Hardware	San Jose	CA
1290			Orchard Supply Hardware	San Jose	CA
1291			Orchard Supply Hardware	Pismo Beach	CA
1292			Raising Cane's	Euless	TX
1293			Furr's Family Dining	McAllen	TX
1294			Walgreens	Pueblo	CO
1295			Walgreens	Rapid City	SD
1296			Dollar General	Aberdeen	NC
1297			Raising Cane's	Moore	OK
1298			Mister Car Wash	Bountiful	UT
1299			Mister Car Wash	Salt Lake City	UT
1300			Walgreens	Hamilton	OH
1301			Mister Car Wash	Tucson	AZ
1302			Mister Car Wash	Tucson	AZ
1303			Mister Car Wash	Tucson	AZ

	Multi-Tenant	**	Property	City	State
1304			Caliber Collision	Killeen	TX
1305			Caliber Collision	Copperas Cove	TX
1306			Vacant Property	Lincolnshire	IL
1307			Express Oil Change	Houston	TX
1308			Caliber Collision	Austin	TX
1309			Dollar General	Richmond	VA
1310			Bonefish	Mobile	AL
1311			Carrabba's	Mobile	AL
1312			Carrabba's	Gainesville	FL
1313			Carrabba's	Jacksonville	FL
1314			Carrabba's	Pensacola	FL
1315			Carrabba's	Waldorf	MD
1316			Carrabba's	Canton	MI
1317			Carrabba's	Mason	OH
1318			Carrabba's	Maumee	OH
1319			Carrabba's	Dallas	TX
1320			Fleming's	Akron	OH
1321			Outback	Phoenix	AZ
1322			Outback	Denver	CO
1323			Outback	Venice	FL
1324			Outback	Stockbridge	GA
1325			Outback	Wheaton	IL
1326			Outback	Shreveport	LA
1327			Outback	Largo	MD
1328			Outback	Smithfield	NC
1329			Outback	Copley Township	OH
1330			Outback	Troy	OH
1331			Outback	Mt. Pleasant	SC
1332			Outback	Knoxville	TN
1333			Outback	Conroe	TX
1334			Outback	Lufkin	TX
1335			Outback	Mechanicsville	VA
1336			Outback	Warrenton	VA
1337			Outback	Cheyenne	WY
1338			Raising Cane's	Rowlett	TX
1339			Dave & Buster's	Dallas	TX
1340			Dollar General	Danville	VA
1341			Saltgrass Steakhouse	Cypress	TX
1342			VCA Animal Hospital	Mission	KS

	Multi-Tenant	**	Property	City	State
1343			Logan's Roadhouse	Marion	IL
1344			Dollar General	Cascade	VA
1345			Logan's Roadhouse	Pooler	GA
1346			Mister Car Wash	Cedar Park	TX
1347			Sunbelt Rentals	Dayton	OH
1348			Sunbelt Rentals	Shepherdsville	KY
1349			Logan's Roadhouse	Cullman	AL
1350			Mister Car Wash	Spokane Valley	WA
1351			Dollar General	Sanford	NC
1352			Caliber Collision	Gilbert	AZ
1353			MedExpress Urgent Care	Fairmont	WV
1354			Northern Tool	Asheville	NC
1355			Raising Cane's	Keller	TX
1356			Dollar General	Leland	NC
1357			At Home	Douglasville	GA
1358			At Home	Humble	TX
1359			At Home	Sandston	VA
1360			At Home	Noblesville	IN
1361			Caliber Collision	Tomball	TX
1362			Caliber Collision	Spring	TX
1363			CarQuest	Anchorage	AK
1364			CarQuest	Havre	MT
1365			LA Fitness	South Plainfield	NJ
1366			Express Oil Change	Katy	TX
1367			Dollar General	Sanford	NC
1368			Vacant Property	Chester	VA
1369			Road Ranger	Chicago	IL
1370			Mister Car Wash	Salt Lake City	UT
1371	Multi		Orchard Supply Hardware	Chico	CA
	Multi		Rabobank	Chico	CA
1372			Orchard Supply Hardware	Clovis	CA
1373			Orchard Supply Hardware	San Jose	CA
1374			Orchard Supply Hardware	Pinole	CA
1375			Raising Cane's	Omaha	NE
1376			Dollar General	Richmond	VA
1377			TitleMax	Roanoke	VA
1378			Mister Car Wash	Lilburn	GA
1379			Mister Car Wash	Griffin	GA
1380			Mister Car Wash	Hampton	GA

	Multi-Tenant	**	Property	City	State
1381			Mister Car Wash	College Park	GA
1382			Mister Car Wash	Oxford	AL
1383			Dollar General	Martinsville	VA
1384			Dollar General	Yerington	NV
1385			TitleMax	Fredericksburg	VA
1386			LA Fitness	McDonough	GA
1387			Mister Car Wash	Clermont	FL
1388			Fiery Crab	Gonzales	LA
1389			Mister Car Wash	Springfield	MO
1390			Express Oil Change	Fort Oglethorpe	GA
1391			Mister Car Wash	Lubbock	TX
1392			Mister Car Wash	Lubbock	TX
1393			Mister Car Wash	Lubbock	TX
1394			Mister Car Wash	Abilene	TX
1395			Mister Car Wash	Abilene	TX
1396			Logan's Roadhouse	Madison	AL
1397			KFC	Hampton	VA
1398			KFC	Virginia Beach	VA
1399			KFC	Newport News	VA
1400			KFC	Newport News	VA
1401			KFC	Richmond	VA
1402			KFC	Richmond	VA
1403			KFC	Richmond	VA
1404			KFC	Mechanicsville	VA
1405			KFC	Richmond	VA
1406			KFC	Richmond	VA
1407			KFC	Newport News	VA
1408			Raising Cane's	McKinney	TX
1409			Bell Indiana (Taco Bell)	Evansville	IN
1410			Bell Indiana (Taco Bell)	Indianapolis	IN
1411			Bell Indiana (Taco Bell)	Indianapolis	IN
1412			Bell Indiana (Taco Bell)	Bloomington	IN
1413			Bell Indiana (Taco Bell)	Jasper	IN
1414			Bell Indiana (Taco Bell)	Indianapolis	IN
1415			Bell Indiana (Taco Bell)	Indianapolis	IN
1416			Bell Indiana (Taco Bell)	Edinburgh	IN
1417			Bell Indiana (Taco Bell)	Daleville	IN
1418			Bell Indiana (Taco Bell)	New Castle	IN
1419			Bell Indiana (Taco Bell)	Anderson	IN

	Multi-Tenant	**	Property	City	State
1420			Bell Indiana (Taco Bell)	Owensboro	KY
1421			Bell Indiana (Taco Bell)	Carmel	IN
1422			Bell Indiana (Taco Bell)	Bloomington	IN
1423			Bell Indiana (Taco Bell)	Indianapolis	IN
1424			Bell Indiana (Taco Bell)	Indianapolis	IN
1425			At Home	Greensboro	NC
1426			Wendy's	Port Orchard	WA
1427			Wendy's	Lynnwood	WA
1428			Wendy's	Las Vegas	NV
1429			Wendy's	N. Las Vegas	NV
1430			Wendy's	Indianapolis	IN
1431			Wendy's	Brownsburg	IN
1432			Wendy's	Indianapolis	IN
1433			Wendy's	Indianapolis	IN
1434			Wendy's	Noblesville	IN
1435			Wendy's	Poulsbo	WA
1436			Wendy's	Indianapolis	IN
1437			Wendy's	Fishers	IN
1438			Wendy's	San Antonio	TX
1439			Wendy's	Henderson	NV
1440			Wendy's	San Antonio	TX
1441			Wendy's	Indianapolis	IN
1442			Wendy's	Las Vegas	NV
1443			Wendy's	Everett	WA
1444			Wendy's	San Antonio	TX
1445			Wendy's	Indianapolis	IN
1446			Wendy's	San Antonio	TX
1447			Wendy's	Boerne	TX
1448			Wendy's	Indianapolis	IN
1449			Wendy's	Fishers	IN
1450			Wendy's	Indianapolis	IN
1451			Wendy's	Everett	WA
1452			Wendy's	Converse	TX
1453			Wendy's	Henderson	NV
1454			Wendy's	San Antonio	TX
1455			Wendy's	Las Vegas	NV
1456			Dollar General	Hawthorne	NV
1457			LA Fitness	Tampa	FL
1458			LA Fitness	Phoenix	AZ

	Multi-Tenant	**	Property	City	State
1459			LA Fitness	Indianapolis	IN
1460			LA Fitness	West Dundee	IL
1461			Raising Cane's	Tulsa	OK
1462			Sterling Collision	Lombard	IL
1463			MedExpress Urgent Care	Martinsburg	WV
1464			American Retail Service	Yuma	AZ
1465			American Retail Service	Salem	OR
1466			American Retail Service	Lincoln City	OR
1467			American Family Care	Cullman	AL
1468			Mister Car Wash	Atlanta	GA
1469			Mister Car Wash	Atlanta	GA
1470			Express Oil Change	Marietta	GA
1471			Express Oil Change	Smyrna	GA
1472			TitleMax	Florissant	MO
1473			Pawn America	Fridley	MN
1474			Skechers	Sioux Falls	SD
1475			American Family Care	Woodstock	GA
1476			American Family Care	Pace	FL
1477			American Family Care	Decatur	AL
1478			Camping World	Dover	FL
1479			Saltgrass Steakhouse	Midland	TX
1480			American Family Care	Fairhope	AL
1481			Chili's	Lexington	SC
1482			Chili's	Hutchinson	KS
1483			American Family Care	Dothan	AL
1484			The Beach	Mason	OH
1485			Dollar General	Norfolk	VA
1486			Dollar General	Suffolk	VA
1487			MedExpress Urgent Care	Wheeling	WV
1488			Pawn America	Mankato	MN
1489			Gerber Collision	Garner	NC
1490			American Family Care	Auburn	AL
1491			Sunoco	Baltimore	MD
1492			Sunoco	Pasadena	MD
1493			Sunoco	Perryville	MD
1494			Sunoco	Sterling	VA
1495			Sunoco	Odenton	MD
1496			Sunoco	Sterling	VA
1497			Sunoco	Dumfries	VA

	Multi-Tenant	**	Property	City	State
1498			Sunoco	Baltimore	MD
1499			Sunoco	Bel Air	MD
1500			Sunoco	Reisterstown	MD
1501			Sunoco	Arnold	MD
1502			Sunoco	Chantilly	VA
1503			Sunoco	Owings Mills	MD
1504			Sunoco	Towson	MD
1505			Sunoco	Timonium	MD
1506			Sunoco	Randallstown	MD
1507			Sunoco	Manassas	VA
1508			Sunoco	Baltimore	MD
1509			Sunoco	Baltimore	MD
1510			Sunoco	Herndon	VA
1511			Sunoco	Bethesda	MD
1512			Sunoco	Pasadena	MD
1513			Sunoco	Rockville	MD
1514			Sunoco	Manassas	VA
1515			Sunoco	Glen Burnie	MD
1516			Sunoco	Parkton	MD
1517			Sunoco	Frederick	MD
1518			Sunoco	Baltimore	MD
1519			Sunoco	Dale City	VA
1520			Sunoco	Woodbridge	VA
1521			Sunoco	Edgewood	MD
1522			Sunoco	Severn	MD
1523			Sunoco	Joppa	MD
1524			Sunoco	Baltimore	MD
1525			Sunoco	Gaithersburg	MD
1526			Sunoco	Baltimore	MD
1527			American Family Care	Milton	GA
1528			Caliber Collision	Edmond	OK
1529			American Family Care	Roswell	GA
1530			Mister Car Wash	Urbandale	IA
1531			Raising Cane's	Broken Arrow	OK
1532			American Family Care	Marietta	GA
1533			Dave & Buster's	Livonia	MI
1534			Cheddar's Cafe	Pleasant Prairie	WI
1535			LA Fitness	Irving	TX
1536			The Container Store	Plano	TX

	Multi-Tenant	**	Property	City	State
1537			TitleMax	South Boston	VA
1538			TitleMax	Savannah	GA
1539			SunTrust	Bradenton	FL
1540			SunTrust	Daytona Beach Shores	FL
1541			SunTrust	Deland	FL
1542			SunTrust	Edgewater	FL
1543			SunTrust	Greenacres City	FL
1544			SunTrust	Hialeah	FL
1545			SunTrust	Jacksonville	FL
1546			SunTrust	Jacksonville	FL
1547			SunTrust	Jupiter	FL
1548			SunTrust	Lady Lake	FL
1549			SunTrust	Largo	FL
1550			Bay County Tax Collector	Lynn Haven	FL
1551			SunTrust	Doral	FL
1552			SunTrust	New Port Richey	FL
1553			SunTrust	N Miami Beach	FL
1554			SunTrust	Orlando	FL
1555			SunTrust	Palm Harbor	FL
1556			SunTrust	Punta Gorda	FL
1557			SunTrust	Sebastian	FL
1558			SunTrust	Spring Hill	FL
1559			SunTrust	Spring Hill	FL
1560			SunTrust	Sun City Center	FL
1561			SunTrust	Alpharetta	GA
1562			SunTrust	Alpharetta	GA
1563			SunTrust	Atlanta	GA
1564			SunTrust	Augusta	GA
1565			SunTrust	Conyers	GA
1566			SunTrust	Duluth	GA
1567			SunTrust	Lawrenceville	GA
1568			SunTrust	Marietta	GA
1569			SunTrust	Norcross	GA
1570			SunTrust	Tucker	GA
1571			SunTrust	Bladensburg	MD
1572			Vacant Property	Chestertown	MD
1573			SunTrust	Black Mountain	NC
1574			SunTrust	Greensboro	NC
1575			SunTrust	Huntersville	NC

	Multi-Tenant	**	Property	City	State
1576			SunTrust	Kannapolis	NC
1577			SunTrust	Kernersville	NC
1578			SunTrust	Roxboro	NC
1579			SunTrust	Spartanburg	SC
1580			SunTrust	Alexandria	VA
1581			SunTrust	Lightfoot	VA
1582			SunTrust	Mechanicsville	VA
1583			SunTrust	Richmond	VA
1584			SunTrust	Richmond	VA
1585			SunTrust	Richmond	VA
1586			SunTrust	Roanoke	VA
1587			SunTrust	South Boston	VA
1588			Bishop Family Insurance Agency	Spotsylvania	VA
1589			SunTrust	Virginia Beach	VA
1590			Advance Auto Parts	Orchard Park	NY
1591			Advance Auto Parts	Salt Lake City	UT
1592			Advance Auto Parts	Morrisville	NC
1593			CarQuest	San Antonio	TX
1594			CarQuest	San Antonio	TX
1595			Raising Cane's	Oklahoma City	OK
1596			Insurance Auto Auctions	New Orleans	LA
1597			Dollar General	Irving	NY
1598			CarQuest	Jackson	MS
1599			Mister Car Wash	Houston	TX
1600			Mister Car Wash	Houston	TX
1601			Mister Car Wash	Humble	TX
1602			Mister Car Wash	Spring	TX
1603			Mister Car Wash	Houston	TX
1604			Mister Car Wash	Houston	TX
1605			Mister Car Wash	Houston	TX
1606			Mister Car Wash	Katy	TX
1607			Raising Cane's	Oklahoma City	OK
1608			Denny's (Co. Owned)	Akron	OH
1609			Cheddar's Cafe	Liberty	MO
1610			American Family Care	Columbus	GA
1611			Bell Indiana (Taco Bell)	Connersville	IN
1612			Bell Indiana (Taco Bell)	Linton	IN
1613			Bell Indiana (Taco Bell)	Owensboro	KY
1614			MedExpress Urgent Care	Huntington	WV

	Multi-Tenant	**	Property	City	State
1615			Saltgrass Steakhouse	Port Arthur	TX
1616			American Family Care	Birmingham	AL
1617			Bell Missouri (Taco Bell)	St. Louis	MO
1618			Bell Missouri (Taco Bell)	Eureka	MO
1619			Bell Missouri (Taco Bell)	St. Louis	MO
1620			Bell Missouri (Taco Bell)	Maryland Heights	MO
1621			Bell Missouri (Taco Bell)	Granite City	IL
1622			Bell Missouri (Taco Bell)	St. Charles	MO
1623			Bell Missouri (Taco Bell)	O'Fallon	MO
1624			Bell Missouri (Taco Bell)	Arnold	MO
1625			Bell Missouri (Taco Bell)	Hazelwood	MO
1626			Bell Missouri (Taco Bell)	O'Fallon	MO
1627			Bell Missouri (Taco Bell)	St. Louis	MO
1628			Bell Missouri (Taco Bell)	Edwardsville	IL
1629			Bell Missouri (Taco Bell)	East Alton	IL
1630			Bell Missouri (Taco Bell)	Collinsville	IL
1631			MedExpress Urgent Care	Anderson	IN
1632			MedExpress Urgent Care	Terre Haute	IN
1633			Natural Grocers	Coeur D'Alene	ID
1634			Camping World	Grain Valley	MO
1635			Mister Car Wash	Tucson	AZ
1636			Raising Cane's	Owasso	OK
1637			Advance Auto Parts	Crestview	FL
1638			LA Fitness	Royal Oak	MI
1639			Camping World	Lubbock	TX
1640			Logan's Roadhouse	Hopkinsville	KY
1641			Dollar General	Oakfield	NY
1642			Advance Auto Parts	Depew	NY
1643			Vacant Property	Wyoming	MI
1644			AMC Theatre	Fayetteville	NC
1645			TitleMax	O'Fallon	MO
1646			Camping World	Olive Branch	MS
1647			American Family Care	Calera	AL
1648			KFC	Ahoskie	NC
1649			KFC	Elizabeth City	NC
1650			Dollar General	Holland	NY
1651			LA Fitness	St. Louis Park	MN
1652			Gander Outdoors	Greenfield	IN
1653			Saltgrass Steakhouse	McAllen	TX

	Multi-Tenant	**	Property	City	State
1654			KFC	Brownsville	TX
1655			KFC	Brownsville	TX
1656			KFC	Copperas Cove	TX
1657			KFC	Eagle Pass	TX
1658			KFC	Edinburg	TX
1659			KFC	Harker Heights	TX
1660			KFC	Harlingen	TX
1661			KFC	Jacksonville	TX
1662			KFC	Killeen	TX
1663			KFC	Waco	TX
1664			KFC	Laredo	TX
1665			KFC	Marshall	TX
1666			KFC	McAllen	TX
1667			KFC	Mission	TX
1668			KFC	S Padre Island	TX
1669			KFC	Palestine	TX
1670			KFC	Pharr	TX
1671			KFC	Rio Grande City	TX
1672			KFC	San Benito	TX
1673			KFC	Temple	TX
1674			KFC	Tyler	TX
1675			KFC	Waco	TX
1676			KFC	Weslaco	TX
1677			KFC	Del Rio	TX
1678			Mattress Firm	Plainfield	IN
1679			Advance Auto Parts	Sherman	TX
1680			Insurance Auto Auctions	E Dundee	IL
1681			Mister Car Wash	Rochester	MN
1682			Mister Car Wash	Tucson	AZ
1683			Vacant Property	Saginaw	MI
1684			Family Dollar	Spring	TX
1685			Dollar General	Jeffersonville	IN
1686			Family Dollar	Richmond	TX
1687			Advance Auto Parts	Richmond	VA
1688			Black Rock Grill	Tampa	FL
1689			Mattress Firm	Fayetteville	AR
1690			Popeye's	Randallstown	MD
1691			Raising Cane's	Longview	TX
1692			Camping World	Cedar Falls	IA

	Multi-Tenant	**	Property	City	State
1693			Rite Aid	Dowagiac	MI
1694			American Family Care	Athens	AL
1695			Buck's	Glendale Heights	IL
1696			Rite Aid	Clinton Twp	MI
1697			Saltgrass Steakhouse	College Station	TX
1698			American Family Care	Panama City Beach	FL
1699			Quaker Steak & Lube	Mentor	OH
1700			Starplex Theatre	Southington	CT
1701			American Family Care	Gadsden	AL
1702			Express Oil Change	Cypress	TX
1703			Raising Cane's	Georgetown	TX
1704			Bell Carolina (Taco Bell)	Fayetteville	NC
1705			Bell Carolina (Taco Bell)	Jacksonville	NC
1706			Bell Carolina (Taco Bell)	Fayetteville	NC
1707			Bell Carolina (Taco Bell)	Hope Mills	NC
1708			Bell Carolina (Taco Bell)	Fayetteville	NC
1709			Bell Carolina (Taco Bell)	Midway Park	NC
1710			Bell Carolina (Taco Bell)	Jacksonville	NC
1711			Bell Carolina (Taco Bell)	Fayetteville	NC
1712			Bell Carolina (Taco Bell)	Fayetteville	NC
1713			Bell Carolina (Taco Bell)	Fayetteville	NC
1714			Bell Carolina (Taco Bell)	Fayetteville	NC
1715			Bell Carolina (Taco Bell)	Lumberton	NC
1716			Bell Carolina (Taco Bell)	Wilmington	NC
1717			Bell Carolina (Taco Bell)	Fayetteville	NC
1718			Bell Carolina (Taco Bell)	Jacksonville	NC
1719			Bell Carolina (Taco Bell)	Leland	NC
1720			Bell Carolina (Taco Bell)	Fayetteville	NC
1721			Bell Carolina (Taco Bell)	Pembroke	NC
1722			Bell Carolina (Taco Bell)	Saint Pauls	NC
1723			Bell Carolina (Taco Bell)	Spring Lake	NC
1724			Bell Carolina (Taco Bell)	Whiteville	NC
1725			Bell Carolina (Taco Bell)	Shallotte	NC
1726			Bell Carolina (Taco Bell)	Holly Ridge	NC
1727			Bell Carolina (Taco Bell)	Wilmington	NC
1728			Bell Carolina (Taco Bell)	Wilmington	NC
1729			Bell Carolina (Taco Bell)	Jacksonville	NC
1730			The Juicy Seafood Restaurant	Muscle Shoals	AL
1731			7-Eleven	Belpre	OH

	Multi-Tenant	**	Property	City	State
1732			7-Eleven	Charleston	WV
1733			7-Eleven	Charleston	WV
1734			7-Eleven	Clarksburg	WV
1735			7-Eleven	Mannington	WV
1736			7-Eleven	Parkersburg	WV
1737			7-Eleven	Parkersburg	WV
1738			7-Eleven	Weston	WV
1739			Applebee's	Angola	IN
1740			Arby's	Indianapolis	IN
1741			Arby's	Indianapolis	IN
1742			Chuck E. Cheese's	Huntsville	AL
1743			Steak N Shake	South Bend	IN
1744			ARCO ampm	Soldotna	AK
1745			Wendy's	Lexington Park	MD
1746			Affordable Care	Asheville	NC
1747			Affordable Care	Conover	NC
1748			Affordable Care	Wilmington	NC
1749			Affordable Care	Poland	OH
1750			Chuck E. Cheese's	Saginaw	MI
1751			DaVita Dialysis	Columbus	OH
1752			Fresenius Medical Care	Rockford	MI
1753			Kroger	Elkhart	IN
1754			LaPetite Academy	Albuquerque	NM
1755			LaPetite Academy	Moore	OK
1756			LaPetite Academy	Oklahoma City	OK
1757			LaPetite Academy	Ft. Worth	TX
1758	Multi		Vacant Property	Anderson	SC
	Multi		Verizon Wireless	Anderson	SC
1759			Circle K (Kangaroo Express)	Havelock	NC
1760			Vacant Property	Statesville	NC
1761	Multi		H&R Block	Bristol	VA
	Multi		Verizon Wireless	Bristol	VA
1762			Express Mart	Thomasville	NC
1763			Dollar General	LaFayette	LA
1764			Dollar General	Youngsville	LA
1765			Family Dollar	Huntsville	AL
1766			Family Dollar	Bartlesville	OK
1767			Family Dollar	Tulsa	OK
1768			Jiffy Lube	Barrington	IL

	Multi-Tenant	**	Property	City	State
1769			Jiffy Lube	Berwyn	IL
1770			Jiffy Lube	Bolingbrook	IL
1771			Jiffy Lube	Burbank	IL
1772			Jiffy Lube	Romeoville	IL
1773			Jiffy Lube	Auburn	MA
1774			Jiffy Lube	Ayer	MA
1775			Jiffy Lube	Worcester	MA
1776			Jiffy Lube	Plattsburgh	NY
1777			Chuck E. Cheese's	Birmingham	AL
1778			Chuck E. Cheese's	Yuma	AZ
1779			Chuck E. Cheese's	El Centro	CA
1780			Chuck E. Cheese's	Foothill Ranch	CA
1781			Chuck E. Cheese's	Englewood	CO
1782			Chuck E. Cheese's	Littleton	CO
1783			Chuck E. Cheese's	Jacksonville	FL
1784			Chuck E. Cheese's	Alpharetta	GA
1785			Chuck E. Cheese's	Atlanta	GA
1786			Chuck E. Cheese's	Kennesaw	GA
1787			Chuck E. Cheese's	Norcross	GA
1788			Chuck E. Cheese's	Savannah	GA
1789			Chuck E. Cheese's	Batavia	IL
1790			Chuck E. Cheese's	Ft. Wayne	IN
1791			Chuck E. Cheese's	Olathe	KS
1792			Chuck E. Cheese's	Topeka	KS
1793			Chuck E. Cheese's	Wichita	KS
1794			Chuck E. Cheese's	Alexandria	LA
1795			Chuck E. Cheese's	Lake Charles	LA
1796			Chuck E. Cheese's	Sterling Heights	MI
1797			Chuck E. Cheese's	Horn Lake	MS
1798			Chuck E. Cheese's	Hickory	NC
1799			Chuck E. Cheese's	Albuquerque	NM
1800			Chuck E. Cheese's	Miamisburg	OH
1801			Chuck E. Cheese's	Sharonville	OH
1802			Chuck E. Cheese's	Oklahoma City	OK
1803			Chuck E. Cheese's	Columbia	SC
1804			Chuck E. Cheese's	Greenville	SC
1805			Chuck E. Cheese's	North Charleston	SC
1806			Chuck E. Cheese's	Cordova	TN
1807			Chuck E. Cheese's	Austin	TX

	Multi-Tenant	**	Property	City	State
1808			Chuck E. Cheese's	Conroe	TX
1809			Chuck E. Cheese's	Denton	TX
1810			Chuck E. Cheese's	Garland	TX
1811			Chuck E. Cheese's	Grand Prairie	TX
1812			Chuck E. Cheese's	Grapevine	TX
1813			Chuck E. Cheese's	Katy	TX
1814			Chuck E. Cheese's	Killeen	TX
1815			Chuck E. Cheese's	Longview	TX
1816			Chuck E. Cheese's	Midland	TX
1817			Chuck E. Cheese's	N. Richland Hills	TX
1818			Chuck E. Cheese's	San Antonio	TX
1819			Chuck E. Cheese's	San Antonio	TX
1820			Chuck E. Cheese's	Sugarland	TX
1821			Chuck E. Cheese's	Wichita Falls	TX
1822			Chuck E. Cheese's	Roanoke	VA
1823			Chuck E. Cheese's	Virginia Beach	VA
1824			Chuck E. Cheese's	Madison	WI
1825			Chuck E. Cheese's	Racine	WI
1826			At Home	Greenville	SC
1827			American Family Care	Fort Oglethorpe	GA
1828			Bed Bath & Beyond	Colonie	NY
1829			Dave & Buster's	Euless	TX
1830			Mattress Firm	Pocatello	ID
1831			OfficeMax	Weatherford	TX
1832			Northern Tool	Spartanburg	SC
1833			Fikes Wholesale	Jarrell	TX
1834			Fikes Wholesale	Hearne	TX
1835			Fikes Wholesale	Liberty Hill	TX
1836			Fikes Wholesale	Gladewater	TX
1837			Fikes Wholesale	Waco	TX
1838			Fikes Wholesale	Rosebud	TX
1839			Fikes Wholesale	Temple	TX
1840			Fikes Wholesale	Killeen	TX
1841			Vacant Property	Montgomery	AL
1842			Movie Tavern Theatre	Covington	LA
1843			Gerber Collision	Estero	FL
1844			At Home	Hilliard	OH
1845			Saltgrass Steakhouse	Lewisville	TX
1846			Sleep Number	Tucson	AZ

	Multi-Tenant	**	Property	City	State
1847			Mattress Firm	South Jordan	UT
1848			AMC Theatre	Albuquerque	NM
1849			Movie Tavern Theatre	Baton Rouge	LA
1850			Outback	Fultondale	AL
1851			Natural Grocers	Independence	MO
1852			Harbor Freight Tools	Plainfield	IN
1853			Dollar Tree	Marietta	GA
1854			Saltgrass Steakhouse	Waco	TX
1855			LA Fitness	Pompano Beach	FL
1856			Cinemark	Altoona	IA
1857			American Family Care	Enterprise	AL
1858			Gerber Collision	Tucson	AZ
1859			Gerber Collision	Tucson	AZ
1860			Taco Bueno	Moore	OK
1861			Saltgrass Steakhouse	Odessa	TX
1862			Express Oil Change	Boaz	AL
1863			Express Oil Change	Rainbow City	AL
1864			Express Oil Change	Gadsden	AL
1865			Arby's	Madison	GA
1866			Bandana's BBQ	St. Peters	MO
1867			Burger King	Colorado Springs	CO
1868			Burger King	Farmington	ME
1869			Burger King	Durham	NC
1870			Burger King	Durham	NC
1871			Burger King	Clifton Park	NY
1872			Arby's	Muncie	IN
1873			Burger King	Yakima	WA
1874			Captain D's	Tupelo	MS
1875			Raising Cane's	Houston	TX
1876			Dairy Queen	Lubbock	TX
1877			Denny's (Franchisee)	Moab	UT
1878			Vacant Property	Orange Park	FL
1879			Golden Corral	Pensacola	FL
1880			Golden Corral	Davenport	IA
1881			Hardee's	Warrenton	NC
1882			Verizon Wireless	Amherst	NY
1883			Pizza Hut	Bowie	TX
1884			Taco Cabana	Austin	TX
1885			Vacant Property	Houston	TX

	Multi-Tenant	**	Property	City	State
1886			Taco Cabana	San Antonio	TX
1887			Wendy's	Lincoln Park	MI
1888			Vacant Property	North Canton	OH
1889			Wendy's	Roanoke	VA
1890			LA Fitness	San Antonio	TX
1891			Vacant Property	Spokane	WA
1892			Vacant Property	West Bend	WI
1893			Express Oil Change	Seffner	FL
1894			Big Sky Mattress	Helena	MT
1895			Road Ranger	Loves Park	IL
1896			Road Ranger	Bensenville	IL
1897			Gander Outdoors	Lakeville	MN
1898			Burger King	Fairfield	OH
1899			Captain D's	Ft. Worth	TX
1900			Camping World	Anniston	AL
1901			Camping World	Akron	OH
1902			Camping World	Richmond	IN
1903			TitleMax	Crest Hill	IL
1904			TitleMax	St. Louis	MO
1905			Burlington Coat Factory	Chesterfield	MO
1906			Bell Carolina (Taco Bell)	Swansboro	NC
1907			Mattress Firm	Muncie	IN
1908			Mattress Firm	Kentwood	MI
1909			Express Oil Change	Madison	AL
1910			Express Oil Change	Huntsville	AL
1911			Express Oil Change	Huntsville	AL
1912			AMC Theatre	West Jordan	UT
1913			Buck's	Omaha	NE
1914			Main Event	San Antonio	TX
1915			Main Event	Oklahoma City	OK
1916			Main Event	Tulsa	OK
1917			Buck's	Council Bluffs	IA
1918			Mattress Firm	Sandusky	OH
1919			At Home	San Antonio	TX
1920			Jack in the Box	Mansfield	TX
1921			KFC	Vero Beach	FL
1922			KFC	Sebastian	FL
1923			KFC	Lake Wales	FL
1924			KFC	Ft Pierce	FL

	Multi-Tenant	**	Property	City	State
1925			KFC	Ft Pierce	FL
1926			KFC	Port St Lucie	FL
1927			KFC	Columbia	MO
1928			KFC	Belton	MO
1929			KFC	Oak Grove	MO
1930			KFC	Port St Lucie	FL
1931			KFC	Excelsior Springs	MO
1932			KFC	Cameron	MO
1933			LA Fitness	Tacoma	WA
1934			Camping World	Syracuse	NY
1935			Camping World	Marion	NC
1936			LA Fitness	Plymouth	MI
1937			LA Fitness	Antioch	CA
1938			MedExpress Urgent Care	Rogers	AR
1939			MedExpress Urgent Care	Russellville	AR
1940			MedExpress Urgent Care	Benton	AR
1941			Mattress Firm	Fort Collins	CO
1942			Goodyear Truck & Tire	Walcott	IA
1943			Frisch's Big Boy	Middletown	OH
1944			Frisch's Big Boy	Franklin	OH
1945			Frisch's Big Boy	Dayton	OH
1946			Frisch's Big Boy	Dayton	OH
1947			Frisch's Big Boy	Cincinnati	OH
1948			Frisch's Big Boy	Cincinnati	OH
1949			Frisch's Big Boy	Cincinnati	OH
1950			Frisch's Big Boy	Cincinnati	OH
1951			Frisch's Big Boy	Franklin	OH
1952			Frisch's Big Boy	Dayton	OH
1953			Frisch's Big Boy	Hamilton	OH
1954			Frisch's Big Boy	Englewood	OH
1955			Frisch's Big Boy	Dayton	OH
1956			Frisch's Big Boy	Greensburg	IN
1957			Frisch's Big Boy	New Albany	IN
1958			Frisch's Big Boy	Lawrenceburg	IN
1959			Frisch's Big Boy	Dayton	OH
1960			Frisch's Big Boy	Gahanna	OH
1961			Frisch's Big Boy	Cincinnati	OH
1962			Frisch's Big Boy	Washington	OH
1963			Frisch's Big Boy	Cincinnati	OH

	Multi-Tenant	**	Property	City	State
1964			Frisch's Big Boy	Cold Spring	KY
1965			Frisch's Big Boy	Hillsboro	OH
1966			Frisch's Big Boy	Louisville	KY
1967			Frisch's Big Boy	Cincinnati	OH
1968			Frisch's Big Boy	Shepherdsville	KY
1969			Frisch's Big Boy	Loveland	OH
1970			Frisch's Big Boy	Milford	OH
1971			Frisch's Big Boy	Groveport	OH
1972			Frisch's Big Boy	Urbana	OH
1973			Frisch's Big Boy	Bethel	OH
1974			Frisch's Big Boy	Lexington	KY
1975			Frisch's Big Boy	Fairborn	OH
1976			Frisch's Big Boy	Harrison	OH
1977			Frisch's Big Boy	Springfield	OH
1978			Frisch's Big Boy	Louisville	KY
1979			Frisch's Big Boy	Cincinnati	OH
1980			Frisch's Big Boy	Hamilton	OH
1981			Frisch's Big Boy	Cincinnati	OH
1982			Frisch's Big Boy	Cincinnati	OH
1983			Frisch's Big Boy	Erlanger	KY
1984			Frisch's Big Boy	Cincinnati	OH
1985			Frisch's Big Boy	Burlington	KY
1986			Frisch's Big Boy	Cincinnati	OH
1987			Frisch's Big Boy	Miamisburg	OH
1988			Frisch's Big Boy	Fairfield	OH
1989			Frisch's Big Boy	Loveland	OH
1990			Frisch's Big Boy	Cincinnati	OH
1991			Frisch's Big Boy	Florence	KY
1992			Frisch's Big Boy	Mason	OH
1993			Frisch's Big Boy	Xenia	OH
1994			Frisch's Big Boy	Troy	OH
1995			Frisch's Big Boy	Batavia	OH
1996			Frisch's Big Boy	Florence	KY
1997			Frisch's Big Boy	Lebanon	OH
1998			Frisch's Big Boy	Winchester	KY
1999			Frisch's Big Boy	Dayton	OH
2000			Frisch's Big Boy	Independence	KY
2001			Frisch's Big Boy	Heath	OH
2002			Frisch's Big Boy	Cincinnati	OH

	Multi-Tenant	**	Property	City	State
2003			Frisch's Big Boy	Lexington	KY
2004			Frisch's Big Boy	Cincinnati	OH
2005			Frisch's Big Boy	Eaton	OH
2006			Frisch's Big Boy	Maysville	KY
2007			Frisch's Big Boy	Covington	KY
2008			Frisch's Big Boy	Cincinnati	OH
2009			Frisch's Big Boy	Wilmington	OH
2010			Frisch's Big Boy	Cincinnati	OH
2011			Frisch's Big Boy	Fort Mitchell	KY
2012			Frisch's Big Boy	Grove City	OH
2013			Frisch's Big Boy	Lancaster	OH
2014			Frisch's Big Boy	Tipp City	OH
2015			Frisch's Big Boy	Middletown	OH
2016			Frisch's Big Boy	Marysville	OH
2017			Goodyear Truck & Tire	S. Beloit	IL
2018			MedExpress Urgent Care	Hot Springs	AR
2019			Insurance Auto Auctions	Bergen	NY
2020			Camping World	Jackson	MS
2021			Bob's Discount Furniture	Merrillville	IN
2022			Mister Car Wash	Brooklyn Park	MN
2023			MedExpress Urgent Care	Salina	KS
2024			KFC	Lisle	IL
2025			KFC	Lockport	IL
2026			KFC	Yorkville	IL
2027			KFC	Sandwich	IL
2028			Captain D's	Kingsland	GA
2029			Walgreens	Durham	NC
2030			Charleston Auto Auction	Moncks Corner	SC
2031			Goodyear Truck & Tire	Eloy	AZ
2032			MedExpress Urgent Care	Lehigh Acres	FL
2033			Jack's	Blounstville	AL
2034			Saltgrass Steakhouse	Lubbock	TX
2035			Jack's	Centre	AL
2036			Jack's	Collinsville	AL
2037			Jack's	Demopolis	AL
2038			Jack's	Hanceville	AL
2039			Jack's	Geraldine	AL
2040			Jack's	Guin	AL
2041			Jack's	Holly Pond	AL

	Multi-Tenant	**	Property	City	State
2042			Jack's	Jasper	AL
2043			Jack's	Ohatchee	AL
2044			Jack's	Scottsboro	AL
2045			Mister Car Wash	Lake Mary	FL
2046			Mister Car Wash	Melbourne	FL
2047			Mister Car Wash	Sanford	FL
2048			Fikes Wholesale	Temple	TX
2049			Fikes Wholesale	Lott	TX
2050			Fikes Wholesale	Hamilton	TX
2051			Fikes Wholesale	Covington	TX
2052			Fikes Wholesale	Salado	TX
2053			Fikes Wholesale	Vernon	TX
2054			Fikes Wholesale	Claude	TX
2055			Captain D's	Dothan	AL
2056			Main Event	Fort Worth	TX
2057			Main Event	Louisville	KY
2058			Main Event	Independence	MO
2059			MedExpress Urgent Care	North Little Rock	AR
2060			Natural Grocers	Oklahoma City	OK
2061			Vacant Property	Garland	TX
2062			MedExpress Urgent Care	Little Rock	AR
2063			Captain D's	Boiling Springs	SC
2064			Main Event	Olathe	KS
2065			Main Event	West Chester	OH
2066			Bell Great Lakes (Taco Bell)	Mundelein	IL
2067			Bell Great Lakes (Taco Bell)	Round Lake Beach	IL
2068			Bell Great Lakes (Taco Bell)	McHenry	IL
2069			Bell Great Lakes (Taco Bell)	Fox Lake	IL
2070			Bell Great Lakes (Taco Bell)	Buffalo Grove	IL
2071			Bell Great Lakes (Taco Bell)	Freeport	IL
2072			Bell Great Lakes (Taco Bell)	Portage	WI
2073			Bell Great Lakes (Taco Bell)	West Baraboo	WI
2074			Bell Great Lakes (Taco Bell)	Monroe	WI
2075			Bell Great Lakes (Taco Bell)	Wisconsin Dells	WI
2076			Bell Great Lakes (Taco Bell)	Rockford	IL
2077			Bell Great Lakes (Taco Bell)	Waukegan	IL
2078			Bell Great Lakes (Taco Bell)	Lake In The Hills	IL
2079			Bell Great Lakes (Taco Bell)	Lindenhurst	IL
2080			Bell Great Lakes (Taco Bell)	Mundelein	IL

	Multi-Tenant	**	Property	City	State
2081			Bell Great Lakes (Taco Bell)	Wheeling	IL
2082			Bell Great Lakes (Taco Bell)	Wauconda	IL
2083			Bell Great Lakes (Taco Bell)	Zion	IL
2084			Bell Great Lakes (Taco Bell)	Winnebago	IL
2085			Bell Great Lakes (Taco Bell)	Roscoe	IL
2086			Bell Great Lakes (Taco Bell)	Lake Delton	WI
2087			Bell Great Lakes (Taco Bell)	Richland Center	WI
2088			Bell Great Lakes (Taco Bell)	South Bend	IN
2089			Bell Great Lakes (Taco Bell)	St. Joseph	MI
2090			Bell Great Lakes (Taco Bell)	Columbia City	IN
2091			Bell Great Lakes (Taco Bell)	Kendallville	IN
2092			Bell Great Lakes (Taco Bell)	Rochester	IN
2093			Bell Great Lakes (Taco Bell)	Knox	IN
2094			Bell Great Lakes (Taco Bell)	Edwardsburg	MI
2095			Bell Great Lakes (Taco Bell)	Nappanee	IN
2096			Bell Great Lakes (Taco Bell)	Dowagiac	MI
2097			Bell Great Lakes (Taco Bell)	Watervliet	MI
2098			Bell Great Lakes (Taco Bell)	Ligonier	IN
2099			Bell Great Lakes (Taco Bell)	Roseland	IN
2100			Bell Great Lakes (Taco Bell)	Elkhart	IN
2101			Bell Great Lakes (Taco Bell)	South Bend	IN
2102			Bell Great Lakes (Taco Bell)	South Bend	IN
2103			Speedy Cash	Chicago	IL
2104			BJ's Wholesale Club	Cape Coral	FL
2105			LA Fitness	Round Rock	TX
2106			Fikes Wholesale	Milton	FL
2107			BJ's Wholesale Club	Voorhees	NJ
2108			Bob Evans	Rio Grande	OH
2109			Bob Evans	Cincinnati	OH
2110			Bob Evans	Cincinnati	OH
2111			Bob Evans	Mentor	OH
2112			Bob Evans	Gahanna	OH
2113			Bob Evans	Indianapolis	IN
2114			Bob Evans	Madison Heights	MI
2115			Bob Evans	Merrillville	IN
2116			Bob Evans	Indianapolis	IN
2117			Bob Evans	Canton	MI
2118			Bob Evans	Lexington	KY
2119			Bob Evans	Brook Park	OH

	Multi-Tenant	**	Property	City	State
2120			Bob Evans	Zanesville	OH
2121			Bob Evans	Mansfield	OH
2122			Bob Evans	Clarksville	IN
2123			Bob Evans	Livonia	MI
2124			Bob Evans	Dearborn	MI
2125			Bob Evans	Perrysburg	OH
2126			Bob Evans	Camby	IN
2127			Bob Evans	Columbus	OH
2128			Bob Evans	Columbus	IN
2129			Bob Evans	Dublin	OH
2130			Bob Evans	Marion	IL
2131			Bob Evans	St. Petersburg	FL
2132			Bob Evans	St. Louis	MO
2133			Bob Evans	Indianapolis	IN
2134			Bob Evans	Ocala	FL
2135			Bob Evans	Clearwater	FL
2136			Bob Evans	Heath	OH
2137			Bob Evans	Saginaw	MI
2138			Bob Evans	Holland	OH
2139			Bob Evans	Cross Lanes	WV
2140			Bob Evans	Medina	OH
2141			Bob Evans	Romulus	MI
2142			Bob Evans	Benton Harbor	MI
2143			Bob Evans	Festus	MO
2144			Bob Evans	Toledo	OH
2145			Bob Evans	Morgantown	WV
2146			Bob Evans	Beckley	WV
2147			Bob Evans	Martinsburg	WV
2148			Bob Evans	Baltimore	MD
2149			Bob Evans	Columbus	OH
2150			Bob Evans	Amherst	NY
2151			Bob Evans	Bel Air	MD
2152			Bob Evans	Somerset	KY
2153			Bob Evans	Frederick	MD
2154			Bob Evans	Watertown	NY
2155			Bob Evans	Blue Springs	MO
2156			Bob Evans	Dublin	OH
2157			Bob Evans	Salisbury	MD
2158			Bob Evans	Fort Wayne	IN

	Multi-Tenant	**	Property	City	State
2159			Bob Evans	Columbia	MO
2160			Bob Evans	Gaylord	MI
2161			Bob Evans	Princeton	WV
2162			Bob Evans	Laurel	MD
2163			Bob Evans	Pickerington	OH
2164			Bob Evans	Logan	WV
2165			Bob Evans	Fairfield	OH
2166			Bob Evans	West Chester	OH
2167			Bob Evans	Woodhaven	MI
2168			Bob Evans	Maumee	OH
2169			Bob Evans	Lewis Center	OH
2170			Bob Evans	Perrysburg	OH
2171			Bob Evans	Lansing	MI
2172			Bob Evans	New Albany	OH
2173			Bob Evans	Jacksonville	FL
2174			Bob Evans	Port Orange	FL
2175			Bob Evans	Greenwood	IN
2176			Bob Evans	Jackson	MI
2177			Bob Evans	Louisville	KY
2178			Bob Evans	Beavercreek	OH
2179			Bob Evans	Groveport	OH
2180			Bob Evans	Chesterfield Twp	MI
2181			Bob Evans	Franklin	IN
2182			Bob Evans	Richmond	IN
2183			Bob Evans	Ashland	KY
2184			Bob Evans	Fort Wayne	IN
2185			Bob Evans	Lewisburg	WV
2186			Bob Evans	Zanesville	OH
2187			Bob Evans	Waldorf	MD
2188			Bob Evans	Powell	OH
2189			Bob Evans	Hillsboro	OH
2190			Bob Evans	London	OH
2191			Bob Evans	Linthicum Heights	MD
2192			Bob Evans	South Bloomfield	OH
2193			Bob Evans	Ocala	FL
2194			Bob Evans	Lakeland	FL
2195			Bob Evans	Clermont	FL
2196			Bob Evans	Fayetteville	WV
2197			Bob Evans	South Euclid	OH

	Multi-Tenant	**	Property	City	State
2198			Bob Evans	Washington C H	OH
2199			Bob Evans	Wilmington	OH
2200			Bob Evans	Oxford	OH
2201			Bob Evans	Greenfield	IN
2202			Bob Evans	Logansport	IN
2203			Bob Evans	Chillicothe	OH
2204			Bob Evans	Jamestown	NY
2205			Bob Evans	Wooster	OH
2206			Bob Evans	Waverly	OH
2207			Bob Evans	Batavia	NY
2208			Bob Evans	Marion	IN
2209			Bob Evans	Canton	MI
2210			Bob Evans	Stafford	VA
2211			Bob Evans	Beachwood	OH
2212			Bob Evans	Coldwater	MI
2213			Bob Evans	Corning	NY
2214			Express Oil Change	Houston	TX
2215			Jack's	Pinson	AL
2216			Jack's	Fyffe	AL
2217			Jack's	Lafayette	AL
2218			Taco Bueno	Flower Mound	TX
2219			MedExpress Urgent Care	Swansea	IL
2220			Express Oil Change	Tampa	FL
2221			XLerate Auto Auction	El Paso	TX
2222			Main Event	Hoffman Estates	IL
2223			Main Event	Suwanee	GA
2224			Main Event	Albuquerque	NM
2225			Natural Grocers	Vancouver	WA
2226			Saltgrass Steakhouse	Baytown	TX
2227			MedExpress Urgent Care	Derby	KS
2228			Sleepy's	Old Saybrook	CT
2229			Sleepy's	Waterford	CT
2230			Sleepy's	Watchung	NJ
2231			Sleepy's	Bay Shore	NY
2232			Sleepy's	Bridgehampton	NY
2233			Sleepy's	Farmingdale	NY
2234			Sleepy's	Huntington Station	NY
2235			Sleepy's	Middletown	NY
2236			Sleepy's	Rockville Centre	NY

	Multi-Tenant	**	Property	City	State
2237			Sleepy's	Hasbrouck Heights	NJ
2238			Sleepy's	Ledgewood	NJ
2239			Sleepy's	Somers Point	NJ
2240			QuikTrip	Fountain Inn	SC
2241			MedExpress Urgent Care	Alton	IL
2242			City Barbeque	Charlotte	NC
2243			Caliber Collision	San Antonio	TX
2244			Caliber Collision	Duluth	GA
2245			MedExpress Urgent Care	Pine Bluff	AR
2246			Harbor Freight Tools	Houma	LA
2247			MedExpress Urgent Care	Collinsville	IL
2248			MedExpress Urgent Care	Wichita	KS
2249			MedExpress Urgent Care	Wichita	KS
2250			Natural Grocers	South Jordan	UT
2251	Multi		Bob's Discount Furniture	North Olmsted	OH
	Multi		Verizon Wireless	North Olmsted	OH
2252			MedExpress Urgent Care	Fort Myers	FL
2253			QuikTrip	Charlotte	NC
2254			Mister Car Wash	Tampa	FL
2255			Sleep Number	Billings	MT
2256			Insurance Auto Auctions	Eminence	KY
2257			Mister Car Wash	Clermont	FL
2258			Insurance Auto Auctions	Meridian	ID
2259			Mattress Firm	Wooster	OH
2260			Saltgrass Steakhouse	Corpus Christi	TX
2261			XLerate Auto Auction	Jenison	MI
2262			Saltgrass Steakhouse	Tyler	TX
2263			Jiffi Stop	Bowen	IL
2264			Jiffi Stop	Jacksonville	IL
2265			Jiffi Stop	Quincy	IL
2266			Jiffi Stop	Barry	IL
2267			Jiffi Stop	Carrollton	IL
2268			Jiffi Stop	Griggsville	IL
2269			Jiffi Stop	Pittsfield	IL
2270			Jiffi Stop	Pleasant Hill	IL
2271			Jiffi Stop	Quincy	IL
2272			Jiffi Stop	Quincy	IL
2273			Jiffi Stop	Springfield	IL
2274			Jiffi Stop	Springfield	IL

	Multi-Tenant	**	Property	City	State
2275			Jiffi Stop	Springfield	IL
2276			Jiffi Stop	Springfield	IL
2277			Jiffi Stop	Taylor	MO
2278			Life Time Fitness	Framingham	MA
2279			Life Time Fitness	Gaithersburg	MD
2280			LA Fitness	Roswell	GA
2281			Express Oil Change	West Point	MS
2282			Main Event	Kansas City	MO
2283			Main Event	Humble	TX
2284			Captain D's	Eastman	GA
2285			Captain D's	Fort Valley	GA
2286			Captain D's	Augusta	GA
2287			Captain D's	Augusta	GA
2288			Captain D's	Perry	GA
2289			Captain D's	Augusta	GA
2290			Captain D's	Augusta	GA
2291			Captain D's	Macon	GA
2292			Insurance Auto Auctions	Flint	MI
2293			MedExpress Urgent Care	Grand Rapids	MI
2294			MedExpress Urgent Care	Naples	FL
2295			QuikTrip	Marietta	GA
2296			Fikes Wholesale	Giddings	TX
2297			Mister Car Wash	Lakeland	FL
2298			XLerate Auto Auction	Lubbock	TX
2299			Fikes Wholesale	Daphne	AL
2300			Fikes Wholesale	Foley	AL
2301			CrossAmerica	Lincolnshire	IL
2302			CrossAmerica	Antioch	IL
2303			CrossAmerica	Spring Grove	IL
2304			CrossAmerica	Grayslake	IL
2305			CrossAmerica	Wauconda	IL
2306			CrossAmerica	Fox Lake	IL
2307			CrossAmerica	Richton Park	IL
2308			CrossAmerica	Rockford	IL
2309			CrossAmerica	Rockford	IL
2310			CrossAmerica	Loves Park	IL
2311			CrossAmerica	Rockford	IL
2312			CrossAmerica	Matteson	IL
2313			CrossAmerica	Joliet	IL

	Multi-Tenant	**	Property	City	State
2314			CrossAmerica	Orland Park	IL
2315			CrossAmerica	Markham	IL
2316			CrossAmerica	Wadsworth	IL
2317			Harbor Freight Tools	McKinney	TX
2318			MedExpress Urgent Care	Duluth	MN
2319			Main Event	Gilbert	AZ
2320			Captain D's	Baton Rouge	LA
2321			LA Fitness	Lakeland	FL
2322			Captain D's	Columbia	SC
2323			Fikes Wholesale	Hewitt	TX
2324			Fikes Wholesale	Belton	TX
2325			Dave & Buster's	Florence	KY
2326			Dave & Buster's	Little Rock	AR
2327			Denny's (Franchisee)	Ft Walton Beach	FL
2328			Mister Car Wash	Wyoming	MI
2329			Mister Car Wash	Grand Rapids	MI
2330			Mister Car Wash	Comstock Park	MI
2331			Mister Car Wash	Grand Rapids	MI
2332			Mister Car Wash	Grand Rapids	MI
2333			Mister Car Wash	Grand Rapids	MI
2334			Pet Paradise	Wesley Chapel	FL
2335			T-Mobile	El Reno	OK
2336			Cobb Theatre	Tallahassee	FL
2337			Roadrunner Markets	Bristol	VA
2338			Roadrunner Markets	Abingdon	VA
2339			Roadrunner Markets	Abingdon	VA
2340			Roadrunner Markets	Asheville	NC
2341			Roadrunner Markets	Asheville	NC
2342			Roadrunner Markets	Columbus	NC
2343			Roadrunner Markets	Columbus	NC
2344			Roadrunner Markets	Landrum	SC
2345			Roadrunner Markets	Asheville	NC
2346			Roadrunner Markets	Chilhowie	VA
2347			Roadrunner Markets	Lebanon	VA
2348			Roadrunner Markets	Waynesville	NC
2349			Roadrunner Markets	Bristol	VA
2350			Roadrunner Markets	Abingdon	VA
2351			Roadrunner Markets	Bristol	VA
2352			Roadrunner Markets	Marion	VA

	Multi-Tenant	**	Property	City	State
2353			Roadrunner Markets	Bristol	VA
2354			Roadrunner Markets	Glade Spring	VA
2355			Roadrunner Markets	Abingdon	VA
2356			Roadrunner Markets	Rural Retreat	VA
2357			Roadrunner Markets	Bristol	VA
2358			Roadrunner Markets	Abingdon	VA
2359			Roadrunner Markets	Lebanon	VA
2360			Taco Bueno	Sulphur Springs	TX
2361			Service King	The Colony	TX
2362			Patient First	Virginia Beach	VA
2363			Patient First	Chesapeake	VA
2364			Express Oil Change	Tupelo	MS
2365			Express Oil Change	Tupelo	MS
2366			Captain D's	Canton	GA
2367			Raising Cane's	Centennial	CO
2368			Captain D's	Milwaukee	WI
2369			Boot Barn	Lake Charles	LA
2370			Carvana	Austin	TX
2371			Captain D's	Sumter	SC
2372			Captain D's	Lugoff	SC
2373			Captain D's	Orangeburg	SC
2374			Captain D's	North Augusta	SC
2375			Camping World	Thornburg	VA
2376			Camping World	Davenport	IA
2377			Heartland Dental	Greer	SC
2378			Bob's Discount Furniture	Wharton	NJ
2379			Cheddar's Cafe	Asheville	NC
2380			Cheddar's Cafe	Morgantown	WV
2381			Cheddar's Cafe	Triadelphia	WV
2382			Sonic	Huntsville	AL
2383			Sonic	Huntsville	AL
2384			Sonic	Prattville	AL
2385			Sonic	Muscle Shoals	AL
2386			Sonic	Athens	AL
2387			Sonic	Phenix City	AL
2388			Sonic	Madison	AL
2389			Sonic	Auburn	AL
2390			Sonic	Columbus	GA
2391			Sonic	Florence	AL

	Multi-Tenant	**	Property	City	State
2392			Sonic	Marion	VA
2393			Sonic	Decatur	AL
2394			Sonic	Huntsville	AL
2395			Sonic	Montgomery	AL
2396			Sonic	Madison	AL
2397			Sonic	Huntsville	AL
2398			Sonic	Florence	AL
2399			Sonic	Columbus	GA
2400			Sonic	Auburn	AL
2401			Sonic	Millbrook	AL
2402			Sonic	Moulton	AL
2403			Sonic	Opelika	AL
2404			Sonic	Hampton Cove	AL
2405			Sonic	Roanoke	VA
2406			Sonic	Montgomery	AL
2407			Sonic	Norton	VA
2408			Sonic	Huntsville	AL
2409			Sonic	Danville	VA
2410			Sonic	Bedford	VA
2411			Sonic	North Tazewell	VA
2412			Sonic	Lanett	AL
2413			Tire Engineers	Amarillo	TX
2414			MedExpress Urgent Care	Hadley	MA
2415			MedExpress Urgent Care	Richmond	VA
2416			Tire Engineers	Lexington	SC
2417			Tire Engineers	Orangeburg	SC
2418			Tire Engineers	Columbia	SC
2419			Tire Engineers	Columbia	SC
2420			Tire Engineers	West Columbia	SC
2421			Cheddar's Cafe	Charlotte	NC
2422			MedExpress Urgent Care	Bemidji	MN
2423			TopGolf	Chesterfield	MO
2424			QuikTrip	Alpharetta	GA
2425			Saltgrass Steakhouse	Oklahoma City	OK
2426			Saltgrass Steakhouse	Pasadena	TX
2427			MedExpress Urgent Care	Hagerstown	MD
2428			Main Event	Highlands Ranch	CO
2429			Kay Jeweler's	Farmington	MO
2430			TopGolf	Tucson	AZ

	Multi-Tenant	**	Property	City	State
2431			Main Event	Avon	OH
2432			QuikTrip	Roswell	GA
2433			Tire Engineers	Pooler	GA
2434			Academy	Baton Rouge	LA
2435			Saltgrass Steakhouse	Sherwood	AR
2436			Harbor Freight Tools	Marion	IN
2437			LA Fitness	Livonia	MI
2438			Saltgrass Steakhouse	Little Rock	AR
2439			Cinemark	Abilene	TX
2440			MedExpress Urgent Care	Jenison	MI
2441			MedExpress Urgent Care	Rochester	MN
2442			Captain D's	Crestview	FL
2443			Herc Rentals	Little Rock	AR
2444			Herc Rentals	Springdale	AR
2445			Herc Rentals	Gilbert	AZ
2446			Herc Rentals	Phoenix	AZ
2447			Herc Rentals	Anaheim	CA
2448			Herc Rentals	Carson	CA
2449			Herc Rentals	Foothill Ranch	CA
2450			Herc Rentals	Roseville	CA
2451			Herc Rentals	San Diego	CA
2452			Herc Rentals	West Sacramento	CA
2453			Herc Rentals	Henderson	CO
2454			Herc Rentals	Lakeland	FL
2455			Herc Rentals	Miami	FL
2456			Herc Rentals	Orlando	FL
2457			Herc Rentals	Pensacola	FL
2458			Herc Rentals	Riviera Beach	FL
2459			Herc Rentals	Sarasota	FL
2460			Herc Rentals	Tampa	FL
2461			Herc Rentals	Athens	GA
2462			Herc Rentals	Augusta	GA
2463			Herc Rentals	Macon	GA
2464			Herc Rentals	Norcross	GA
2465			Herc Rentals	Savannah	GA
2466			Herc Rentals	Boston	MA
2467			Herc Rentals	Baltimore	MD
2468			Herc Rentals	Springfield	MO
2469			Herc Rentals	Richland	MS

	Multi-Tenant	**	Property	City	State
2470			Herc Rentals	Arden	NC
2471			Herc Rentals	Charlotte	NC
2472			Herc Rentals	Fayetteville	NC
2473			Herc Rentals	Greensboro	NC
2474			Herc Rentals	Raleigh	NC
2475			Herc Rentals	Las Vegas	NV
2476			Herc Rentals	Cincinnati	OH
2477			Herc Rentals	Columbus	OH
2478			Herc Rentals	Oklahoma City	OK
2479			Herc Rentals	Austin	TX
2480			Herc Rentals	Beaumont	TX
2481			Herc Rentals	Deer Park	TX
2482			Herc Rentals	Houston	TX
2483			Herc Rentals	Texas City	TX
2484			Herc Rentals	Virginia Beach	VA
2485			Express Oil Change	Canton	GA
2486			Express Oil Change	Jasper	AL
2487			PetSmart	Rock Hill	SC
2488			PetSuites	Chesapeake	VA
2489			Vacant Property	Arvada	CO
2490			Ruby Tuesday	Vidalia	GA
2491			Vacant Property	Leeds	AL
2492			Vacant Property	Columbia	MD
2493			Ruby Tuesday	Orangeburg	SC
2494			Ruby Tuesday	Florence	SC
2495			Ruby Tuesday	St. Augustine	FL
2496			Vacant Property	Ashland	KY
2497			Ruby Tuesday	Kingsland	GA
2498			Vacant Property	Fuquay-Varina	NC
2499			Ruby Tuesday	Austintown	OH
2500			Ruby Tuesday	Jacksonville	FL
2501			Vacant Property	Roanoke	VA
2502			Ruby Tuesday	Troy	AL
2503			Vacant Property	Farmville	VA
2504			Ruby Tuesday	Concord	NC
2505			Ruby Tuesday	Fayetteville	NC
2506			Vacant Property	Athens	AL
2507			Ruby Tuesday	Americus	GA
2508			Ruby Tuesday	New Bern	NC

	Multi-Tenant	**	Property	City	State
2509			Ruby Tuesday	Bedford	VA
2510			Ruby Tuesday	Hopewell	VA
2511			Ruby Tuesday	Inverness	FL
2512			Ruby Tuesday	Big Rapids	MI
2513			Ruby Tuesday	Waterville	ME
2514			Ruby Tuesday	Royal Palm Beach	FL
2515			Ruby Tuesday	New Port Richey	FL
2516			Ruby Tuesday	Zephyrhills	FL
2517			Ruby Tuesday	Lincoln	NE
2518			Ruby Tuesday	North Platte	NE
2519			Ruby Tuesday	Warsaw	IN
2520			Ruby Tuesday	Edinburgh	IN
2521			Ruby Tuesday	Indianapolis	IN
2522			Vacant Property	Terre Haute	IN
2523			Ruby Tuesday	Branson	MO
2524			Dollar General	Daytona Beach Shores	FL
2525			Tire Kingdom	Sanford	FL
2526			Scotchman	Shelby	NC
2527			Scotchman	Rutherfordton	NC
2528			Scotchman	Shelby	NC
2529			Scotchman	Rutherfordton	NC
2530			Scotchman	Rock Hill	SC
2531			Scotchman	Kings Mountain	NC
2532			Scotchman	Hudson	NC
2533			QuikTrip	Concord	NC
2534			Mavis Tire Supply (Mavis Discount Tire)	N. Plainfield	NJ
2535			Mavis Tire Supply (Mavis Discount Tire)	Raritan	NJ
2536			PetSuites	Winter Springs	FL
2537			Mavis Tire Supply (Kauffman Tire)	Alpharetta	GA
2538			Mavis Tire Supply (Kauffman Tire)	Douglasville	GA
2539			Mavis Tire Supply (Kauffman Tire)	McDonough	GA
2540			Mavis Tire Supply (Kauffman Tire)	Lilburn	GA
2541			Mavis Tire Supply (Kauffman Tire)	Alpharetta	GA
2542			Mavis Tire Supply (Kauffman Tire)	Lawrenceville	GA
2543			Mavis Tire Supply (Kauffman Tire)	Covington	GA
2544			Mavis Tire Supply (Kauffman Tire)	Valdosta	GA
2545			Mavis Tire Supply (Kauffman Tire)	Athens	GA
2546			Mavis Tire Supply (Kauffman Tire)	Bradenton	FL
2547			Mavis Tire Supply (Kauffman Tire)	New Port Richey	FL

	Multi-Tenant	**	Property	City	State
2548			Mavis Tire Supply (Kauffman Tire)	Loganville	GA
2549			Mavis Tire Supply (Kauffman Tire)	Stockbridge	GA
2550			Mavis Tire Supply (Kauffman Tire)	Cumming	GA
2551			Mavis Tire Supply (Kauffman Tire)	Lawrenceville	GA
2552			Mavis Tire Supply (Kauffman Tire)	Kennesaw	GA
2553			Mavis Tire Supply (Kauffman Tire)	Marietta	GA
2554			Mavis Tire Supply (Kauffman Tire)	Alpharetta	GA
2555			Mavis Tire Supply (Kauffman Tire)	Hiram	GA
2556			Saltgrass Steakhouse	Tulsa	OK
2557			Mister Car Wash	Columbia Heights	MN
2558			TopGolf	Glendale	AZ
2559			Mavis Tire Supply (Sun Tire)	Orange Park	FL
2560			Mavis Tire Supply (Sun Tire)	Jacksonville	FL
2561			Mavis Tire Supply (Sun Tire)	Jacksonville	FL
2562			Mavis Tire Supply (Sun Tire)	Jacksonville	FL
2563			Mavis Tire Supply (Sun Tire)	Jacksonville	FL
2564			Mavis Tire Supply (Sun Tire)	Tallahassee	FL
2565			Mavis Tire Supply (Sun Tire)	Orange Park	FL
2566			Mavis Tire Supply (Sun Tire)	Jacksonville	FL
2567			Mavis Tire Supply (Sun Tire)	Tallahassee	FL
2568			Mavis Tire Supply (Sun Tire)	Middleburg	FL
2569			Mavis Tire Supply (Sun Tire)	Jacksonville	FL
2570			Mavis Tire Supply (Auto Spot)	Jacksonville	FL
2571			Mavis Tire Supply (Auto Spot)	Jacksonville	FL
2572			Wendy's	Ashland	OH
2573			Wendy's	Ashland	OH
2574			Wendy's	Bellevue	OH
2575			Wendy's	Bluffton	OH
2576			Wendy's	Bucyrus	OH
2577			Wendy's	Millersburg	OH
2578			Wendy's	New Bremen	OH
2579			Wendy's	Norwalk	OH
2580			Wendy's	Ottawa	OH
2581			Wendy's	Parma	OH
2582			Wendy's	Shelby	OH
2583			Wendy's	Upper Sandusky	OH
2584			Wendy's	Willard	OH
2585			Wendy's	Wooster	OH
2586			Wendy's	Wooster	OH

	Multi-Tenant	**	Property	City	State
2587			Wenco HQ	Ashland	OH
2588			Saltgrass Steakhouse	Hoover	AL
2589			BJ's Wholesale Club	Manchester	NH
2590			Harbor Freight Tools	Sandusky	OH
2591			Saltgrass Steakhouse	Covington	LA
2592			E-Z Mart	Ashdown	AR
2593			E-Z Mart	Texarkana	TX
2594			E-Z Mart	Broken Bow	OK
2595			E-Z Mart	Talihina	OK
2596			E-Z Mart	Kilgore	TX
2597			E-Z Mart	Texarkana	AR
2598			E-Z Mart	Andrews	TX
2599			E-Z Mart	Durant	OK
2600			E-Z Mart	Foreman	AR
2601			E-Z Mart	Broken Bow	OK
2602			E-Z Mart	Queen City	TX
2603			E-Z Mart	Pittsburg	TX
2604			E-Z Mart	Broken Arrow	OK
2605			E-Z Mart	Durant	OK
2606			E-Z Mart	Longview	TX
2607			E-Z Mart	Red Oak	OK
2608			E-Z Mart	Nash	TX
2609			E-Z Mart	Davis	OK
2610			E-Z Mart	Texarkana	AR
2611			E-Z Mart	Texarkana	AR
2612			E-Z Mart	Idabel	OK
2613			E-Z Mart	Mineral Wells	TX
2614			E-Z Mart	Monticello	AR
2615			E-Z Mart	Cleburne	TX
2616			E-Z Mart	Gladewater	TX
2617			E-Z Mart	Hugo	OK
2618			E-Z Mart	Spiro	OK
2619			E-Z Mart	McAlester	OK
2620			E-Z Mart	Harrah	OK
2621			E-Z Mart	Hot Springs	AR
2622			E-Z Mart	Arlington	TX
2623			E-Z Mart	Paris	TX
2624			E-Z Mart	Fayetteville	AR
2625			E-Z Mart	Sulphur Springs	TX

	Multi-Tenant	**	Property	City	State
2626			E-Z Mart	Hartshorne	OK
2627			E-Z Mart	Hot Springs	AR
2628			E-Z Mart	Texarkana	AR
2629			E-Z Mart	Longview	TX
2630			E-Z Mart	Little Rock	AR
2631			E-Z Mart	Edmond	OK
2632			E-Z Mart	Texarkana	AR
2633			E-Z Mart	Mountain Home	AR
2634			E-Z Mart	Springdale	AR
2635			E-Z Mart	Mountain Home	AR
2636			E-Z Mart	Little Rock	AR
2637			E-Z Mart	Springdale	AR
2638			E-Z Mart	Lubbock	TX
2639			E-Z Mart	Hot Springs	AR
2640			Big Lots	Webster Groves	MO
2641			Miller's Ale House	Norridge	IL
2642			Saltgrass Steakhouse	The Colony	TX
2643			Express Oil Change	Hurst	TX
2644			Mavis Tire Supply (Kauffman Tire)	Brunswick	GA
2645			Mavis Tire Supply (Kauffman Tire)	Canton	GA
2646			Mavis Tire Supply (Kauffman Tire)	Midland	GA
2647			Mavis Tire Supply (Kauffman Tire)	Cordele	GA
2648			Mavis Tire Supply (DeKalb Tire)	Cumming	GA
2649			Cooper's Hawk	New Lenox	IL
2650			Mavis Tire Supply (Mavis Discount Tire)	Coram	NY
2651			Arby's	Conway	AR
2652			Arby's	Little Rock	AR
2653			Arby's	Fort Smith	AR
2654			Arby's	Siloam Springs	AR
2655			Arby's	Hot Springs	AR
2656			Arby's	Bentonville	AR
2657			Arby's	Cabot	AR
2658			Arby's	Fayetteville	AR
2659			Arby's	Van Buren	AR
2660			Arby's	Sallisaw	OK
2661			Arby's	Greenwood	AR
2662			Arby's	Fayetteville	AR
2663			Arby's	North Little Rock	AR
2664			Arby's	Little Rock	AR

	Multi-Tenant	**	Property	City	State
2665			Arby's	Colorado Springs	CO
2666			Arby's	Fountain	CO
2667			Arby's	Greeley	CO
2668			Arby's	Eagle	ID
2669			Arby's	Independence	MO
2670			Arby's	Mission	KS
2671			Arby's	Harrisonville	MO
2672			Arby's	Kearney	MO
2673			Arby's	Platte City	MO
2674			Arby's	Clinton	MO
2675			Arby's	Topeka	KS
2676			Arby's	Lansing	KS
2677			Arby's	Independence	MO
2678			Arby's	Kansas City	MO
2679			Arby's	Manhattan	KS
2680			Arby's	Shawnee	OK
2681			Arby's	Edmond	OK
2682			Arby's	Midwest City	OK
2683			Arby's	Midwest City	OK
2684			Arby's	Ada	OK
2685			Arby's	Moore	OK
2686			Arby's	Altus	OK
2687			Arby's	Mustang	OK
2688			Arby's	Woodward	OK
2689			Arby's	Lawton	OK
2690			Arby's	Norman	OK
2691			Arby's	Weatherford	OK
2692			Arby's	Guthrie	OK
2693			Arby's	Oklahoma City	OK
2694			Arby's	Moore	OK
2695			Arby's	Newcastle	OK
2696			Arby's	Ardmore	OK
2697			Arby's	Choctaw	OK
2698			Arby's	Pittsburg	KS
2699			Arby's	Harrison	AR
2700			Arby's	Nixa	MO
2701			Arby's	Boonville	MO
2702			Arby's	Neosho	MO
2703			Arby's	Osage Beach	MO

	Multi-Tenant	**	Property	City	State
2704			Arby's	St. Louis	MO
2705			Arby's	Mehlville	MO
2706			Arby's	Edwardsville	IL
2707			Arby's	Jerseyville	IL
2708			Arby's	Godfrey	IL
2709			Arby's	Litchfield	IL
2710			Arby's	Union	MO
2711			Arby's	Vandalia	IL
2712			Arby's	Tulsa	OK
2713			Arby's	Sapulpa	OK
2714			Arby's	Sand Springs	OK
2715			Arby's	Broken Arrow	OK
2716			Arby's	Tulsa	OK
2717			Arby's	Tulsa	OK
2718			Arby's	Claremore	OK
2719			Arby's	Tulsa	OK
2720			Arby's	Muskogee	OK
2721			Arby's	Tulsa	OK
2722			Arby's	Glenpool	OK
2723			Arby's	Wagoner	OK
2724			Arby's	Tulsa	OK
2725			Arby's	Broken Arrow	OK
2726			Arby's	Coffeyville	KS
2727			Arby's	Wichita	KS
2728			Arby's	Hutchinson	KS
2729			Arby's	Hays	KS
2730			Arby's	Arkansas City	KS
2731			Arby's	Derby	KS
2732			Arby's	Wichita	KS
2733			Arby's	El Dorado	KS
2734			Arby's	Hutchinson	KS
2735			Arby's	Wichita	KS
2736			Arby's	Concordia	KS
2737			Arby's	Park City	KS
2738			Sleep Number	Dublin	OH
2739			Joe Hudson's Collision Center	Birmingham	AL
2740			Express Oil Change	Hampton Cove	AL
2741			Harbor Freight Tools	Rogers	AR
2742			Harbor Freight Tools	Casa Grande	AZ

	Multi-Tenant	**	Property	City	State
2743			Harbor Freight Tools	Lake City	FL
2744			Harbor Freight Tools	Palm Harbor	FL
2745			Harbor Freight Tools	Sebring	FL
2746			Harbor Freight Tools	Howell	MI
2747			Harbor Freight Tools	Hillsboro	OH
2748			Harbor Freight Tools	Reynoldsburg	OH
2749			Harbor Freight Tools	Steubenville	OH
2750			Harbor Freight Tools	Troy	OH
2751			Harbor Freight Tools	Warren	OH
2752			Harbor Freight Tools	Zanesville	OH
2753			Mister Car Wash	Colorado Springs	CO
2754			PetSuites	Suwanee	GA
2755			Dave & Buster's	Tampa	FL
2756			Express Oil Change	Dyer	IN
2757			Caliber Collision	Schiller Park	IL
2758			Caliber Collision	Naperville	IL
2759			Caliber Collision	Naperville	IL
2760			Belle Tire	Michigan City	IN
2761			Belle Tire	Midland	MI
2762			Belle Tire	Lapeer	MI
2763			Belle Tire	Lansing	MI
2764			Belle Tire	Muskegon	MI
2765			Belle Tire	Mt. Pleasant	MI
2766			Belle Tire	Northville	MI
2767			Mavis Tire Supply (Mavis Discount Tire)	Clearwater	FL
2768			Camping World	Anderson	CA
2769			Camping World	Oklahoma City	OK
2770			Camping World	Greenwood	IN
2771			Camping World	Lubbock	TX
2772			Camping World	Dothan	AL
2773			Camping World	Bartow	FL
2774			Camping World	Newport News	VA
2775			Mister Car Wash	Atwater	CA
2776			Mister Car Wash	Ceres	CA
2777			Mister Car Wash	Los Banos	CA
2778			Mister Car Wash	Manteca	CA
2779			Mister Car Wash	Merced	CA
2780			Mister Car Wash	Modesto	CA
2781			Mister Car Wash	Modesto	CA

	Multi-Tenant	**	Property	City	State
2782			Mister Car Wash	Patterson	CA
2783			Mister Car Wash	Tracy	CA
2784			Harbor Freight Tools	Louisville	KY
2785			Service First Automotive	Spring	TX
2786			Service First Automotive	Katy	TX
2787			KFC	Florence	KY
2788			KFC	New Boston	OH
2789			KFC	Circleville	OH
2790			KFC	Hillsboro	OH
2791			KFC	Chillicothe	OH
2792			KFC	Marysville	OH
2793			KFC	Findlay	OH
2794			KFC	Wilmington	OH
2795			KFC	Taylor Mill	KY
2796			Herc Rentals	Kansas City	MO
2797			Floor & Decor	Albuquerque	NM
2798			Belle Tire	Gaylord	MI
2799			Express Oil Change	Concord	NC
2800			Jack's	Moulton	AL
2801			Jack's	Addison	AL
2802			Caliber Collision	Pembroke Pines	FL
2803			Caliber Collision	Turnersville	NJ
2804			Caliber Collision	Mansfield	TX
2805			Mavis Tire Supply (Mavis Discount Tire)	Dunedin	FL
2806			Belle Tire	Camby	IN
2807			Belle Tire	Columbus	IN
2808			Belle Tire	Greenfield	IN
2809			Cooper's Hawk	Centerville	OH
2810			Camping World	Alvarado	TX
2811			Caliber Collision	Rockford	IL
2812			KFC	Jackson	OH
2813			Harbor Freight Tools	Las Vegas	NV
2814			Harbor Freight Tools	Henderson	NV
2815			Harbor Freight Tools	Defiance	OH
2816			Sonic	Dalton	GA
2817			Sonic	Chatsworth	GA
2818			Belle Tire	Greenwood	IN
2819			Belle Tire	Cumberland	IN
2820			Joe Hudson's Collision Center	Hampton Cove	AL

	Multi-Tenant	**	Property	City	State
2821			Joe Hudson's Collision Center	Statesboro	GA
2822			Captain D's	Milwaukee	WI
2823			Caliber Collision	Altamonte Springs	FL
2824			TopGolf	Lake Mary	FL
2825			Belle Tire	Plainfield	IN
2826			Boot Barn	Mesquite	TX
2827			Mavis Tire Supply (Mavis Discount Tire)	Buford	GA
2828			Captain D's	Thomasville	GA
2829			Captain D's	Moultrie	GA
2830			Mavis Tire Supply (Mavis Discount Tire)	Rincon	GA
2831			Kent Kwik	Midland	TX
2832			Kent Kwik	Odessa	TX
2833			Mister Car Wash	Deltona	FL
2834			Mister Car Wash	Titusville	FL
2835			Belle Tire	Indianapolis	IN
2836			Belle Tire	Whitestown	IN
2837			Mavis Tire Supply (Mavis Discount Tire)	Dallas	GA
2838			Ollie's Bargain Outlet	Baltimore	MD
2839			Ollie's Bargain Outlet	Sterling	VA
2840			Ollie's Bargain Outlet	Dublin	OH
2841			Ollie's Bargain Outlet	Winchester	VA
2842			Ollie's Bargain Outlet	Lewisville	TX
2843			Ollie's Bargain Outlet	Cuyahoga Falls	OH
2844			Ollie's Bargain Outlet	Merrillville	IN
2845			Ollie's Bargain Outlet	Lafayette	LA
2846			Ollie's Bargain Outlet	Hoover	AL
2847			Belle Tire	Bloomington	IN
2848			Captain D's	Dade City	FL
2849			Express Oil Change	Lafayette	LA
2850			Express Oil Change	Lafayette	LA
2851			Bob's Discount Furniture	Madison	WI
2852			Belle Tire	Petoskey	MI
2853			Belle Tire	Merrillville	IN
2854			Mister Car Wash	Merced	CA
2855			Camping World	Pasco	WA
2856			Caliber Collision	Huntersville	NC
2857			Fikes Wholesale	Crestview	FL
2858			Fikes Wholesale	Fort Walton Beach	FL
2859			Fikes Wholesale	Fort Walton Beach	FL

	Multi-Tenant	**	Property	City	State
2860			Fikes Wholesale	Killeen	TX
2861			Fikes Wholesale	Amarillo	TX
2862			Belle Tire	Lawrence	IN
2863			Ahern Rentals	Richfield	UT
2864			Ahern Rentals	Sacramento	CA
2865			Ahern Rentals	Colorado Springs	CO
2866			Ahern Rentals	Bloomfield	CT
2867			Ahern Rentals	Tampa	FL
2868			Ahern Rentals	Kennesaw	GA
2869			Ahern Rentals	Kansas City	KS
2870			Ahern Rentals	Charlotte	NC
2871			Ahern Rentals	Winston Salem	NC
2872			Ahern Rentals	Albuquerque	NM
2873			Ahern Rentals	Deer Park	NY
2874			Ahern Rentals	Oklahoma City	OK
2875			Ahern Rentals	Columbia	SC
2876			Ahern Rentals	El Paso	TX
2877			Ahern Rentals	Houston	TX
2878			Ahern Rentals	Irving	TX
2879			Ahern Rentals	Lake Dallas	TX
2880			Ahern Rentals	Lubbock	TX
2881			Ahern Rentals	Waco	TX
2882			Ahern Rentals	Cedar City	UT
2883			Ahern Rentals	Salt Lake City	UT
2884			Ahern Rentals	Arlington	WA
2885			Ahern Rentals	Fife	WA
2886			Ahern Rentals	Franksville	WI
2887			At Home	Colorado Springs	CO
2888			At Home	Kissimmee	FL
2889			At Home	O'Fallon	IL
2890			Express Oil Change	Taylors	SC
2891			Mavis Tire Supply (Mavis Discount Tire)	Concord	NC
2892			Harbor Freight Tools	La Mirada	CA
2893			Harbor Freight Tools	Van Nuys	CA
2894			Mavis Tire Supply (Mavis Discount Tire)	Batesburg	SC
2895			Abra Auto Body	Belmont	NC
2896			Joe Hudson's Collision Center	Port Richey	FL
2897			Mavis Tire Supply (Mavis Discount Tire)	Yulee	FL
2898			Harbor Freight Tools	Los Lunas	NM

	Multi-Tenant	**	Property	City	State
2899			Gerber Collision	Kansas City	MO
2900			Mavis Tire Supply (Mavis Discount Tire)	Walkertown	NC
2901			Walgreens	Mint Hill	NC
2902			Walgreens	Charlotte	NC
2903			Harbor Freight Tools	Marble Falls	TX
2904			Gerber Collision	Daytona Beach	FL
2905			Mavis Tire Supply (Mavis Discount Tire)	Hickory	NC
2906			Sonny's BBQ	Spring Hill	FL
2907			Sonny's BBQ	Ocala	FL
2908			Sonny's BBQ	Ocala	FL
2909			Sonny's BBQ	Alachua	FL
2910			Sonny's BBQ	Bushnell	FL
2911			Sonny's BBQ	Belleview	FL
2912			Sonny's BBQ	Jacksonville	FL
2913			Sonny's BBQ	Orange Park	FL
2914			Sonny's BBQ	Jacksonville	FL
2915			Mavis Tire Supply (Mavis Discount Tire)	Oldsmar	FL
2916			PetSuites	Louisville	KY
2917			KFC	Louisville	KY
2918			KFC	Louisville	KY
2919			KFC	Louisville	KY
2920			KFC	Louisville	KY
2921			KFC	Jeffersonville	IN
2922			KFC	Washington	IN
2923			KFC	Bedford	IN
2924			KFC	New Albany	IN
2925			KFC	New Albany	IN
2926			KFC	Madison	IN
2927			KFC	North Vernon	IN
2928			KFC	Chicopee	MA
2929			BJ's Wholesale Club	Stoughton	MA
2930			BJ's Wholesale Club	Auburn	MA
2931			Mister Car Wash	Dinuba	CA
2932			Mister Car Wash	Hanford	CA
2933			Mister Car Wash	Porterville	CA
2934			Mister Car Wash	Hanford	CA
2935			Mister Car Wash	Porterville	CA
2936			Mister Car Wash	Tulare	CA
2937			Mister Car Wash	Delano	CA

	Multi-Tenant	**	Property	City	State
2938			Belle Tire	Fishers	IN
2939			Belle Tire	Brownsburg	IN
2940			Mavis Tire Supply (Mavis Discount Tire)	Spring Hill	FL
2941			XLerate Auto Auction	Obetz	OH
2942			Harbor Freight Tools	Bay City	MI
2943			Allsup's	Hobbs	NM
2944			Allsup's	Portales	NM
2945			Allsup's	Hobbs	NM
2946			Allsup's	Brownwood	TX
2947			Allsup's	Abilene	TX
2948			Allsup's	Cisco	TX
2949			Allsup's	Lovington	NM
2950			Allsup's	Lovington	NM
2951			Allsup's	Bowie	TX
2952			Allsup's	Hobbs	NM
2953			Allsup's	Hobbs	NM
2954			Allsup's	Canyon	TX
2955			Allsup's	Clovis	NM
2956			Allsup's	Snyder	TX
2957			Allsup's	Silverton	TX
2958			Allsup's	Denver City	TX
2959			Allsup's	Carlsbad	NM
2960			Allsup's	Artesia	NM
2961			Allsup's	Carlsbad	NM
2962			Allsup's	Friona	TX
2963			Allsup's	Stephenville	TX
2964			Allsup's	Comanche	TX
2965			Allsup's	Carlsbad	NM
2966			Allsup's	Azle	TX
2967			Allsup's	Clovis	NM
2968			Allsup's	Abilene	TX
2969			Allsup's	Roswell	NM
2970			Allsup's	Rio Rancho	NM
2971			Allsup's	Santa Fe	NM
2972			Allsup's	Santa Fe	NM
2973			Allsup's	Abilene	TX
2974			Allsup's	San Angelo	TX
2975			Allsup's	Stephenville	TX
2976			Allsup's	Plains	TX

	Multi-Tenant	**	Property	City	State
2977			Allsup's	Plainview	TX
2978			Allsup's	Clarendon	TX
2979			Allsup's	San Angelo	TX
2980			Express Oil Change	Richmond Hill	GA
2981			Captain D's	Pell City	AL
2982			Mavis Tire Supply (Mavis Discount Tire)	West Hempstead	NY
2983			Belle Tire	Terre Haute	IN
2984			Belle Tire	Lafayette	IN
2985			Belle Tire	West Lafayette	IN
2986			Express Oil Change	Magnolia	TX
2987			Express Oil Change	Allen	TX
2988			Joe Hudson's Collision Center	Louisville	KY
2989			Jack's	Greensboro	AL
2990			Jack's	Section	AL
2991			Express Oil Change	Gilbert	AZ
2992			Express Oil Change	Peoria	AZ
2993			Express Oil Change	Tempe	AZ
2994			Ollie's Bargain Outlet	Roanoke	VA
2995			Heartland Dental	Columbia	SC
2996			Gerber Collision	Woodstock	GA
2997			Express Oil Change	Fort Payne	AL
2998			Express Oil Change	Jasper	AL
2999			Express Oil Change	Moody	AL
3000			Express Oil Change	Birmingham	AL
3001			Express Oil Change	Birmingham	AL
3002			Express Oil Change	Sylacauga	AL
3003			Cooper's Hawk	Avon	IN
3004			Gerber Collision	Pensacola	FL
3005			Joe Hudson's Collision Center	Cullman	AL
3006			Service King	Chicago Heights	IL
3007			Service King	Alsip	IL
3008			Service King	Orland Park	IL
3009			Service King	Tinley Park	IL
3010			Service King	Highland	IN
3011			Service King	Schererville	IN
3012			Captain D's	Oxford	AL
3013			Caliber Collision	Muncie	IN
3014			Ahern Rentals	Tolleson	AZ
3015			Ahern Rentals	Menifee	CA

	Multi-Tenant	**	Property	City	State
3016			Ahern Rentals	Oxnard	CA
3017			Ahern Rentals	Denver	CO
3018			Ahern Rentals	Forest Park	GA
3019			Ahern Rentals	Carlin	NV
3020			Ahern Rentals	North Las Vegas	NV
3021			Ahern Rentals	Raleigh	NC
3022			Ahern Rentals	Austin	TX
3023			Ahern Rentals	McKinney	TX
3024			Ahern Rentals	Harvey	LA
3025			Kent Kwik	Midland	TX
3026			Kent Kwik	Midland	TX
3027			Wendy's	West Helena	AR
3028			Wendy's	Bastrop	LA
3029			Wendy's	Tallulah	LA
3030			Wendy's	Monroe	LA
3031			Wendy's	Winnsboro	LA
3032			Wendy's	Monroe	LA
3033			Wendy's	Shreveport	LA
3034			Wendy's	Jackson	MS
3035			Wendy's	Byram	MS
3036			Wendy's	Laurel	MS
3037			Wendy's	Ridgeland	MS
3038			Wendy's	Batesville	MS
3039			Wendy's	West Point	MS
3040			Wendy's	Flowood	MS
3041			Wendy's	Philadelphia	MS
3042			Wendy's	Vicksburg	MS
3043			Wendy's	Columbus	MS
3044			Wendy's	Bay Saint Louis	MS
3045			Wendy's	Forest	MS
3046			Wendy's	Hazlehurst	MS
3047			Wendy's	Tupelo	MS
3048			Wendy's	Hattiesburg	MS
3049			Wendy's	Yazoo City	MS
3050			Wendy's	Corinth	MS
3051			Wendy's	Columbia	MS
3052			Wendy's	Ridgeland	MS
3053			Wendy's	Clarksdale	MS
3054			Wendy's	Tupelo	MS

	Multi-Tenant	**	Property	City	State
3055			Wendy's	Indianola	MS
3056			Wendy's	Wiggins	MS
3057			Wendy's	Pontotoc	MS
3058			Wendy's	Meridian	MS
3059			Wendy's	Tupelo	MS
3060			Wendy's	Louisville	MS
3061			Wendy's	Booneville	MS
3062			Wendy's	Pascagoula	MS
3063			Wendy's	Moss Point	MS
3064			Wendy's	Holly Springs	MS
3065			Wendy's	Hattiesburg	MS
3066			Wendy's	Pearl	MS
3067			Jiffy Lube	Fort Smith	AR
3068			Jiffy Lube	Bentonville	AR
3069			Jiffy Lube	Springdale	AR
3070			Jiffy Lube	Normal	IL
3071			Jiffy Lube	Huntley	IL
3072			Jiffy Lube	Sycamore	IL
3073			Jiffy Lube	Nicholasville	KY
3074			Jiffy Lube	Joplin	MO
3075			Jiffy Lube	Springfield	MO
3076			Jiffy Lube	Rochester	NY
3077			Jiffy Lube	Hamburg	NY
3078			Jiffy Lube	Irondequoit	NY
3079			Jiffy Lube	Grand Chute	WI
3080			Jiffy Lube	Plover	WI
3081			Jiffy Lube	Somers (Kenosha)	WI
3082			Jiffy Lube	Machesney Park	IL
3083			Joe Hudson's Collision Center	Hoover	AL
3084			KFC	Erie	PA
3085			Wendy's	New Kensington	PA
3086			Fuel Up	Chambersburg	PA
3087			Fuel-On	Emporium	PA
3088			Fuel-On	Johnsonburg	PA
3089			Fuel-On	St. Marys	PA
3090			Uni-Mart	Wilkes-Barre	PA
3091			Uni-Mart	Wilkes-Barre	PA
3092			Uni-Mart	Williamsport	PA
3093			Uni-Mart	Punxsutawney	PA

	Multi-Tenant	**	Property	City	State
3094			Uni-Mart	East Brady	PA
3095			Kwik Pik	Bear Creek	PA
3096			Uni-Mart	Port Vue	PA
3097			Kwik Pik	Coraopolis	PA
3098			Kwik Pik	Bear Creek Township	PA
3099			Uni-Mart	Mountaintop	PA
3100			Kwik Pik	Mercersburg	PA
3101			Kwik Pik	New Florence	PA
3102			Kwik Pik	Ellwood City	PA
3103			Fuel-On	Pittsburgh	PA
3104			Uni-Mart	Effort	PA
3105			Kwik Pik	Plainfield	PA
3106			Kwik Pik	Lewisberry	PA
3107			Kwik Pik	Hastings	PA
3108			Kwik Pik	Beech Creek	PA
3109			Kwik Pik	Leeper	PA
3110			Kwik Pik	Reynoldsville	PA
3111			Kwik Pik	Curwensville	PA
3112			Uni-Mart	Punxsutawney	PA
3113			Kwik Pik	Philipsburg	PA
3114			Kwik Pik	Jersey Shore	PA
3115			Vacant Property	Hermitage	PA
3116			Pep Boys	Cornwell Heights	PA
3117			Pep Boys	Philadelphia	PA
3118			Pep Boys	Quakertown	PA
3119			Patient First	York	PA
3120			Patient First	Mechanicsburg	PA
3121			Outback	Coraopolis	PA
3122			MedExpress Urgent Care	Pittsburgh	PA
3123			MedExpress Urgent Care	Hermitage	PA
3124			MedExpress Urgent Care	Hanover	PA
3125			MedExpress Urgent Care	Latrobe	PA
3126			MedExpress Urgent Care	Mt. Pleasant	PA
3127			Mister Car Wash	Ephrata	PA
3128			Mister Car Wash	York	PA
3129			Mister Car Wash	Lancaster	PA
3130			Mister Car Wash	Sinking Spring	PA
3131			LA Fitness	Greensburg	PA
3132			Cinemark	McCandless	PA

	Multi-Tenant	**	Property	City	State
3133			7-Eleven	New Castle	PA
3134			7-Eleven	N. Belle Vernon	PA
3135			Steak N Shake	Munhall	PA
3136			BP	Jeannette	PA
3137			MedExpress Urgent Care	Connellsville	PA
3138			Bob Evans	Erie	PA
3139			Bob Evans	Moon Township	PA
3140			Bob Evans	Pittsburgh	PA
3141			Bob Evans	Erie	PA
3142			Bob Evans	Lancaster	PA
3143			Bob Evans	Washington	PA
3144			Bob Evans	Harborcreek	PA
3145			Bob Evans	New Castle	PA
3146			Sleepy's	Dickson City	PA
3147			Sleepy's	Montgomeryville	PA
3148			Sleepy's	Whitehall	PA
3149			MedExpress Urgent Care	Quakertown	PA
3150			Movie Tavern Theatre	Allentown	PA
3151			Camping World	Apollo	PA
3152			Ollie's Bargain Outlet	Media	PA
3153			Ollie's Bargain Outlet	Pennsdale	PA
3154			XLerate Auto Auction	Corry	PA
3155			Harbor Freight Tools	Monaca	PA
3156			Harbor Freight Tools	Cranberry	PA
3157		**	Natural Grocers	Sedona	AZ
3158		**	Natural Grocers	Flagstaff	AZ
3159		**	Natural Grocers	Steamboat Springs	CO
3160		**	Natural Grocers	Missoula	MT
3161		**	Natural Grocers	Helena	MT

SCHEDULE 6.1.(g)

Indebtedness and Guaranties; Total Liabilities

[See attached.]

National Retail Properties, Inc.
Schedule 6.1.(g) - Debt & Guaranties
March 31, 2021
(dollars in thousands)

Unsecured Notes Payable

		Original		Net	Outstanding	Stated	Effective	Maturity
Notes	Issue Date	Principal	Discount	Price	Balance	Rate	Rate	Date

2024	May 2014	350,000	707	349,293	350,000	3.900%	3.924%	June 2024
2025	October 2015	400,000	964	399,036	400,000	4.000%	4.029%	November 2025
2026	December 2016	350,000	3,860	346,140	350,000	3.600%	3.733%	December 2026
2027	September 2017	400,000	1,628	398,372	400,000	3.500%	3.548%	October 2027
2028	September 2018	400,000	2,848	397,152	400,000	4.300%	4.388%	October 2028
2030	March 2020	400,000	1,288	398,712	400,000	2.500%	2.536%	April 2030
2048	September 2018	300,000	4,239	295,761	300,000	4.800%	4.890%	October 2048
2050	March 2020	300,000	6,066	293,934	300,000	3.100%	3.205%	April 2050
2051	March 2021	450,000	8,406	441,594	450,000	3.500%	3.602%	April 2051

		3,350,000	30,006	3,319,994	3,350,000

Mortgage Payable*

	Maturity	Initial	Outstanding	Stated
Entered	Date	Principal	Balance	Rate

November 2014	June 2024	15,151	11,257	5.230%

*Date entered represents the date that NNN acquired real estate subject to a mortgage securing a loan.
Initial balance and outstanding principal balance includes unamortized premium.

SCHEDULE 6.1.(h)

Litigation

None.

SCHEDULE 6.1.(r)

Affiliate Transactions

None.

SCHEDULE 6.1.(x)

Unencumbered Assets

See Schedule 6.1.(f).

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of , 20 (the
“Agreement”) by and among (the “Assignor”),
(the “Assignee”)[, NATIONAL RETAIL PROPERTIES, INC. (the
“Borrower”)]1 and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Assignor is a Lender under that certain Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among [National Retail Properties, Inc. (the “Borrower”)] [the Borrower], the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the [Borrower and the] Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a)Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of , 20 (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $ interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Note, and the other Loan Documents (representing % in respect of the aggregate amount of all Lenders’ Commitments), including without limitation, a principal amount of outstanding Revolving Loans equal to $ , all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Revolving Loans and all commitment and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment, the obligation to pay the Agent amounts due in respect of draws under Letters of Credit as required under Section 2.3(j) of the

___________________________
1 Include only if the Borrower’s consent is required under Section 12.6(c) of the Credit Agreement and Section 17 of this Agreement is included.

Exhibit A-1

Credit Agreement and the obligation to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b)The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor from any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any Subsidiary or any other Loan Party, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any Subsidiary or any other Loan Party in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any other Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Documents or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any Subsidiary or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $__________ representing (i) the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby plus (ii) the aggregate amount of payments previously made by Assignor under Section 2.3(j) of the Credit Agreement which have not been repaid and which are being assigned hereby.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee, if any, payable under the applicable provisions of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement (without reduction by any assignments

Exhibit A-2

thereof which have not yet become effective) equal to $ and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $ ; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that, if not already a Lender and to the extent of the Assigned Commitment, it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.11. of the Credit Agreement.

Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Revolving Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

__________________________________________

__________________________________________

Attention:__________________________________
Telephone No.:______________________________
Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Exhibit A-3

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required under Section 12.6(c) of the Credit Agreement, the Borrower, and (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Administrative Agent of the amounts, if any, owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 12.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Administrative Agent under this Agreement shall not be effective unless signed by the Administrative Agent.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Include this Section only if the Borrower’s consent is required under Section 12.6.(c) of the Credit Agreement] Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Revolving Loans made by the Lenders after the date hereof and to receive the commitment and other Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and

Exhibit A-4

delivery of this Agreement, to execute in favor of the Assignee, and if applicable to the Assignor, Notes as required by Section 12.6(c) of the Credit Agreement. Upon receipt by the Assignor of the amounts due the Assignor under Section 2, the Assignor agrees to surrender to the Borrower such Assignor’s Notes. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.]

[Signatures on Following Pages]

Exhibit A-5

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

[Signatures continued on Following Page]

Exhibit A-6

Agreed and Consented to as of the date first written above.

[Include signature of the Borrower only if required under Section
12.6.(c) of the Credit Agreement]

BORROWER:

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

Accepted as of the date first written above.
ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit A-7

EXHIBIT B
FORM OF GUARANTY
THIS GUARANTY dated as of [●], 20[●] executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NATIONAL RETAIL PROPERTIES, INC. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, the Issuing Bank and the Specified Derivatives Providers (the Administrative Agent, the Lenders, the Issuing Bank and the Specified Derivatives Providers, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Guarantied Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower and/or its Subsidiaries;

WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties’ making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the other Guarantied Parties’ making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Guarantied Party under or in connection with the Credit Agreement and any other Loan Document to which the Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Revolving Loans, all Reimbursement Obligations, and the payment of all interest, fees,

Exhibit B-1

charges, reasonable attorneys’ fees and other amounts payable to any Guarantied Party thereunder or in connection therewith; (b) all Specified Derivatives Obligations owing by any Loan Party under any Specified Derivative Contracts (other than any Excluded Swap Obligations); (c) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (e) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)(i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

Exhibit B-2

(e)any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Agent or any Lender;

(k)any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l)any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4. Action with Respect to Guarantied Obligations. The Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations;amend, modify, alter or supplement the Credit Agreement or any other Credit Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Exhibit B-3

Section 6. Covenants. Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Guarantied Parties or any one of them is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Guarantied Parties such additional amount as will result in the receipt by the Guarantied Parties the full amount payable hereunder had such deduction or withholding not occurred or been required.

Exhibit B-4

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Administrative Agent and Requisite Lenders, exercised in their sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, or such Participant or any affiliate of the Administrative Agent, the Issuing Bank, or such Lender to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of such Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature,

Exhibit B-5

scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither of the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17. WAIVER OF JURY TRIAL.

(a) EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY AGREES THAT THE FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE LOANS, THE LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN

Exhibit B-6

DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Credit Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 12.7 of the Credit Agreement.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 1:00 p.m. Pacific time, on the date one Business Day after demand therefor.

Exhibit B-7

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at the address for notices provided for in the Credit Agreement, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability. Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by the Credit Agreement or financed thereby.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 8.5 of the Credit Agreement.

Section 30. Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

Exhibit B-8

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

SECTION 31. NO NOVATION.

THE PARTIES HERETO HAVE ENTERED INTO THIS GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF THAT CERTAIN GUARANTY DATED AS OF MAY 25, 2011 (AS AMENDED AND IN EFFECT IMMEDIATELY PRIOR TO THE DATE HEREOF, THE “EXISTING GUARANTY”). THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE GUARANTORS UNDER OR IN CONNECTION WITH THE EXISTING GUARANTY.

Section 32. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Specified Derivatives Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until termination of this Guaranty in accordance with Section 20 hereof. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signatures on Following Page]

Exhibit B-9

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[NAME OF GUARANTOR]

By:
Name:
Title:

Address for Notices for all Guarantors:

[c/o National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: Chief Financial Officer
Telecopy Number: (407) 650-1044
Telephone Number: (407) 650-1230
With a copy to:
c/o National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: General Counsel
Telecopy Number: (321) 206-2138
Telephone Number: (407) 650-1115]

Exhibit B-10

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of , , executed and delivered by
, a (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NATIONAL RETAIL PROPERTIES, INC. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Lenders and the Issuing Bank (the Administrative Agent, the Lenders and the Issuing Bank, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Guarantied Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Provider may from time to time enter into Specified Derivatives Contracts with the Borrower and/or its Subsidiaries;

WHEREAS, New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the New Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties’ making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, New Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Guarantied Parties’ continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated [●], 20[●] (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”) made by each of the “Guarantors” party thereto in favor of the Administrative Agent for the benefit of the Guarantied Parties and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

Exhibit B-11

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b) makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c) consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

Exhibit B-12

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: Chief Financial Officer
Telecopy Number: (407) 650-1044
Telephone Number: (407) 650-1230
With a copy to:
National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: General Counsel
Telecopy Number: (321) 206-2138
Telephone Number: (407) 650-1115

Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit B-13

EXHIBIT C

FORM OF NOTICE OF BORROWING

, 20

Wells Fargo Bank, National Association
600 South 4th St., 8th Floor
Minneapolis, Minnesota 55415
Attention: Megan Thompson
Telephone: 612-478-3771
Email: megan.thompson2@wellsfargo.com

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $ .

2.The Borrower requests that such Revolving Loans be made available to the Borrower [on , 20 ][as a Same-Day Borrowing].

3.The Borrower hereby requests that the requested Revolving Loans all be of the following Type:

[Check one box only]
Base Rate Loans
Same-Day LIBOR Loans (bearing interest at the LIBOR Market Index Rate)
LIBOR Loans, with an initial Interest Period for a duration of:
[Check one box only]
1 week
1 month
3 months
6 months

4.The proceeds of this borrowing of Revolving Loans will be used for the following purpose: .

5.The Borrower requests that the proceeds of this borrowing of Revolving Loans be made available to the Borrower by .

Exhibit C-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and none of the limits specified in Section 2.15. would be violated after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

, 20

Wells Fargo Bank, National Association
600 South 4th St., 8th Floor
Minneapolis, Minnesota 55415
Attention: Megan Thompson
Telephone: 612-478-3771
Email: megan.thompson2@wellsfargo.com

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.8. of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.The proposed date of such Continuation is , 20 .

2.The aggregate principal amount of the Loans subject to the requested Continuation is $_________________________ and was originally borrowed by the Borrower on , 20__.

3.The portion of such principal amount subject to such Continuation is $____________________________.

4.The current Interest Period for each of the Loans subject to such Continuation ends on , 20__.

5.The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]

1 week
1 month
3 months
6 months

[Continued on next page]

Exhibit D-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

, 20

Wells Fargo Bank, National Association
600 South 4th St., 8th Floor
Minneapolis, Minnesota 55415
Attention: Megan Thompson
Telephone: 612-478-3771
Email: megan.thompson2@wellsfargo.com

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.09. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.The proposed date of such Conversion is , 20 .

2.The Loans to be Converted pursuant hereto are currently:

[Check one box only]

Base Rate Loans
LIBOR Loans

3.The aggregate principal amount of Loans subject to the requested Conversion is $______________ and was originally borrowed by the Borrower on _______________, 20__

4.The portion of such principal amount subject to such Conversion is $_____________________.

Exhibit E-1

5.The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

Base Rate Loans
Same-Day LIBOR Loans (bearing interest at the LIBOR Market Index Rate)
LIBOR Loans, with an initial Interest Period for a duration of:

[Check one box only]

1 week
1 month
3 months
6 months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Default or Event of Default exists or will exist.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

Exhibit E-2

EXHIBIT F

SUSTAINABILITY METRIC DEFINITIONS

“Corporate Rating Score” means the “ISS Corporate Rating” (with a range of “A+” to “D-” , with “A+” being “higher” than “D-”) assigned to the Borrower by ISS in respect of the Borrower for the Test Period ending on a Measurement Date.

    “Corporate Rating Score Compliant” means, in respect of any Measurement Date, the Borrower obtains a Corporate Rating Score for the Test Period ending on such Measurement Date that is equal to or higher than the Corporate Rating Score which corresponds to the Measurement Date set forth in the chart contained in the definition of Sustainability Metric Threshold (e.g., as of the December 5, 2021 Measurement Date, obtaining a Corporate Rating Score of D+ or higher).

“ESG Score” means the numerical amount, equal to the sum of the scores assigned to the Borrower by ISS for “Governance”, “Environmental” and “Social” (each on a scale of 1-10, with 1 being “lower” than 10) in respect of the Borrower for the Test Period ending on a Measurement Date.

    “ESG Compliant” means, in respect of any Measurement Date, the Borrower obtains an ESG Score for the Test Period ending on such Measurement Date that is equal to or lower than the ESG Score which corresponds to the Measurement Date set forth in the chart contained in the definition of Sustainability Metric Threshold (e.g., for the Measurement Date ending December 5, 2021, obtaining an ESG Score of 11 or lower).

“Measurement Date” means any date set forth in the chart contained in the definition of Sustainability Metric Threshold under the column titled “Measurement Date”.

“ISS” means Institutional Shareholder Services, Inc.

“Sustainability Metric Compliant” means, in respect of any Measurement Date, the Borrower is ESG Compliant or Corporate Rating Score Compliant.

“Sustainability Metric Threshold” means, as of any Measurement Date set forth in the chart below, the corresponding thresholds set forth under the columns titled “ESG Score” and “Corporate Rating Score”.

	Sustainability Metric Threshold
Measurement Date	ESG Score	Corporate Rating Score
December 5, 2021	11	D+
December 5, 2022	10	C-
December 5, 2023	9	C
December 5, 2024	8	C+
December 5, 2025	7	B-
“Test Period” means the immediately preceding twelve-month period ending on December 5 of a calendar year.

Exhibit F-1

EXHIBIT G

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: NATIONAL RETAIL PROPERTIES, INC.
Administrative Agent: WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR ITSELF AND ON BEHALF OF THE LENDERS

Loan: Loan number 1001642-1 made pursuant to that certain Second Amended and Restated Credit Agreement by and among the Borrower, financial institutions from time to time party thereto, the Administrative Agent, and the other parties thereto, as amended from time to time

Effective Date: June 23, 2021

Check applicable box:

•New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
•Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)    to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)    to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)    to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursements of Loan Proceeds at Origination/Closing
Closing Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers: Disbursement Requests for Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Disbursement Exhibit. All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE    FOLLOWING    SECTION    IF    NO    DEPOSITS    INTO    WFB    ACCOUNTS    AT ORIGINATION/CLOSING
ADD LINES FOR ADDITIONAL DEPOSIT ACCOUNT INFORMATION IF NECESSARY

Direct Deposit: Disbursement Requests for Closing Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination
Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers: Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.
DELETE    FOLLOWING    SECTION    IF    NO    DEPOSITS    INTO    WFB    ACCOUNTS    AT ORIGINATION/CLOSING

ADD LINES FOR ADDITIONAL DEPOSIT ACCOUNT INFORMATION IF NECESSARY

Direct Deposit: Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

NATIONAL RETAIL PROPERTIES, INC.

By:_______________________ Name:
Title:

G-

Additional Terms and Conditions to the Disbursement Instruction Agreement
Definitions. The following capitalized terms shall have the meanings set forth below:

"Authorized Representative" means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

"Receiving Bank" means the financial institution where a Receiving Party maintains its account.

"Receiving Party" means the ultimate recipient of funds pursuant to a Disbursement Request.

"Restricted Account" means an account at Wells Fargo Bank, National Association, associated with the Loan to which Borrower's access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Administrative Agent must receive Disbursement Requests in writing. Verbal requests are not accepted. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent's customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or prohibited by government authority; (iii) cause Administrative Agent to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower's requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent's control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent or Borrower knew or should have known the likelihood of these damages in any situation. Administrative Agent makes no representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY LENDER IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by

Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower's name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party's name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank's name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Loan Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent's confirmation to Borrower of such Disbursement. If Administrative Agent is notified that it did not disburse the full amount requested in a Disbursement Request, Administrative Agent's sole liability will be to promptly disburse the amount of the stated deficiency. If Administrative Agent disburses an amount in excess of the amount requested in a Disbursement Request, Administrative Agent will only be liable for such excess amount to the extent that Borrower does not receive the benefit of such amount.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower's request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

CLOSING EXHIBIT
WIRE INSTRUCTIONS

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

G-8

SUBSEQUENT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT H

FORM OF REVOLVING NOTE
$___________ __________, 20__

FOR VALUE RECEIVED, the undersigned, NATIONAL RETAIL PROPERTIES, INC. (the“Borrower”) hereby unconditionally promises to pay to the order of ___________________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 600 South 4th St., 8th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ____________________ AND /100 DOLLARS ($ ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.

This Note is one of the Revolving Notes referred to in the Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

[This Note is intended to be an amendment and restatement of, and is given in replacement of, that certain Revolving Note dated , 20__ issued by the Borrower in favor of the Lender (the “Prior Note”) and is not intended to be, and shall not be construed to be, a novation of any of the obligations owing under or in connection with the Prior Note. By its acceptance hereof, the Lender agrees to return to the Borrower, or to destroy, the Prior Note.]

Exhibit H-1
IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:
Name: _____________________
Title: ______________________

Exhibit H-2
SCHEDULE OF REVOLVING LOANS

This Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Interest Rate	Maturity Date of Loan	Amount Paid of Prepaid	Unpaid Principal Amount	Notation Made By

Exhibit H-3

EXHIBIT I
[RESERVED]

Exhibit I-1

EXHIBIT J

FORM OF SUSTAINABILITY GRID NOTICE

    , 20

Wells Fargo Bank, National Association
600 South 4th St., 8th Floor Minneapolis, Minnesota 55415 Attention: Megan Thompson Telephone: 612-478-3771
Email: megan.thompson2@wellsfargo.com

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to the terms of the Credit Agreement, the undersigned hereby certifies, in such person’s corporate and not individual capacity, to the Administrative Agent that:

The Borrower hereby certifies the following for the Measurement Date ending December 5,
20[__]:

1.The ESG Score for the Test Period is [    ].

2.The Corporate Rating Score for the Test Period is [    ].

3.The Sustainability Metric Threshold for the Measurement Date is:
a.ESG Score: [    ]; and/or
b.Corporate Rating Score: [    ].

As such, the undersigned herby certifies that the Borrower is Sustainability Metric Compliant as of the Measurement Date.

[Signature on Following Page]

Exhibit J-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Sustainability Grid Notice in his/her corporate capacity as an authorized officer and not individually as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:_____________________________ Name:________________________
Title:

Exhibit J-2

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

______________________, 20___

Reference is made to the Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

1.The undersigned is the________________________of the Borrower.

2.The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

3.To the best of such officer’s knowledge, information and belief after due inquiry, no Default or Event of Default exists as of the date of this Compliance Certificate [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

4.The representations and warranties made or deemed made by the Borrower and the other Loan Parties in the Credit Agreement and the other Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

5.Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower and its Subsidiaries were in compliance with the covenants contained in Sections 9.1. and 9.2. of the Credit Agreement.

6.Attached hereto as Schedule 2 is a report setting forth (a) a description of all Properties acquire during such fiscal quarter, including the net operating income of each such Property, acquisition costs and related mortgage debt and (b) all Unencumbered Assets at the end of such fiscal quarter.

[Signatures on Following Page]

Exhibit K-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

_______________________________________
Name:_______________________
Title: _______________________

Exhibit K-2

Schedule 1

Financial Covenant Compliance
[Calculations to be attached]

Exhibit K-3

Schedule 2

Properties and Unencumbered Assets
[Report to be Attached]

Exhibit K-4

EXHIBIT L
[RESERVED]

Exhibit L-1

EXHIBIT M
[RESERVED]

Exhibit M-1

EXHIBIT N-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.11. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:             Name:     Title:

Date:    , 20

Exhibit N-1-1

EXHIBIT N-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.11. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:_____________________
Title: _____________________

Date: , 20

Exhibit N-2-1

EXHIBIT N-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.11. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W- 8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:_____________________
Title: _____________________

Date: , 20

Exhibit N-3-1

EXHIBIT N-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.11. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:_____________________
Title: _____________________

Date: , 20

Exhibit N-4-1